Exhibit 99.2

EXECUTION COPY

LOAN AGREEMENT AND GUARANTY

by and among

FOSTER WHEELER LLC,

FOSTER WHEELER USA CORPORATION,

FOSTER WHEELER NORTH AMERICA CORP.,

FOSTER WHEELER ENERGY CORPORATION,

and

FOSTER WHEELER INC.

as Borrowers,

THE GUARANTORS THAT ARE SIGNATORIES HERETO,

as Guarantors

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

MORGAN STANLEY & CO. INCORPORATED,

as the Collateral Agent,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as the Administrative Agent, Documentation Agent,

Syndication Agent, Sole Lead Arranger

and

Sole Lead Bookrunner,

Dated as of March 24, 2005

LOAN AGREEMENT AND GUARANTY

THIS LOAN AGREEMENT AND GUARANTY (this “Agreement”), is entered into as of March 24, 2005 by and among, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and one ore more as the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., a Delaware corporation, as the administrative agent (in such capacity, “Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., a Delaware corporation, as the documentation agent, syndication agent, sole lead arranger and sole lead bookrunner for the Lenders (in such capacities, “Lead Arranger”), MORGAN STANLEY & CO. INCORPORATED, as the collateral agent (in such capacity, “Collateral Agent”; and together with Administrative Agent and Lead Arranger, “Agents” and each an “Agent”), FOSTER WHEELER LLC, a Delaware limited liability company (“Parent”), FOSTER WHEELER USA CORPORATION, a Delaware corporation, FOSTER WHEELER NORTH AMERICA CORP., a Delaware corporation, FOSTER WHEELER ENERGY CORPORATION, a Delaware corporation, and FOSTER WHEELER INC., a Delaware corporation (together with the Parent, the “Borrowers”; and each a “Borrower”) and the subsidiaries of the Parent party hereto as “Guarantors.”

The parties agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Account” means an “account” (as such term is defined in Article 9 of the Code), and any and all supporting obligations in respect thereof.

“Account Debtor” means each Person who is obligated on an Account, chattel paper, or a General Intangible.

“Administrative Agent” means Morgan Stanley, solely in its capacities as administrative agent hereunder, and any successor thereto.

“Administrative Borrower” has the meaning set forth in Section 17.10.

“Advances” has the meaning set forth in Section 2.1(a).

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise.

“Agent Advances” has the meaning set forth in Section 2.2(e)(i).

“Agent-Related Persons” means each Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Administrative Agent identified on Schedule A-1.

“Agents” has the meaning set forth in the preamble to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Aggregate L/C Facility B Commitment Reduction” means, as of any date of determination, the sum of (a) the aggregate amount of the L/C Facility B Advances deemed made pursuant to Section 2.12(a), at any time after the date of the execution and delivery of this Agreement through but not including such date of determination and (b) the amount of any reduction in the L/C Facility B Commitment pursuant to Section 2.3(d) or (e).

“Applicable Law” means, in the context that refers to one or more Persons, those Laws that apply to that Person or Persons or its or their business, undertaking, property or securities.

“Applicable L/C Facility B Prepayment Percentage” means, as of any date of determination, with respect to the L/C Facility B, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to (but not including) the date that is the 12-month anniversary of the Closing Date, 3.00%, (b) during the period from and including the date that is the 12-month anniversary of the Closing Date up to (but not including) the date that is the 24-month anniversary of the Closing Date, 2.00%, and (c) during the period from and including the date that is the 24-month anniversary of the Closing Date up to (but not including) the Maturity Date, 1.00%.

“Applicable L/C Facility B Prepayment Premium” means, as of any date of determination, with respect to the L/C Facility B, an amount equal to the Applicable L/C Facility B Prepayment Percentage times the amount of (a) the L/C Facility B Amount minus (b) the amount of any reduction in the L/C Facility B Commitment pursuant to Section 2.3(d) or (e).

“Applicable Revolver Facility Prepayment Percentage” means, as of any date of determination, with respect to the Revolver Facility, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to (but not including) the date that is the 12-month anniversary of the Closing Date, 3.00%, (b) during the period from and including the date that is the 12-month anniversary of the Closing Date up to (but not including) the date that is the 24-month anniversary of the Closing Date, 2.00%, and (c) during the period from and including the date that is the 24-month anniversary of the Closing Date up to (but not including) the Maturity Date, 1.00%.

“Applicable Revolver Facility Prepayment Premium” means, as of any date of determination, with respect to the Revolver Facility, an amount equal to the Applicable Revolver Facility Prepayment Percentage times the amount of (a) the Maximum Revolver L/C Facility Amount minus (b) the amount of any reduction in the Revolver Commitment pursuant to Section 2.3(d) or (e).

“Asset Sale” means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Borrower Party or any Subsidiary of a Borrower Party of any asset, including, without limitation, any Sale-Leaseback Transaction, whether or not involving a capital lease, but excluding (a) dispositions of inventory, equipment or materials in the ordinary course of business, (b) dispositions of Cash Equivalents and cash payments otherwise permitted under this Agreement, (c) dispositions to any Borrower Party, (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (e) licenses, on a non-exclusive basis (or solely with respect to any territory where neither Parent nor any Subsidiary of Parent is doing business, on an exclusive basis), of Intellectual Property Rights in the ordinary course of business, (f) licenses, on a non-exclusive basis, of Intellectual Property Rights between and among Borrower Parties and their Subsidiaries to the extent otherwise permitted under Section 7.13; (g) dispositions pursuant to a Foreign Securitization Transaction permitted under Section 7.1(j), (h) the sale of substantially all of the assets or Stock of any Joint Venture or Subsidiary, whose assets consist solely of any construction project if sold within 2 years of commencement of operations of such construction project in the ordinary course of business and consistent with past practices, (i) any dispositions of assets with an aggregate fair market value of less than $1,000,000 in any 12 month period, (j) the sale of Stock or other interests comprising a minority interest in any Subsidiary organized or doing business in a jurisdiction that requires ownership by a Person located in such jurisdiction, but only to the extent so required, and (k) subleases of real property in the ordinary course of business.  To the extent that, in connection with a reduction in the proportionate interest of any Borrower Party or any Subsidiary of a Borrower Party in a Joint Venture, such Borrower Party or such Subsidiary receives Net Cash Proceeds (determined as if such transaction were an Asset Sale), then such transaction shall be treated as an Asset Sale to the extent of such Net Cash Proceeds.

“Asset Sale Notice of Reinvestment” has the meaning set forth in Section 2.3(d).

“Asset Sale Reinvestment Period” has the meaning set forth in Section 2.3(d).

“Assignee” has the meaning set forth in Section 14.1(a).

“Assignment and Acceptance Agreement” means (a) with respect to assignments under the Revolver Facility, an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1(a), and (b) with respect to assignments under the L/C Facility B, an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1(b).

“Attributable Indebtedness” means, with respect to any Sale Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale Leaseback Transaction.

“Authorized Person” means any officer or employee of Administrative Borrower.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations and all sublimits then applicable hereunder).

“Bankruptcy Code” means the United States Bankruptcy Code, as in effect from time to time or any similar legislation in a relevant jurisdiction.

“Base LIBOR Rate” means the rate per annum, determined by Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.  As of the Closing Date, such rate shall be determined by reference to Telerate Page 3750.

“Base Rate” means, the rate of interest announced, from time to time, within Morgan Stanley Bank at its principal office in New York as its “prime rate”, with the understanding that the “prime rate” is one of Morgan Stanley Bank’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Morgan Stanley Bank may designate.

“Base Rate L/C Facility B Margin” means 7.50%.

“Base Rate Loan” means the portion of the Advances or the L/C Facility B Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Revolving Loan Margin” means (i) with respect to Advances made pursuant to Section 2.11, 5.5%, or (ii) otherwise, 4.00%.

“Benefit Plan” means any employee benefit plan other than a Multiemployer Plan of the type described in Section 4001(a)(15) of ERISA (or equivalent foreign laws) or an individual account plan that is subject to the funding standards of Section 302 of ERISA (or equivalent foreign laws), with respect to which any Borrower Party or ERISA Affiliate has any material liability.

“Board of Directors” means, with respect to any Borrower Party, the board of directors (or comparable managers) of such Borrower Party or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Books” means all of each Borrower Party’s and its Subsidiaries’ now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of each Borrower Party’s or its Subsidiaries’ Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

“Borrower” and “Borrowers” have the respective meanings set forth in the preamble to this Agreement.

“Borrower Parties” means Borrowers and Guarantors; and “Borrower Party” means any one of the foregoing Borrower Parties.  As of the Closing Date, the Borrower Parties are the Persons listed on Schedule B-1.

“Borrowing” means a borrowing hereunder (a) consisting of Advances made on the same day by the Lenders (or Administrative Agent on behalf thereof), or by Administrative Agent in the case of an Agent Advance, in each case, to or on behalf of any Borrower Party under any Loan Document or (b) consisting of Collateral Agent Advances made on the same day by the Collateral Agent to or on behalf of any Borrower Party under any Loan Document .

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; provided, however, that Capital Expenditures shall not include the reinvestment of Insurance Proceeds pursuant to Section 2.3(e).

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Collateral Account” means an account maintained by Administrative Borrower with a banking institution selected by Administrative Borrower and reasonably acceptable to Agents pursuant to the terms of a control agreement among the applicable Administrative Borrower, Collateral Agent and such banking institution, the form and substance of which is satisfactory to Agents.

“Cash Equivalents” means, as at any date of determination, (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 by Moody’s and A-1 by S&P at the time of acquisition thereof or, if such commercial paper is rated by only one such agency, at least such rating from such agency, (f) investments in any Dollar denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

“Cash Management Account” has the meaning set forth in Section 2.6(a).

“Cash Management Bank” has the meaning set forth in Section 2.6(a).

“Casualty Event” means any theft, disappearance or actual loss of any physical asset or the use thereof or damage to any physical asset which results in the payment of an insurance settlement with respect to such loss or damage, or any seizure, expropriation, condemnation or requisition of any physical asset by any purported or actual governmental authority.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601 et seq., as may be amended, now or hereafter.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Voting Stock of HoldCo, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) HoldCo ceases to own and control 100% of the Stock of Intermediate HoldCo or Intermediate HoldCo ceases to own and control 100% of the Stock of Parent; provided, however, that Intermediate HoldCo may be liquidated in accordance with Section 7.3 in which case HoldCo shall own and control 100% of the Stock of Parent.

“Chief Executive Office” means, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) hereunder.

“Closing Date Business Plan” means the set of Projections of the Consolidated Group attached hereto as Schedule C-1.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Borrower or any Subsidiary of a Borrower in or upon which a Lien is granted under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Books, Equipment or Inventory of any Borrower or any Subsidiary of a Borrower, in each case, in form and substance reasonably satisfactory to Agents.

“Collateral Agent” means Morgan Stanley & Co., solely in its capacity as collateral agent hereunder, and any successor thereto.

“Collateral Agent Advances” has the meaning set forth in Section 2.2(d).

“Collateral Agent’s Liens” means the Liens granted by Borrower Parties, Foster Wheeler Environmental Services, Inc. and Foster Wheeler World Services Corporation to Collateral Agent, for the benefit of the Lender Group, under this Agreement or the other Loan Documents.

“Collateral and Guaranty Requirement” means the requirement that:

(a)                                  In connection with the formation of any direct or indirect Subsidiary of a Borrower Party after the Closing Date,

(i)                                     any Domestic Subsidiary of a Borrower Party (other than a Special Purpose Subsidiary) and each direct Subsidiary of a Borrower Party formed under the laws of Bermuda created after the Closing Date provide to Agents a supplement to this Agreement in the form of Exhibit C-1 (each a “Guarantor Supplement”) and provide to Collateral Agent a supplement to the Pledge and Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary and including a pledge of the Stock of any direct Subsidiary of such new Subsidiary to the extent required by clause (c) below) as well as appropriate initial Uniform Commercial Code financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agents (including being sufficient to grant Collateral Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary),

(ii)                                  the applicable Borrower Party, Foster Wheeler Environmental Services, Inc. or Foster Wheeler World Services Corporation provide to Collateral Agent a pledge agreement (or supplement to an existing pledge agreement ) and appropriate certificates and powers or UCC-1 financing statements, pledging to Collateral Agent all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agents, to the extent required by clause (c) below;

(b)                                 Collateral Agent shall have received from each Borrower Party, Foster Wheeler Environmental Services, Inc. and Foster Wheeler World Services Corporation, a counterpart of the Pledge and Security Agreement (or in the case of a Borrower Party created after the Closing Date, a supplement to the Pledge and Security Agreement);

(c)                                  the Collateral Agent shall have “control” (within the meaning of Section 8-106 of the Code) of the following Stock:

(1) all Stock described on Schedule C-3,

(2) all of the outstanding Stock of any Subsidiary created or acquired after the Closing Date by a Borrower Party that is owned or held directly by such Borrower Party; and

(3) (x) at any time that the financial statements of any of the following Subsidiaries would not be required to be separately reported pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, if the Stock thereof were pledged to the Indenture Trustee or (y) at any time that the Secured Notes are repaid in full (provided that this definition does not permit such repayment prior to the payment in full of the Obligations except to the extent permitted under Section 7.7)(and are not refinanced or replaced by new notes under a new indenture that are secured by Liens permitted under clause (j) of the definition of Permitted Liens), all of the outstanding Stock of such Subsidiary in the case of clause (x) and all of the outstanding Stock of all of such Subsidiaries in the case of clause (y): Foster Wheeler USA Corporation, Foster Wheeler Power Systems, Inc., Foster Wheeler North America Corp., Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Constructors, Inc., Foster Wheeler, Inc., Foster Wheeler Realty Services, Inc. and York Jersey Liability Limited;

provided that any such Borrower Party shall not be required to pledge under clause (2) or (3) above more than 66% of the outstanding Voting Stock of any Exempt Foreign Subsidiary;

(d)                                 Each of the Guarantors party to this Agreement on the Closing Date and, to the extent required by clause (a)(i) of this definition, each Subsidiary formed after the Closing Date shall be a “Guarantor” and shall have executed and delivered this Agreement (or a Guarantor Supplement);

(e)                                  all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by any Agent to be filed, registered or recorded to create the Liens intended to be created by the Loan Documents and perfect such Liens to the extent required by, and with the priority required by, the Loan Documents, shall have been filed, registered or recorded or delivered to Collateral Agent for filing, registration or recording;

(f)                                    Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each parcel of Real Property Collateral duly executed and delivered by the record owner of such Real Property Collateral and (ii) such title reports and title insurance, surveys, legal opinions and other documents as any Agent or Required Lenders may reasonably request with respect to any such Mortgage or Real Property Collateral; and

(g)                                 each Borrower Party, Foster Wheeler Environmental Services, Inc. and Foster Wheeler World Services Corporation shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Loan Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Collections” means all cash, checks and other cash Proceeds with respect to the Collateral (including insurance proceeds, proceeds of cash sales, rental proceeds, proceeds of any issuance of Stock, and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment, its L/C Facility B Commitment or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their L/C Facility B Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-2 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

“Compliance Certificate”  means a certificate substantially in the form of Exhibit C-2 delivered by a Responsible Financial Officer of HoldCo to Lenders.

“Consolidated Adjusted EBITDA” for any period, with respect to the Consolidated Group, shall mean the sum of (a) Consolidated Net Income for such period, (b) taxes deducted by entities accounted for on an equity basis by the Consolidated Group multiplied by the ownership percentage held by any member or members of the Consolidated Group unless otherwise included in clause (c) of this definition and (c) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Adjusted Interest Expense for such period, (ii) charges against income for foreign, federal, state and local income taxes for such period and (iii) the amount of all expenses for depreciation and amortization for such period, all as determined on a consolidated basis in accordance with GAAP; provided that, if an Asset Sale occurs during such period, “Consolidated Adjusted EBITDA” shall be determined after giving pro forma effect thereto as if such Asset Sale had occurred at the beginning of such period; provided, however, that

(A) with respect to the period ending as of the last day of the first quarter of the 2005 fiscal year, Consolidated Adjusted EBITDA shall be calculated as the sum of (I) Consolidated Adjusted EBITDA for the fiscal quarter then ended multiplied by four (4), plus (II) an amount up to $15,000,000 to the extent necessary to reach 80% of Consolidated Adjusted EBITDA for such period as set forth in the Projections multiplied by four (4),

(B) with respect to the period ending as of the last day of the second quarter of the 2005 fiscal year, Consolidated Adjusted EBITDA shall be calculated as the sum of (I) Consolidated Adjusted EBITDA for the two fiscal quarters then ended multiplied by two (2), plus (II) an amount up to $10,000,000 to the extent necessary to reach 80% of Consolidated Adjusted EBITDA for such period as set forth in the Projections multiplied by two (2), and

(C) with respect to the period ending as of the last day of the third quarter of the 2005 fiscal year, Consolidated Adjusted EBITDA shall be calculated as the sum of (I) Consolidated Adjusted EBITDA for the three fiscal quarters then ended multiplied by four-thirds (4/3), plus (II) an amount up to $5,000,000 to the extent necessary to reach 80% of Consolidated Adjusted EBITDA for such period as set forth in the Projections multiplied by four-thirds (4/3).

“Consolidated Adjusted Interest Expense” for any period shall mean the sum, without duplication, of (a) the total interest expense of the Consolidated Group, including, without limitation, the interest component of any rental expense of any member of the Consolidated Group in respect of any Capitalized Lease Obligation, and (b) any dividend accrued on the Trust Preferred, in each case for such period and determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Interest Expense” for any period shall mean the sum, without duplication, of (a) the total cash interest expense of the Consolidated Group, including, without limitation, the cash interest component of any rental expense of any member of the Consolidated Group in respect of any Capitalized Lease Obligation, and (b) any dividend paid on the Trust Preferred, in each case for such period and determined on a consolidated basis.

“Consolidated Group” means HoldCo and those of its Subsidiaries (including without limitation, each other Borrower Party) whose financial statements are consolidated with the financial statements of any Borrower Party in accordance with GAAP.

“Consolidated Net Income” for any period shall mean the net earnings (or loss) after taxes of the Consolidated Group for such period as determined on a consolidated basis in accordance with GAAP; provided that “Consolidated Net Income” shall not include, without duplication,

(a) any gains or losses (i) from Asset Sales or Casualty Events, (ii) that are (A) extraordinary gains or (B) non-cash and either nonrecurring or extraordinary losses or (iii) that are associated with claims settlements (other than asbestos liabilities or liabilities otherwise relating to asbestos),

(b) any additions to reserves for asbestos liabilities which are not offset by a corresponding increase in insurance recoveries and which are not a cash item during the period for which Consolidated Net Income is to be determined (provided that Consolidated Net Income shall include any cash expenses in respect of asbestos liabilities during the period for which Consolidated Net Income is to be determined which are (i) charged against a reserve referred to in this clause (b) which was established in a prior period (but only to the extent such reserves were taken from and after December 26, 2003) and (ii) not otherwise deducted in the determination of such Consolidated Net Income),

(c) any income recorded as a result of commuting insurance policies that relate to asbestos exposure, and

(d) non-cash charges relating to writedowns of assets to market value and writedowns of claims;

provided further that “Consolidated Net Income” shall include all losses consisting of writedowns or charges with respect to any engineering, design, procurement, construction, manufacturing, equipment or supply projects or contracts of Parent or any Subsidiary of Parent even if such losses otherwise would be capitalized on the balance sheet of the Consolidated Group in accordance with GAAP.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of HoldCo on the Closing Date and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing

Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of HoldCo and whose initial assumption of office resulted from such contest or the settlement thereof.

“Contract Guaranty Obligation” mean, as to any Person, all obligations (other than Performance Obligations) in respect of guaranties that support obligations (other than Indebtedness) in respect of engineering, design, procurement, construction, manufacturing, equipment or supply projects or contracts of Parent and its Subsidiaries (other than a Securitization Subsidiary or any Special Purpose Subsidiary), or any guaranties of any of the forgoing obligations; provided, however, that, notwithstanding anything herein which may be construed to the contrary, upon any funding or call for funding thereunder, such obligations or guaranties shall constitute Indebtedness for purposes of this Agreement.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agents, executed and delivered by (a) the applicable Borrower Party, (b) Collateral Agent, for the benefit of the Lender Group, and (c) the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Control Amount” has the meaning set forth in Section 7.12.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the IRC.

“Copyrights” means all unregistered and registered works of authorship, copyrights and copyright applications and registrations, and any renewals thereof, including (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Revolving Loan Margin or the Base Rate L/C Facility B Margin applicable thereto).

“De Minimis Remedial Action” means any Remedial Action, whose total cost (including all activities comprising such Remedial Action) is $25,000 or less, taken in response to a release of Hazardous Materials.

“Deposit Account” means any deposit account (as such term is defined in Article 9 of the Code).

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1.

“Designated Account Bank” has the meaning ascribed thereto on Schedule D-1.

“Disbursement Letter” means an instructional letter executed and delivered by the Administrative Borrower to Administrative Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Agents.

“Distribution” has the meaning set forth in Section 7.9.

“Dollars” or “$” means United States dollars.

“Domestic Borrower Party” means any Borrower Party formed under the laws of the United States, a state thereof or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary of a Borrower Party formed under the laws of the United States, a State thereof or the District of Columbia.

“Eligible Transferee” means (a) in the case of the Revolver Facility, (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (iii) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, and (iv) any Affiliate (other than individuals) of a Lender; and (b) in the case of the L/C Facility B, (i) any Lender, any Affiliate (other than individuals) of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Transferee for all purposes hereunder), and (ii)  any commercial bank, insurance company, investment or mutual fund or other entity that is a “qualified institutional buyer” (as that term is defined in Section (a)(i) of Rule 144A of the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses; provided, that, in the case of both (a) and (b) of this definition, (A) no Borrower Party or any Affiliate or Subsidiary of a Borrower Party shall be an Eligible Transferee, (B) so long as no Event of Default has occurred and is continuing, “Eligible Transferee” shall include any other Person approved by Agents and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (C) during the continuation of an Event of Default, “Eligible Transferee” shall include any other Person approved by Agents.

“Employee Plans” means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, including any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) with respect to which any Borrower Party or any ERISA Affiliate has any material liability.

“Encumbered Performance Obligation” means any Performance Obligation or Contract Guaranty Obligation (a) that is secured by assets of a Non-Borrower Party Foreign Subsidiary, including cash collateral of a project Subsidiary or otherwise (but only to the extent of the cash actually collateralizing such Performance Obligations or Contract Guaranty Obligations), (b) the terms of which limit the ability of the account party of the Performance Obligation or any guarantor of the account party’s obligations under the Performance Obligation or the obligor on any Contract Guaranty Obligation, other than the project Subsidiary to which such Performance Obligation or Contract Guaranty Obligation relates, to pay dividends up to the full amount of its statutory income in any fiscal year or make any other similar distributions, (c) the terms of which limit the ability of any party described in clause (b) above to make loans or advances to the Parent or any of its Subsidiaries, or (d) the terms of which impose a minimum cash-on-hand requirement (but only to the extent of the cash actually required to be kept on-hand) other than with respect to the project Subsidiary to which such Performance Obligation or Contract Guaranty Obligation relates.  It is understood that nothing in this definition shall modify or limit the provisions of Section 7.10.

“Environmental Actions” means any written complaint, summons, notice of violation, notification of potentially responsible party status or investigation, claim or demand, directive, order, litigation, judicial or administrative proceeding, or judgment from any Governmental Authority, or any other Person involving violations or alleged violations of Environmental Laws or the presence or release of Hazardous Materials (a) by any Borrower Party, any Subsidiary of a Borrower Party, or, to the extent any Borrower Party or any Subsidiary of a Borrower Party has liability, any of their predecessors in interest or (b) at, on, under, to or from (i) any assets, properties, or businesses of any Borrower Party, any Subsidiary of a Borrower Party, or any of their predecessors in interest, (ii) any adjoining properties or businesses, or (iii) any facilities which received Hazardous Materials generated, handled or transported by any Borrower Party, any Subsidiary of a Borrower Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, binding and enforceable guideline, binding and enforceable written policy or rule of common law or equity now or hereafter in effect and in each case as amended, or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment to the extent binding on Borrower Parties or any Subsidiary of a Borrower Party, relating to prevention, control or remediation of pollution, protection of the environment, protection of natural resources or protection of human health and safety from Hazardous Materials, or the production, handling, storage, treatment, recycling, disposal, release or transportation of Hazardous Materials, including, without limitation, the following: CERCLA; the Resource Conservation and Recovery Act, 42 USC § 6901, et seq.;  the Federal Water Pollution Control Act, 33 USC § 1251, et seq.;

the Toxic Substances Control Act, 15 USC § 2601, et seq.; the Clean Air Act, 42 USC § 7401, et seq.; the Safe Drinking Water Act, 42 USC § 3803, et seq.; the Oil Pollution Act of 1990, 33 USC § 2701, et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC § 11001, et seq.; the Hazardous Material Transportation Act, 49 USC § 1801, et seq.; the Surface Mining Control and Reclamation Act, 30 USC § 1201, et seq.; the Endangered Species Act, 16 USC § 1531, et seq.; and the Occupational Safety and Health Act, 29 USC §651, et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state, local, provincial or foreign counterparts or equivalents and any regulations promulgated thereunder, in each case as amended from time to time.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, liens, settlement payments and interest incurred as a result of any Environmental Actions, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law.

“Environmental Liability Expenditures” means all expenditures associated with the performance of Remedial Actions; provided, however, that “Environmental Liability Expenditures” shall not include De Minimis Remedial Actions.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Environmental Permits” means any permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means “equipment” (as such term is defined in Article 9 of the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor statute thereto, and the regulations thereunder, in each case as in effect from time to time.

“ERISA Affiliate” means, with respect to a Borrower Party, (a) any Person subject to ERISA whose employees, together with the employees of a Borrower or its Subsidiaries, are treated as employed by a single employer under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees, together with the employees of a Borrower or its Subsidiaries, are treated as employed by a single employer under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of a Borrower or its Subsidiaries under IRC Section 414(o) or under Section 4001(a)(2) of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Benefit Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Benefit Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan; (f) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 8.

“Excess Availability” means, as of any date of determination, the amount equal to (a) Availability plus (b) Qualified Cash minus (c) with respect to the calculation made pursuant to Section 3.1(l) only, the aggregate amount, if any, of trade payables of Borrower Parties and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Borrower Parties and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agents in their Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Exempt Foreign Subsidiary” means any Foreign Subsidiary that is a Controlled Foreign Corporation with respect to which a pledge of 66 2/3% or more of the Voting Stock of such Subsidiary would result in material adverse tax consequences to the Borrower Parties.

“Existing Agent” means Bank of America, as agent for a group of lenders (the “Existing Lenders”) under that certain Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, as amended, among Parent and certain of its Affiliates, Existing Agent and Existing Lenders (together with the documents related thereto, the “Existing Lender Loan Agreement”).

“Existing Lender Loan Agreement” has the meaning set forth in the definition of Existing Agent.

“Existing Lenders” has the meaning set forth in the definition of Existing Agent.

“Exit Funding Facility” means that certain Exit Funding Agreement dated as of October 15, 1999, by and between Parent (as successor-in-interest to Foster Wheeler Corporation) and SunTrust Bank, Central Florida, National Association related to the restructuring of certain indebtedness originally incurred to finance a portion of the costs of constructing the waste-to-energy facility located in the Village of Robbins, Illinois.

“Fee Letter” means, collectively, (a) that certain fee letter, dated as of even date herewith, between Borrowers and Agents, in form and substance satisfactory to Agents and (b) that certain fee letter, dated as of even date herewith, among Borrowers, Administrative Agent and certain Lenders, in form and substance satisfactory to Agents.

“FEIN” means Federal Employer Identification Number.

“Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for such period, to (b) Fixed Charges for such period.

“Fixed Charges” means, with respect to the Consolidated Group for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense, (b) principal payments required to be paid in respect of Indebtedness during such period, (c) all foreign, federal, state and local income taxes paid during such period and (d) all non-financed Capital Expenditures made in such period;  provided, however, that:

(A) with respect to the period ending as of the last day of the first quarter of the 2005 fiscal year, Fixed Charges shall be calculated as Fixed Charges for the fiscal quarter then ended multiplied by four,

(B) with respect to the period ending as of the last day of the second quarter of the 2005 fiscal year, Fixed Charges shall be calculated as Fixed Charges for the two fiscal quarters then ended multiplied by two, and

(C) with respect to the period ending as of the last day of the third quarter of the 2005 fiscal year, Fixed Charges shall be calculated as Fixed Charges for the three fiscal quarters then ended multiplied by four-thirds (4/3).

“Foreign Funded Debt” means any Indebtedness ((a) excluding Indebtedness listed on Schedule 5.20 and (b) including financial letters of credit) of a Non-Borrower Party Foreign Subsidiary.

“Foreign Loan Documents” means the Loan Documents described on Schedule F-1.

“Foreign Securitization Transaction” means any transaction in which a Non-Borrower Party Foreign Subsidiary sells or otherwise transfers or pledges accounts receivable and related assets on terms that would otherwise meet the requirements for a Permitted Disposition (a) to one or more third party purchasers or lenders or (b) to a special purpose Subsidiary of a Borrower Party (a “Securitization Subsidiary”) that borrows against such accounts receivable or sells or pledges such accounts receivable and related assets to one or more third party purchasers or lenders, so long as in any such transaction there is no recourse against any Borrower Party or any Subsidiary of a Borrower Party (other than a Securitization Subsidiary) in connection with such transaction.

“Foreign Subsidiary” means any Subsidiary of a Borrower Party that is not a Domestic Subsidiary.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning set forth in Section 2.13(b)(ii).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“General Intangibles” means “general intangibles” (as such term is defined in Article 9 of the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, provincial, or other governmental or administrative body, instrumentality, department, board, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means one or more of the parties listed on the signature pages hereof as “Guarantors” and one or more the parties who executed a Guaranty Supplement pursuant to Section 6.14; and “Guarantor” means any one of the foregoing Guarantors.

“Guaranty Supplement” has the meaning set forth in the definition of Collateral and Guaranty Requirement.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified or regulated pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” “regulated substances,” or any other similar terms intended to define, list, classify, or regulate substances by reason of deleterious or dangerous properties or harmful effects to the environment, natural resources or human health and safety, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) wastes from the extraction, beneficiation and processing of ores and minerals, including overburden, (d) any flammable substances or explosives or radioactive substances and wastes, (e) infectious wastes, (f) asbestos in any form, or (g) polychlorinated biphenyls.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by any Borrower or any Subsidiary of a Borrower that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging its or their exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“HoldCo” means Foster Wheeler Ltd., a company formed under the laws of Bermuda.

“Holdout Lender” has the meaning set forth in Section 15.2(a).

“Indebtedness” means, as applied to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments, and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other similar financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements, (g) all financing raised by such Person pursuant to the Trust Preferred or any similar arrangement, and (h) all Performance Obligations, Contract Guaranty Obligations and Trade Obligations (excluding Performance Obligations and Contract Guaranty Obligations that have not been funded or called for funding), (i) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.

“Indemnified Liabilities” has the meaning set forth in Section 11.3.

“Indemnified Person” has the meaning set forth in Section 11.3.

“Indenture” means that certain Indenture dated September 24, 2004, among Parent, the guarantors party hereto and Wells Fargo Bank, National Association, as Trustee.

“Indenture Trustee” means Wells Fargo Bank, National Association, as trustee under the Indenture, or any successor trustee under the Indenture.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Insurance Proceeds” has the meaning set forth in Section 2.3(c).

“Intellectual Property Right” means any Trademark, Copyright, Patent (including any registrations or applications for registration of any of the foregoing), or trade secret including, but not limited to, any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) or in other tangible or intangible information or material, and any license to use the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement executed and delivered by each Borrower Party, and Collateral Agent, for the benefit of the Lender Group, the form and substance of which is reasonably satisfactory to Agents.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by Borrowers, each of their Subsidiaries and Administrative Agent, the form and substance of which is reasonably satisfactory to Agents.

“Intercreditor Agreement” means a subordination agreement executed and delivered by the Indenture Trustee, on behalf of the holders of the Secured Notes, Borrower Parties, certain Subsidiaries of Borrower Parties and Collateral Agent, the form and substance of which is reasonably satisfactory to Agents.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the first preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

“Intermediate HoldCo” means Foster Wheeler Holdings Ltd., a company formed under the laws of Bermuda, and the direct wholly-owned Subsidiary of HoldCo.

“Inter-Tier Contract Guaranty Obligations” means any Contract Guaranty Obligation provided by a Non-Borrower Foreign Subsidiary of one Tier in favor of a Non-Borrower Party Foreign Subsidiary of another Tier.

“Inter-Tier Investment” means any Investment by a Non-Borrower Party Foreign Subsidiary of one Tier in a Non-Borrower Party Foreign Subsidiary of another Tier; provided, however, that “Inter-Tier Investment” shall not include (a) any Investments that are the consequence of a project with respect to which both a Non-Borrower Party Foreign Subsidiary of one Tier and a Non-Borrower Party Foreign Subsidiary of another Tier are materially participating or (b) any of the Investments described on Schedule I-1 existing as of the Closing Date.

“Inter-Tier Obligations” means, collectively, all Inter-Tier Contract Guaranty Obligations, all Inter-Tier Investments and all Inter-Tier Performance Obligations.

“Inter-Tier Performance Obligation” means any Performance Obligation provided by a Non-Borrower Foreign Subsidiary of one Tier in favor of a Non-Borrower Party Foreign Subsidiary of another Tier.

“Inter-Tier Trigger Event Period” means the occurrence and continuance of any of the following events: (a) a default under one or more Performance Obligations, Contract Guaranty Obligations, other obligations in respect of letters of credit or other contingent obligations (in each case, which has not resulted in acceleration or funding of, or the requirement of cash collateralization in respect of, such Performance Obligations, Contract Guaranty Obligations, other obligations in respect of letters of credit or other contingent obligations) with an aggregate stated amount of $10,000,000 or more, (b) an Event of Default under Section 8.8(b), or (c) an Event of Default under Section 8.8(c), in any case, with respect to a Non-Borrower Party Foreign Subsidiary of a Tier.

“Inventory” means “inventory” (as such term is defined in Article 9 of the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, relocation and similar advances to officers and employees of such Person made in the ordinary course of business, (b) bona fide Accounts arising in the ordinary course of business consistent with past practices and (c) Performance Obligations and Contract Guaranty Obligations, in each case, that have not been funded or called for funding), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Property” means “investment property” (as such term is defined in Article 9 of the Code), and any and all supporting obligations in respect thereof.

“IRC” means the Internal Revenue Code of 1986 and the regulations thereunder, in each case as in effect from time to time.

“Issuing Lender” means any of Revolver Facility Issuing Lender and L/C Facility B Issuing Lender.

“Joint Venture” means any Person that is not a Subsidiary of HoldCo (a) in which the Parent or any Subsidiary of the Parent (other than any Securitization Subsidiary or a Special Purpose Subsidiary), directly or indirectly, owns at least 20% or more of the equity interests of such Person, and (b) as to which the Parent or such Subsidiary of the Parent (other than any Securitization Subsidiary or a Special Purpose Subsidiary), as the case may be, has either (i) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person; the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (ii) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation).

“Judgment Conversion Date” has the meaning set forth in Section 17.11(a).

“Judgment Currency” has the meaning set forth in Section 17.11(a).

“Law (or Laws)” means, in respect of the United States and any other country, all published laws, statutes, codes, ordinances, decrees, rules, regulations, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions or any grant of approval, permission, authority or license of any court, Governmental Authority, statutory body or self-regulatory authority.

“L/C Facility B” has the meaning set forth in Section 2.1(d).

“L/C Facility B Advances” has the meaning set forth in Section 2.12(a).

“L/C Facility B Amount” means $125,000,000.

“L/C Facility B Commitment” means, with respect to each Lender, its L/C Facility B Commitment, and, with respect to all Lenders, their L/C Facility B Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-2 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1; provided, however, that the L/C Facility B Commitment of each Lender as of any date of determination shall be reduced by such Lender’s Pro Rata Share of the L/C Facility B Commitment times the Aggregate L/C Facility B Commitment Reduction as of such date of determination.

“L/C Facility B Commitment Fee” means the Letter of Credit fee payable pursuant to Section 2.5(b)(ii) in respect of the L/C Facility B.

“L/C Facility B Issuing Lender” means Morgan Stanley or any other Lender that, at the request of Administrative Borrower and with the consent of Agents, agrees, in such Lender’s sole discretion, to become an L/C Facility B Issuing Lender for the purpose of issuing L/C Facility B L/Cs or L/C Facility B L/C Undertakings pursuant to Section 2.12.

“L/C Facility B L/C” has the meaning set forth in Section 2.12(a).

“L/C Facility B L/C Disbursement” means a payment made by the L/C Facility B Issuing Lender pursuant to a L/C Facility B Letter of Credit.

“L/C Facility B L/C Undertaking” has the meaning set forth in Section 2.12(a).

“L/C Facility B Lender” means any Lender with an L/C Facility B Commitment or an L/C Facility B Advance.

“L/C Facility B Letter of Credit” means an L/C Facility B L/C or an L/C Facility B L/C Undertaking, as the context requires.

“L/C Facility B Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding L/C Facility B Letters of Credit issued under the L/C Facility B plus the aggregate drawn amount under all L/C Facility B Letters of Credit to the extent not reimbursed pursuant to Section 2.12(a).

“L/C Facility B Priority Collateral” means all Real Property Collateral described on Schedule L-1.

“L/C Facility B Underlying Issuer” means a third Person ((i) approved by Parent which approval shall not be unreasonably withheld or (ii) proposed by Borrowers and approved by Administrative Agent and L/C Facility B Issuing Lender in their reasonable discretion (it being understood that any such Person proposed by Borrowers must provide such services on economic terms no less favorable to Administrative Agent and L/C Facility B Issuing Lender than the economic terms provided by the L/C Facility B Underlying Issuer in place as of the Closing Date)) which is the beneficiary of an L/C Facility B L/C Undertaking and which has issued a letter of credit at the request of the L/C Facility B Issuing Lender under this Agreement.

“L/C Facility B Underlying Letter of Credit” means a letter of credit that has been issued by an L/C Facility B Underlying Issuer.

“L/C Undertaking” means any Revolver Facility L/C Undertaking or L/C Facility B L/C Undertaking.

“L/Cs” means any Revolver Facility L/Cs or any L/C Facility B L/C issued to or for the benefit of Borrower Parties or, to the extent permitted hereunder, Subsidiaries of Borrower Parties.

“Lead Arranger” means Morgan Stanley, solely in its capacity as documentation agent, syndication agent, sole lead arranger and sole bookrunner hereunder.

 “Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

“Lender Group” or “Lender Group Person” means, as the context may require, each of the Lenders (including any Issuing Lender) and each of the Agents.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower Party or its Subsidiaries under any of the Loan Documents that are paid, advanced or incurred by any Agent-Related Person, (b) fees or charges paid or incurred by any Agent-Related Person in connection with the Lender Group’s transactions pursuant to the Loan Documents with Borrower Parties or their Subsidiaries, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisals (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by any Agent-Related Person in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by any Agent-Related Person resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by any Agent-Related Person to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of any Agent-Related Person related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any Agent-Related Person in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Borrower Party or any Subsidiary of a Borrower Party, (h) each Agent-Related Person’s reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) each Agent-Related Person’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower Party or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys and agents.

“Lender Side Letter Agreements” means any agreement among the Agents and some or all of the Lenders, as that agreement may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Letter of Credit” means any Revolver Facility Letter of Credit or L/C Facility B Letter of Credit.

“Leverage Ratio” means, as of the last day of any fiscal quarter of the Consolidated Group, the ratio of (a) Indebtedness as of such date (other than (i) reimbursement obligations in respect of letters of credit and similar instruments that have not been funded or called for funding, (ii) obligations guaranteeing or intended to guarantee any obligation of any other Person to the extent that such obligation of such other Person constitutes Indebtedness and (iii) obligations under Hedge Agreements that are not in default and have not been funded or called for funding), to (b) Consolidated Adjusted EBITDA for the period ended on such date.

“LIBOR Deadline” has the meaning set forth in Section 2.13(b)(i).

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning set forth in Section 2.13(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Administrative Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate L/C Facility B Margin” means 8.50%.

“LIBOR Rate Loan” means each portion of an Advance or L/C Facility B Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Revolving Loan Margin” means (i) with respect to Advances made pursuant to Section 2.11, 6.5%, or (ii) otherwise, 5.00%.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.  Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Loan Account” has the meaning set forth in Section 2.9.

“Loan Documents” means this Agreement, the Control Agreements, the Disbursement Letter, the Fee Letter, the Foreign Loan Documents, the Intellectual Property Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Letters of Credit, the Mortgages, the Officers’ Certificate, the Pledge and Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower Party or any Subsidiary of a Borrower Party and the Lender Group in connection with this Agreement (including any agreements entered into pursuant to Sections 6.14 and 6.15).

“Loans” means the Advances, the L/Cs or the L/C Facility B Advances, as applicable.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower Parties or Borrower Parties and their Subsidiaries, taken as a whole, (b) a material impairment of a Borrower Party’s ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Collateral Agent’s Liens with respect to any material amount of the Collateral as a result of an action or failure to act on the part of a Borrower Party or its Subsidiaries.

“Material Contract” means, with respect to any Person, (a) each Material Project Document and (b) each other contract or agreement to which such Person or any of its Subsidiaries is a party that, if terminated prior to its expiration, could result in a Material Adverse Change.

“Material Project Document” means each contract, agreement or other arrangement relating to any Project (other than with respect to any agreements evidencing Non-Recourse Project Debt) (a) involving aggregate consideration payable to or by any Borrower Party or any Subsidiary of a Borrower Party in excess of $10,000,000 per annum, or (b) the loss or termination (prior to its expiration) of which could reasonably be likely to result in a Material Adverse Change.

“Maturity Date” has the meaning set forth in Section 3.4.

“Maximum L/C Facility B Amount” means, as of any date of determination, the L/C Facility B Amount less the Aggregate L/C Facility B Commitment Reduction as of such date.

“Maximum Revolver Amount” means $75,000,000.

“Maximum Revolver L/C Facility Amount” means $125,000,000.

“Moody’s” means Moody’s Investor Service, Inc., and its successors.

“Morgan Stanley” means Morgan Stanley Senior Funding, Inc., a Delaware corporation.

“Morgan Stanley & Co.” means Morgan Stanley & Co. Incorporated, a Delaware corporation.

“Mortgage Policy” has the meaning set forth in Section 3.1(y).

“Mortgages” means one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or its Subsidiaries in favor of Collateral Agent, in form and substance reasonably satisfactory to Agents, that encumber the Real Property Collateral and the related improvements thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA or equivalent foreign laws), to which any Borrower Party or any ERISA Affiliate makes or is obligated to make contributions, or during the past six (6) years, has made or been obligated to make contributions.

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale or Casualty Event in respect of any property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) the amount of (i) any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to any Agent or any Lender under this Agreement or the other Loan Documents, (B) Indebtedness assumed by the purchaser of such asset or (C) Indebtedness owed to any Subsidiary of a Borrower Party that is not a Borrower Party) and (ii) any Foreign Funded Debt of a Non-Borrower Foreign Subsidiary (other than Indebtedness owed to a Borrower Party or any Subsidiary of a Borrower Party), in each case, which is required to be, and is, repaid in connection with such disposition, (b) reasonable expenses, costs or fees related thereto incurred by such Person or such Subsidiary in connection therewith, (c) taxes paid (or payable in the immediately succeeding tax period) to any taxing authorities by or on behalf of such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction, (d) in the case of a sale or disposition involving a Special Purpose Subsidiary or a Foreign Subsidiary that is not a Borrower Party, any amount not permitted to be repatriated to a Borrower Party at such time because of contractual or legal restrictions binding on such Foreign Subsidiary or Special Purpose Subsidiary that are permitted under Section 7.10 until such time as such amount is no longer restricted from being repatriated (at which time such amount shall become Net Cash Proceeds); and (e) the amount of any reserves established by the Person and its Subsidiaries to fund purchase price adjustments in respect of such sale or disposition and any reserves to fund contingent liabilities payable by the Person and its Subsidiaries attributable to such sale or disposition (the amount of such reserve being an amount determined by a Responsible Officer of the Person or Subsidiary based on its reasonable estimate of actual purchase price adjustments or contingent liabilities), including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such sale or disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Cash Proceeds).

“Non-Borrower Party Foreign Subsidiary” means a Foreign Subsidiary that is not a Borrower Party.

“Non-Recourse Project Debt” means Indebtedness of any Special Purpose Subsidiary that is without recourse to, or secured by any Lien on any property or assets of, any other Person other than (a) recourse in the nature of a guaranty of completion or performance of an obligation which does not itself constitute Indebtedness, (b) recourse against Parent under the Exit Funding Facility and (c) Liens on the capital stock of such Special Purpose Subsidiary.

“Notice of Direction” has the meaning set forth in Section 2.3(e).

“Obligations” means all loans, Advances (including, without limitation, Agent Advances), L/C Facility B Advances, Collateral Agent Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers’ Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description, in each case owing by any Borrower Parties or any Subsidiary of a Borrower Party that is an obligor under any Loan Document to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that any Borrower Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Offer to Prepay” has the meaning set forth in Section 2.3(d).

“Officers’ Certificate” means the officer’s certificate dated as of the Closing Date executed by Borrower Parties and delivered to Agents and Lenders.

“Originating Lender” has the meaning set forth in Section 14.1(e).

“Overadvance” has the meaning set forth in Section 2.4.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Participant” has the meaning set forth in Section 14.1(e).

“Participant Register” has the meaning set forth in Section 14.1(i).

“Patents” means all patents, patent applications and patentable inventions, including, without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Pay-Off Letter” means a letter, in form and substance satisfactory to Agents, from Existing Agent to Administrative Agent respecting the amount necessary to repay in full all of the obligations of Borrower Parties and their Subsidiaries owing under the Existing Lender Loan Documents and releasing the Liens in favor of the Existing Agent or any Existing Lender.

“PBGC” means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

“Performance Obligations” means, as to any Person, all obligations in respect of letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds and other similar instruments issued for the account of such Person that support obligations (other than Indebtedness) in respect of engineering, design, procurement, construction, manufacturing, equipment or supply projects or contracts of Parent and its Subsidiaries (other than a Securitization Subsidiary or any Special Purpose Subsidiary), or any guaranties of any of the forgoing obligations; provided, however, that, notwithstanding anything herein which may be construed to the contrary, upon any funding or call for funding thereunder, such obligations or guaranties shall constitute Indebtedness for purposes of this Agreement.

“Permitted Acquisition” means the acquisition by a Borrower Party or a Subsidiary of a Borrower Party of all or substantially all of the assets or Stock of a Person so long as the following conditions are satisfied: (a) (i) the aggregate purchase price or other consideration (including assumption of any Indebtedness in connection therewith but excluding any amount of purchase price of which is paid solely in Stock of Holdco) for all such acquisitions does not exceed $75,000,000 from and after the Closing Date, or (ii) the aggregate purchase price is paid solely in Stock of Holdco, (b) any Indebtedness assumed in connection with any such acquisition is otherwise permitted under Section 7.1, (c) to the extent applicable, Borrower Parties and their Subsidiaries comply with the Guarantee and Collateral Requirement immediately upon such acquisition (for the avoidance of doubt, it is agreed that any such assets acquired by a Borrower Party shall be included in the Collateral), (d) the Board of Directors of the Parent approve such acquisition, (e) no Default or Event of Default exists or would be caused thereby, and Parent has delivered to Agents a certificate of compliance with respect to Section 7.17 and clause (f) of this definition giving pro forma effect to such acquisition and demonstrating projected compliance with Section 7.17 through the Maturity Date, (f) (i) in the case of any acquisition made under clause (a)(i) above, the amount available to be borrowed under Section 2.1(a) plus Qualified Cash equals or exceeds $100,000,000 after giving pro forma effect to such acquisition and Consolidated Adjusted EBITDA for the immediately preceding four fiscal quarters after giving pro forma effect to such acquisition shall not be less than $150,000,000 or (ii) in the case of any acquisition made under clause (a)(ii) above, Consolidated Adjusted EBITDA for the immediately preceding four fiscal quarters after giving pro forma effect to such acquisition shall be greater than Consolidated Adjusted EBITDA for the same period without giving pro forma effect to such acquisition, (g) Borrower Parties shall have delivered to Agents and Lenders copies of the acquisition documents, which acquisition documents shall be reasonably acceptable to Agents, and (h) Required Lenders shall not have objected to the proposed acquisition, in their Permitted Discretion, within fifteen (15) Business Days of Lenders’ receipt of such documents, on the basis that the proposed acquisition would involve material contingent liabilities.

“Permitted Contract Guaranty Obligations” means unfunded or contingent Contract Guaranty Obligations arising in the ordinary course of business and not in connection with the borrowing of money; provided, however, that

(a)                                  Encumbered Performance Obligations shall not exceed $275,000,000 in stated amount at any time outstanding; and

(b)                                 at any time during an Inter-Tier Trigger Event Period with respect to a Tier, renewals of expiring or terminating Inter-Tier Contract Guaranty Obligations and new Inter-Tier Contract Guaranty Obligations in respect of existing engineering, design, procurement, construction, manufacturing, equipment or supply projects or contracts of any Non-Borrower Party Foreign Subsidiary shall made only to the extent that Inter-Tier Obligations (other than Inter-Tier Performance Obligations and Inter-Tier Contract Guaranty Obligations, in each case, in respect of new projects entered into after the date such Inter-Tier Trigger Event Period commences) would not exceed $30,000,000 in principal or stated amount in the aggregate as of the date such Inter-Tier Contract Guaranty Obligation is made after giving effect to such Inter-Tier Contract Guaranty Obligation; provided, however, that no Non-Borrower Party Foreign Subsidiary that is not a Subsidiary of a Tier may be utilized as a pass through entity as a means to circumvent the limitations set forth in this clause (b) of this definition.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means Asset Sales (other than with respect to Intellectual Property Rights) so long as (a) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by a Responsible Financial Officer of Parent), (b) the consideration therefor consists solely of not less than seventy-five percent (75%) cash or Cash Equivalents received at closing, (c) before and after giving effect to such sale, transfer, conveyance or other disposition, no Event of Default then exists or would result therefrom; provided that if the condition specified in this clause (c) would have been satisfied on the date the Borrower Party or a Subsidiary entered into a binding commitment to make a sale, transfer, conveyance or other disposition had such sale, transfer, conveyance or other disposition been consummated on the date of such commitment, and such sale, transfer, conveyance or other disposition is thereafter consummated pursuant to and in accordance with such commitment, such sale, transfer, conveyance or other disposition shall be permitted hereunder, notwithstanding any Event of Default that may exist at the date of consummation of such sale, transfer, conveyance or other disposition, and (d) the aggregate consideration for all such Asset Sales in any fiscal year shall not exceed $75,000,000.

“Permitted Foreign Subsidiary Investment” means any Investment in any Foreign Subsidiary made by any Non-Borrower Party Foreign Subsidiary; provided, however, that no Inter-Tier Investments in excess of $75,000,000 in principal or stated amount in the aggregate (or, with respect to Inter-Tier Investments in any individual Tier, $50,000,000 in principal or stated amount) at any time outstanding shall be made or maintained and, at any time during an Inter-Tier Trigger Event Period with respect to a Tier, new Inter-Tier Investments or renewals of expiring or terminating Inter-Tier Investments may be made only to the extent that the aggregate Inter-Tier Obligations (other than Inter-Tier Performance Obligations and Inter-Tier Contract Guaranty Obligations, in each case, in respect of new projects entered into after the date such Inter-Tier Trigger Event Period commences) would not exceed $30,000,000 in principal or stated amount in the aggregate as of the date such Inter-Tier Investment is made after giving effect to such Inter-Tier Investment; provided further, however, that no Non-Borrower Party Foreign Subsidiary that is not a Subsidiary of a Tier may be utilized as a pass through entity as a means to circumvent the limitations set forth in the first proviso of this definition.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Borrower Party or any Subsidiary of a Borrower Party effected in the ordinary course of business or owing to a Borrower Party or any Subsidiary of a Borrower Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower Party or any Subsidiary of a Borrower Party, (e) Investments by any Borrower Party or any Subsidiary of a Borrower Party in any Special Purpose Subsidiary made prior to the Closing Date, (f) Permitted Foreign Subsidiary Investments, (g) Investments in Parent or those of its Domestic Subsidiaries that are Borrower Parties and Investments by a Domestic Subsidiary that is not a Borrower Party in a Borrower Party that is a Foreign Subsidiary, (h) so long as no Default or Event of Default exists at the time of such Investment or would be caused thereby, Investments in Foreign Subsidiaries made by Parent, any Domestic Subsidiary or any Foreign Subsidiary that is a Borrower Party in an aggregate amount not to exceed 50% of cash repatriated from Foreign Subsidiaries to Parent or any Domestic Subsidiary that is a Borrower Party on or after January 1, 2005 (whether in the form of dividends, interest payments, principal payments, advances, loans, management fees, licensing fees or similar arrangements), (i) [intentionally omitted], (j) so long as no Default or Event of Default exists at the time of such Investment or would be caused thereby, Investments in Joint Ventures or Special Purpose Subsidiaries, not to exceed $40,000,000 in principal or stated amount at any time outstanding, (k) the repurchase or redemption of all of the Stock of Martinez Cogen Limited Partnership not owned by Parent on the Closing Date in accordance with the terms of Section 7.1(k) and the partnership agreement with respect thereto as in effect on the Closing Date and so long as the Fixed Charge Coverage Ratio, after giving pro forma effect to such Investment (and any Indebtedness incurred to finance such Investment), for the immediately preceding four fiscal quarters for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.3 is the same or greater than if such Investment were not made (and such Indebtedness were not incurred), (l) so long as no Default or Event of Default exists at the time of such Investment or would be caused thereby, any Investment relating to the repurchase of Stock or other interests comprising a minority interest in any Subsidiary organized or doing business in a jurisdiction that requires ownership by a Person located in such jurisdiction, to the extent of such requirement, (m) Investments made prior to the Closing Date and described on Schedule P-2, (n) unsecured guaranties by any Borrower Party permitted under Section 7.1(l), (o) advances or loans made to employees in the ordinary course of business in an aggregate principal amount not to exceed $2,500,000 at any time outstanding, (p) Permitted Acquisitions, (q) financial Letters of Credit in a stated amount up to $40,000,000 for the account of Borrower Parties issued at the request of Administrative Borrower on behalf of any Non-Borrower Party Foreign Subsidiary; provided, however, that the face amount of such financial Letters of Credit plus the amount of Performance Obligations issued under clause (a) of the definition of Permitted Performance Obligations shall not exceed $50,000,000 in stated amount in the aggregate at any time outstanding, and (r) subject to the restrictions on Inter-Tier Investments set forth in the definition of Permitted Foreign Subsidiary Investment, Investments not otherwise permitted by the preceding clauses made after the Closing Date in an aggregate principal or stated amount not to exceed $10,000,000.

“Permitted Liens” means (a) Liens held by Collateral Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, in each case other than any Lien imposed by ERISA or any Lien imposed by Section 412 of the IRC, (c) Liens set forth on Schedule P-3 existing on the date hereof and Liens securing any refinancing, renewal or extension of the Indebtedness secured by such Liens so long as such refinancing Indebtedness is otherwise permitted under Section 7.1 and the Liens securing such refinancing Indebtedness are on the same (or fewer) assets as the Liens securing the Indebtedness so refinanced, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, or other similar liens, incurred in the ordinary course of Borrowers’ business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, (ii) are for sums not delinquent by more than 30 days in an aggregate amount not to exceed $1,000,000, or (iii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker’s compensation, other unemployment insurance or other types of social security benefits, other than any Lien imposed by ERISA or any Lien imposed by Section 412 of the IRC, (g) Liens on property of Non-Borrower Party Foreign Subsidiaries securing Encumbered Performance Obligations permitted under Section 7.16 not exceeding $275,000,000 in stated amount at any time outstanding, (h) Liens resulting from any judgment or award that is not an Event of Default hereunder, (i) with respect to any Real Property, “Permitted Encumbrances” as defined in the Mortgages, (j) Liens securing the Secured Notes and guarantees thereof, to the extent subject to the Intercreditor Agreement and solely on assets with respect to which Collateral Agent also has a Lien and Liens securing any refinancing, renewal or extension of the Secured Notes so long as such refinancing Indebtedness is otherwise permitted under Section 7.1, the Liens securing such refinancing Indebtedness are on the same (or fewer) assets as the Liens securing the Secured Notes and such Liens are subject to an intercreditor agreement acceptable to Required Lenders, (k) licenses, on a non-exclusive basis (or, solely with respect to any territory where neither Parent nor any Subsidiary of Parent is doing business, on an exclusive basis), of Intellectual Property Rights in the ordinary course of business, (l) licenses, on a non-exclusive basis, of Intellectual Property Rights between and among Borrower Parties and their Subsidiaries to the extent otherwise permitted under Section 7.13; (m) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (n) Liens on the Stock of, and on the property or assets of, a Special Purpose Subsidiary securing Non-Recourse Project Debt permitted under Section 7.1(k) of such Special Purpose Subsidiary, (o) Liens on the related real property and personal property of the Perryville I Lease Facility securing Indebtedness permitted under Section 7.1(l), (p) Liens on property of a Non-Borrower Party Foreign Subsidiary securing Foreign Funded Debt that is permitted hereunder and the pledge of the Stock of Foster Wheeler Energie Oy to secure Foreign Funded Debt of Foster Wheeler Energie Oy so long as such Indebtedness is permitted hereunder, (q) Liens on property of a Non-Borrower Party Foreign Subsidiary securing Hedge Agreements in respect of Indebtedness of such Non-Borrower Party Foreign Subsidiary permitted to be incurred hereunder and other Liens securing up to $7,500,000 of principal amount of Indebtedness under other Hedge Agreements permitted hereunder, (r) customary Liens in favor of trustees and escrow agents, and statutory netting and setoff rights, statutory bankers’ liens and the like in favor of financial institutions, excluding Hedge Agreements, in each case, arising in the ordinary course of business, (s) Liens on property of any Securitization Subsidiary relating to Foreign Securitization Transactions, (t) Liens on property purchased or built pursuant to any engineering, construction, procurement, manufacturing, equipment or supply contract with a customer (including any Governmental Authority) in favor of such customer arising in the ordinary course of business of a Borrower Party or a Subsidiary thereof in respect of payments made by or on behalf of such customer for goods produced or services rendered to such customer, (u) leases or subleases of Real Property granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Parent and its Subsidiaries taken as a whole, (v) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like that are not Subsidiaries, and (w) Liens on assets of a Non-Borrower Foreign Subsidiary to secure Indebtedness permitted under Section 7.1(e).

“Permitted Performance Obligations” means unfunded or contingent Performance Obligations arising in the ordinary course of business and not in connection with the borrowing of money; provided, however, that

(a)                                  Performance Obligations consisting of Letters of Credit issued hereunder for the account of a Borrower Party in connection with an engineering, design, procurement, construction, manufacturing, equipment or supply project or contract of a Subsidiary that is not a Borrower Party shall not exceed an aggregate stated amount at any time outstanding of $50,000,000; provided, however, that the face amount of such Performance Obligations plus financial Letters of Credit issued under clause (q) of the definition of Permitted Investments shall not exceed $50,000,000 stated amount in the aggregate at any time outstanding;

(b)                                 Encumbered Performance Obligations shall not exceed $275,000,000 in stated amount at any time outstanding; and

(c)                                  at any time during an Inter-Tier Trigger Event Period with respect to a Tier, renewals of expiring or terminating Inter-Tier Performance Obligations and new Performance Obligations in respect of existing engineering, design, procurement, construction, manufacturing, equipment or supply projects or contracts of any Non-Borrower Party Foreign Subsidiary shall made only to the extent that Inter-Tier Obligations (other than Inter-Tier Performance Obligations and Inter-Tier Contract Guaranty Obligations, in each case, in respect of new projects entered into after the date such Inter-Tier Trigger Event commences) would not exceed $30,000,000 in principal or stated amount in the aggregate as of the date such Inter-Tier Performance Obligation is made after giving effect to such Inter-Tier Performance Obligation; provided, however, that no Non-Borrower Party Foreign Subsidiary that is not a Subsidiary of a Tier may be utilized as a pass through entity as a means to circumvent the limitations set forth in this clause (c) of this definition.

“Permitted Protest” means any protest by a Borrower or any of its Subsidiaries of any Lien (other than any Lien that secures the Obligations), taxes, or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or any such Subsidiary, as applicable, in good faith, and (c) Administrative Agent is satisfied, in its Permitted Discretion, that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Collateral Agent’s Liens or, in the case of any impairment of the priority of Collateral Agent’s Liens, the amount of any such priority claim shall not exceed $1,000,000 individually or in the aggregate.

“Permitted Purchase Money Indebtedness” means Purchase Money Indebtedness in an aggregate principal amount outstanding not to exceed $60,000,000 at any time (it being understood that such amount shall be in addition to the amount of Purchase Money Indebtedness described on Schedule 7.1 and permitted under Section 7.1(b)).

“Perryville I Lease Facility” means a Financing Lease and any Indebtedness secured directly or indirectly by an assignment of such Financing Lease of the property located at Perryville I Corporate Park, 51 Route 173 East, Union Township, New Jersey.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of the Closing Date among the Borrower Parties and Collateral Agent, for the benefit of the Lender Group, and each other Security Agreement executed by any Borrower Party and Collateral Agent, for the benefit of the Lender Group.

“Pledged Notes” means the promissory notes pledged to Collateral Agent pursuant to the Pledge and Security Agreement.

“Proceeds” means (a) all “proceeds” (as defined in the Article 9 of the Code) with respect to the Collateral and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Project” means any municipal solid waste project or any other project, owned by a Borrower Party or a Subsidiary thereof, the assets of which are financed on a limited recourse basis.

“Projections” means HoldCo’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with HoldCo’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)                                  with respect to a Lender’s obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto and with respect to a Lender’s obligation to participate in Revolver Facility Letters of Credit issued under the Revolver Facility, to reimburse the Revolver Facility Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender’s Revolver Commitment, by (B) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate principal amount of such Lender’s Advances outstanding plus the aggregate Revolver Facility Letters of Credit issued and outstanding by such Lender by (B) the aggregate principal amount of all Advances outstanding plus the aggregate Revolver Facility Letters of Credit issued and outstanding,

(b)                                 with respect to a Lender’s obligation to participate in L/C Facility B Letters of Credit issued under the L/C Facility B, to reimburse the L/C Facility B Issuing Lender, and to receive payments of fees with respect thereto and with respect to L/C Facility B Advances, (i) prior to the L/C Facility B Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender’s L/C Facility B Commitment plus the unpaid principal amount of such Lender’s L/C Facility B Advances, by (B) the aggregate L/C Facility B Commitments of all Lenders plus the unpaid principal amount of all L/C Facility B Advances, and (ii) from and after the time that the L/C Facility B Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate outstanding amount of L/C Facility B Letters of Credit issued by such Lender under the L/C Facility B and the unpaid principal amount of such Lender’s L/C Facility B Advances by (B) the aggregate outstanding amount of L/C Facility B Letters of Credit issued by all Lenders under the L/C Facility B and the unpaid principal amount of all of the L/C Facility B Advances,

(c)                                  with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender’s Revolver Commitment plus such Lender’s L/C Facility B Commitment plus such Lender’s portion of the L/C Facility B Advances by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the aggregate amount of L/C Facility B Commitments of all Lenders plus the L/C Facility B Advances; provided, however, that in the event the Revolver Commitments and the L/C Facility B Commitments have been terminated or reduced to zero or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender’s Advances outstanding plus the aggregate

Revolver Facility Letters of Credit issued and outstanding by such Lender plus the aggregate outstanding amount of L/C Facility B Letters of Credit issued by such Lender under the L/C Facility B plus the unpaid principal amount of such Lender’s L/C Facility B Advances by (B) the principal amount of all outstanding Advances plus the aggregate Revolver Facility Letters of Credit issued and outstanding by all Lenders plus the aggregate outstanding amount of L/C Facility B Letters of Credit issued by all Lenders under the L/C Facility B plus the unpaid principal amount of all of the L/C Facility B Advances.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Borrower Party and the improvements thereto.

“Real Property Collateral” means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property with a fair market value of $250,000 or more hereafter acquired by a Borrower Party.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Register” has the meaning set forth in Section 14.1(h).

“Registered Loan” has the meaning set forth in Section 2.16.

“Registration Statement” means HoldCo’s Registration Statement on Form S-4 and Form S-3 as filed with the Securities and Exchange Commission on May 4, 2004, as amended on August 16, 2004.

“Reinvestment Period” has the meaning set forth in Section 2.3(e).

“Related Fund” means any fund or account managed by any Lender or an Affiliate of any Lender or by the investment manager of any such fund or account.

“Remedial Action” means all costs and actions to (a) clean up, remove, remediate, contain, treat, monitor, investigate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, or

(d) perform any pre-remedial, restoration or reclamation studies, investigations, or post-remedial, restoration or reclamation operation and maintenance activities.

“Replacement Lender” has the meaning set forth in Section 15.2(a).

“Report” has the meaning set forth in Section 16.17.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than (except as follows) events for which the 30 day notice period has been waived, but including any event with respect to which the 30-day notice has been waived and which involves (i) a liability of $1,000,000 or more, (ii) a material employee benefit plan or (iii) receipt of a notice of withdrawal liabilities pursuant to Section 4202 of ERISA.  For purposes of this definition, a material employee benefit plan is an employee benefit plan in which benefit liabilities exceed assets on a termination basis based on PBGC assumptions by $1,000,000 or more.

“Required Availability” means that Excess Availability exceeds $25,000,000.

“Required Lenders” means, at any time, each of (a) Required Revolving Lenders and (b) Required L/C Facility B Lenders.

“Required L/C Facility B Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (b) of the definition of Pro Rata Share) equal or exceed 50.1%.

“Required Revolving Lenders” means, at any time, Revolving Lenders whose aggregate Pro Rata Shares (calculated under clause (a) of the definition of Pro Rata Share) equal or exceed 50.1%.

“Reserve Percentage” means, on any day, for Administrative Agent, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of Administrative Agent, but so long as Administrative Agent is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Financial Officer” means, with respect to any Person, its chief financial officer, treasurer or controller or any other officer or similar official thereof responsible for the administration of the obligations of such Person.

“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-2 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

“Revolver Facility” means the credit facility made available pursuant to Sections 2.1(a) and (b).

“Revolver Facility Issuing Lender” means any Lender that, at the request of Administrative Borrower and with the consent of Agents, agrees, in such Lender’s sole discretion, to become a Revolver Facility Issuing Lender for the purpose of issuing Revolver Facility L/Cs or Revolver Facility L/C Undertakings pursuant to Section 2.11.

“Revolver Facility L/C” has the meaning set forth in Section 2.11(a).

“Revolver Facility L/C Disbursement” means a payment made by the Revolver Facility Issuing Lender pursuant to a Revolver Facility Letter of Credit.

“Revolver Facility L/C Undertaking” has the meaning set forth in Section 2.11(a).

“Revolver Facility Letter of Credit” means a Revolver Facility L/C or a Revolver Facility L/C Undertaking, as the context requires.

“Revolver Facility Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Revolver Facility Letters of Credit issued under the Revolver Facility and (b) the aggregate amount of unreimbursed Revolver Facility L/C Disbursements at such time.

“Revolver Facility Priority Collateral” means all Collateral that is not L/C Facility B Priority Collateral.

“Revolver Facility Underlying Issuer” means a third Person ((i) approved by Parent which approval shall not be unreasonably withheld or (ii) proposed by Borrowers and approved by Administrative Agent and Revolver Facility Issuing Lender in their reasonable discretion (it being understood that any such Person proposed by Borrowers must provide such services on economic terms no less favorable to Administrative Agent and Revolver Facility Issuing Lender than the economic terms provided by the Revolver Facility Underlying Issuer in place as of the Closing Date)) which is the beneficiary of a Revolver Facility L/C Undertaking and which has issued a letter of credit at the request of the Revolver Facility Issuing Lender under this Agreement.

“Revolver Facility Underlying Letter of Credit” means a letter of credit that has been issued by a Revolver Facility Underlying Issuer.

“Revolver Usage” means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances,  plus (b) the then extant amount of the Revolver Facility Letter of Credit Usage.

“Revolving Lender” means any Lender with a Revolver Commitment

“Risk Participation Liability” means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance, L/C Facility B Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by Borrower Parties or any of their Subsidiaries of real or personal property which has been or is to be sold or transferred by Borrower Parties or any of their Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower Parties or any of their Subsidiaries.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Notes” means those certain 10.359% Senior Secured Notes due 2011, Series A, and those certain 10.359% Senior Secured Notes due 2011, Series B, issued pursuant to the Indenture, in an aggregate original principal amount of $261,471,000.

“Securities Account” means a “securities account” (as such term is defined in Article 8 of the Code).

“Securitization Subsidiary” has the meaning set forth in the definition of “Foreign Securitization Transaction.”

“Series B Preferred Stock” means the Series B Voting Convertible Preferred Shares (liquidation preference $0.01 per share) issued by HoldCo prior to the Closing Date and containing the principal terms set forth in the Registration Statement.

“Settlement” has the meaning set forth in Section 2.2(f)(i).

“Settlement Date” has the meaning set forth in Section 2.2(f)(i).

“Significant Subsidiary” means a Subsidiary of a Borrower Party (that is not a Borrower Party) that has assets (excluding intercompany loans or receivables that are eliminated in the financial statements of the Consolidated Group) greater than 5% of the assets of the Consolidated Group.

“Solvent” means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

“Special Purpose Subsidiary” means a Subsidiary (other than a Borrower Party) of the Parent formed with the express and sole purpose of, and which is engaged solely in the business of, constructing or owning (directly or through a Subsidiary), leasing or operating a specific Project, and with respect to which Subsidiary, neither HoldCo nor any of its other Subsidiaries is obligated (except as guarantor of completion or performance) to pay any Indebtedness (including lease obligations) incurred to construct, own, lease or operate any such Project or any other Indebtedness of such Subsidiary, except under the Exit Funding Facility with respect to Parent’s Obligations thereunder, so long as such companies otherwise qualify under this definition.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Taxes” has the meaning set forth in Section 16.11(e).

“Tier” means (a) Foster Wheeler Energie Oy and its direct and indirect Subsidiaries, (b) Foster Wheeler Limited (England) and its direct and indirect Subsidiaries, (c) Foster Wheeler Continental Europe S.r.l. and its direct and indirect Subsidiaries or (d) Foster Wheeler International Engineering & Consulting (Shanghai) Company Limited and Foster Wheeler International Trading (Shanghai) Company Limited.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-2 attached hereto or on the signature page of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

“Trade Obligation” means, as to any Person, all obligations in respect of letters of credit, bank guaranties, bankers’ acceptances, surety bonds, performance bonds and other similar instruments issued for the account of such Person in respect of trade payables or similar obligations (other than Indebtedness) or any guaranties of any of the foregoing obligations, but in any event excluding Performance Obligations.

“Trademarks” means trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever accruing thereunder or pertaining thereto together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

“Trust Preferred” shall mean 9% $175,000,000 Trust Preferred Securities of Parent (as successor to Foster Wheeler Corporation) issued on or about January 13, 1999, and the related junior subordinated debentures.

“UCC Filing Authorization Letter” means a letter duly executed by each Borrower Party authorizing Collateral Agent to file appropriate initial financing statements without the signature of such Borrower Party, as applicable, in such office or offices as may be necessary or, in the opinion of any Agent, in its Permitted Discretion, desirable to perfect the security interests purported to be created by the Loan Documents.

“Underlying Issuer” means the Revolver Facility Underlying Issuer or the L/C Facility B Underlying Issuer, as applicable.

“Underlying Letter of Credit” means any Revolver Facility Underlying Letter of Credit or L/C Facility B Underlying Letter of Credit.

“Unfunded Pension Liability” means the excess of a Benefit Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Benefit Plan’s assets, based on the actuarial value of the assets and the actuarial accrued liabilities that are used in conjunction with determining the funding requirements for such Benefit Plan reported in such Benefit Plan’s annual report for the applicable plan year.

“United States” means the United States of America.

“Voidable Transfer” has the meaning set forth in Section 17.7.

“Voting Stock” means, with respect to any Person, Stock of any class or kind ordinarily having the power to vote for the election of the Board of Directors of such Person.

1.2                               Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Borrowers” or the term “HoldCo” is used in respect of a financial covenant or a related definition, it shall be understood to mean HoldCo and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidations where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that, if Administrative Borrower notifies Administrative Agent that Administrative Borrower requests an amendment of any provision of Section 7.7, Section 7.12, Section 7.17 or any defined term used therein solely to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if Administrative Agent notifies Administrative Borrower that Required Lenders request an amendment of any provision of Section 7.7, Section 7.12, Section 7.17 or any defined term used therein for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision or such defined term shall be applied to Section 7.7, Section 7.12 and Section 7.17 on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further, however, that during any such time that the calculations set forth in Section 7.7, Section 7.12, Section 7.17 or any defined term used therein are not calculated based on GAAP as then currently in effect, in addition to the financial statements required to be delivered hereunder in accordance with current GAAP, Borrower Parties shall also deliver unaudited financial statements prepared in accordance with the form of GAAP used for purposes of such calculations.

1.3                               Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.4                               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      LOAN AND TERMS OF PAYMENT.

2.1                               Revolver Advances; L/C Facility B.

(a)                                  Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to the Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of

(i) the Maximum Revolver L/C Facility Amount less the Revolver Facility Letter of Credit Usage or (ii) the Maximum Revolver Amount.  Notwithstanding anything which may be construed to the contrary, so long as Morgan Stanley is Administrative Agent, Administrative Agent shall not be required to fund any Advances (other than Agent Advances or other Advances in Morgan Stanley’s sole discretion) except to the extent that the applicable Lender with a Revolver Commitment has funded such Lender’s Pro Rata Share of such Advance.

(b)                                 Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to provide letter of credit availability in accordance with, and up to the amounts set forth in, Section 2.11; provided, however, that, notwithstanding anything herein which may be construed to the contrary, so long as Morgan Stanley is the Administrative Agent, Revolver Facility Letters of Credit shall be issued only to the extent that each Lender with a Revolver Commitment has deposited with Administrative Agent an amount equal to such Lender’s Pro Rata Share of such Revolver Facility Letters of Credit in accordance with a Lender Side Letter Agreement.

(c)                                  Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a L/C Facility B Commitment agrees (severally, not jointly or jointly and severally) to provide letter of credit availability in accordance with Section 2.12 (the “L/C Facility B”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of (i) such Lender’s Pro Rata Share of an amount equal to the L/C Facility B Amount, or (ii) such Lender’s L/C Facility B Commitment.

(d)                                 Amounts borrowed or credit otherwise extended pursuant to this Section 2.1 (other than L/C Facility B Advances) may be repaid and, subject to the terms and conditions of this Agreement, reborrowed or re-extended at any time during the term of this Agreement.

(e)                                  A Borrower may request that a single Letter of Credit be issued under both the Revolver Facility and the L/C Facility B in the manner, and subject to the conditions, set forth in Sections 2.1(b), 2.1(c), 2.11 and 2.12; provided, that such request for a Letter of Credit shall also designate the amounts to be allocated to each of the Revolver Facility and the L/C Facility B, respectively, and the amount allocated to the Revolver Facility shall be a “Revolver Facility Letter of Credit” hereunder and the amount allocated to the L/C Facility B shall be a “L/C Facility B Letter of Credit” hereunder.

2.2                               Borrowing Procedures and Settlements.

(a)                                  Procedure for Borrowing.  Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Administrative Agent (which notice must be received by Administrative Agent no later than 1:00 p.m. (New York time) on the Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day.  At Administrative Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Administrative Agent telephonic notice of such request by the required time.  In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.  At Administrative Borrower’s request and subject to the conditions set forth in Section 2.13 (including, without limitation, the notice requirement set forth therein) and otherwise in this Agreement, Borrowings (other than Borrowings on the Closing Date) may be made as LIBOR Rate Loans.

(b)                                 Intentionally Omitted.

(c)                                  Making of Loans.

(i)                                     Promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), Administrative Agent shall notify the Lenders, not later than 4:00 p.m. (New York time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing.  Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. (New York time) on the Funding Date applicable thereto.  After Administrative Agent’s receipt of the proceeds of such Advances, Administrative Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to Administrative Borrower’s Designated Account; provided, however, that Administrative Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Administrative Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii)                                  Unless Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 12:00 Noon (New York time) on the Funding Date, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Administrative Agent, together with interest at the Defaulting Lender Rate for each day during such period.  A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error.  If such amount and such interest is so made available, such payment to Administrative Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement.  If such amount and such interest is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify Administrative Borrower of such failure to fund and, upon demand by Administrative Agent, Borrowers shall pay such amount to Administrative Agent for Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing.  The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii)                               Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Administrative Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Administrative Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers.  Subject to the foregoing, Administrative Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Administrative Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero.  This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Administrative Agent, and Administrative Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Administrative Agent all amounts owing by Defaulting Lender in respect thereof.  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Administrative Agent or to the Lenders other than such Defaulting Lender.  Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and, if such failure to fund shall continue unremedied for two (2) or more Business Days, shall entitle Administrative Borrower at its option, upon written notice to Administrative Agent, to arrange for a substitute Lender (that is an Eligible Transferee) to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Administrative Agent, in its Permitted Discretion.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(d)                                 Collateral Agent Advances.

(i)                                     Collateral Agent hereby is authorized by Borrowers and the Lenders, from time to time in its sole discretion at the request of Required L/C Facility B Lenders, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make loans to Borrowers on behalf of L/C Facility B Lenders solely for the purpose of (A) preserving or protecting the Collateral, or any portion thereof, (B) enhancing the likelihood of repayment of the Obligations or (C) enabling the Borrowers to pay any issuance charges and maintenance fees then owing to the L/C Facility B Issuing Lender in order to maintain and/or renew L/C Facility B Letters of Credit issued under the L/C Facility B (any of the loans described in this Section 2.2(d) shall be referred to as “Collateral Agent Advances”); provided, that notwithstanding anything to the contrary contained in this Section 2.2(d), the aggregate principal amount of Collateral Agent Advances outstanding at any time shall not exceed $12,500,000.

(ii)                                  Collateral Agent Advances shall (A) be repayable on demand, (B) be secured by the Collateral Agent’s Liens granted to Collateral Agent under the Loan Documents, (C) constitute Obligations hereunder, and (D) bear interest at the rate applicable from time to time equal to L/C Facility B Advances that are Base Rate Loans under Section 2.5.

(iii)                               It is agreed that upon the demand of Collateral Agent, each Lender having an L/C Facility B Commitment shall pay to Collateral Agent in immediately available funds such Lender’s Pro Rata Share of such Collateral Agent Advance.

(iv)                              Administrative Agent shall record on its books the principal amount of the Collateral Agent Advances owing to Collateral Agent, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

(e)                                  Administrative Agent Advances.

(i)                                     Administrative Agent hereby is authorized by Borrowers and the Lenders, from time to time in Administrative Agent’s sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Revolving Lenders that Administrative Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.2(e) shall be referred to as “Agent Advances”); provided, that notwithstanding anything to the contrary contained in this Section 2.2(e), (I) the aggregate principal amount of Agent Advances outstanding at any time shall not exceed an amount equal to $12,500,000 and (II) Required Revolving Lenders do not instruct Administrative Agent (in writing) not to make such Agent Advances.  Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Administrative Agent solely for its own account.

(ii)                                  The Agent Advances shall (A) be repayable on demand, (B) secured by the Collateral Agent’s Liens granted to Collateral Agent under the Loan Documents, (C) constitute Obligations hereunder, and (D) bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(f)                                    Settlement.  It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances.  Such agreement notwithstanding, Administrative Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i)                                     Administrative Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent, (1) for itself, with respect to each Agent Advance, and (2) with respect to Borrowers’ or their Subsidiaries’ Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Agent Advances for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.2(c)(iii)):  (y) if a Lender’s balance of the Advances (including Agent Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Agent Advances) as of a Settlement Date, then Administrative Agent shall, by no later than 3:00 p.m. (New York time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate) an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Agent Advances), and (z) if a Lender’s balance of the Advances (including Agent Advances) is less than such Lender’s Pro Rata Share of the Advances (including Agent Advances) as of a Settlement Date, such Lender shall no later than 3:00 p.m. (New York time) on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Agent Advances).  Such amounts made available to Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Advances and shall constitute Advances of such Lenders.  If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)                                  In determining whether a Lender’s balance of the Advances and Agent Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, and fees payable by Borrowers and allocable to the Lenders hereunder, and cash proceeds of Collateral.  To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Administrative Agent to that Lender as part of such next Settlement.

(iii)                               Between Settlement Dates, Administrative Agent, to the extent no Agent Advances are outstanding, may apply any payments received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Administrative Agent’s Pro Rata Share, if any, of the Advances.  If, as of any Settlement Date, Collections of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Administrative Agent’s Pro Rata Share of the Advances other than to Agent Advances, as provided for in the previous sentence, Administrative Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances.  During the period between Settlement Dates, Administrative Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Administrative Agent or the Lenders, as applicable.

(g)                                 Notation.  Administrative Agent shall record on its books the principal amount of the Advances (or the L/C Facility B Advances, as applicable) owing to each Lender, including Agent Advances owing to Administrative Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.  In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Advances, L/C Facility B Advances in its books and records, including computer records.

(h)                                 Lenders’ Failure to Perform.  All Advances (other than Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.3                               Payments.

(a)                                  Payments by Borrowers.

(i)                                     Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein.  Any payment received by Administrative Agent later than 2:00 p.m. (New York time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)                                  Unless Administrative Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Administrative Agent may assume that Borrowers have made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Administrative Agent on the date when due, each Lender severally shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)                                 Apportionment and Application.

(i)                                     Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents, all payments made by, or on behalf of, Borrowers hereunder shall be made to Administrative Agent and shall be applied to the Obligations then due and payable (or, in the case of Advances, prepayable) as specified by Borrowers; provided, however, that the aggregate principal and interest payments hereunder shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for any Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates.

(ii)                                  Notwithstanding the foregoing, all payments remitted to Administrative Agent in respect of mandatory prepayments under Sections 2.3(c), (d) and (e) and all payments remitted to Administrative Agent after an Event of Default has occurred and is continuing (including, without limitation, all Collections and Proceeds received after an Event of Default has occurred and is continuing) shall be applied as follows:

(A)                              All amounts (other than Proceeds of L/C Facility B Priority Collateral), including, without limitation, any cash payments in respect of adequate protection received in any Insolvency Proceeding of any Borrower Party or any Subsidiary of any Borrower Party (including all Proceeds of any additional collateral or replacement Liens provided as adequate protection) shall be applied in the following order:

first, to pay (i) any Lender Group Expenses and fees then due to any Agent (for its own account) under the Loan Documents (including any such fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, and (ii) the unpaid principal and accrued and unpaid interest on Agent Advances and Collateral Agent Advances (including any such interest that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, second, ratably to pay (i) any fees (other than the Applicable Revolver Facility Prepayment Premium) then due to any or all of the Lenders in respect of their Revolver Commitment under the Loan Documents (including any such fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, and (ii) interest then due in respect of the Advances (other than Agent Advances and Collateral Agent Advances) (including any such interest that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, third, ratably (i) to pay the principal of all Advances, until paid in full, and (ii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of Revolver Facility Issuing Lender and those Lenders having a Revolver Commitment as cash collateral in the amount of 105% of the then extant Revolver Facility Letter of Credit Usage, until paid in full, fourth, ratably to pay (i) fees (other than the Applicable L/C Facility B Prepayment Premium) then due in respect of the L/C Facility B Commitment (including any such fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, and (ii) interest then due in respect of the L/C Facility B (including any such interest that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, fifth, ratably (i) to pay the principal amount of all L/C Facility B Advances, until paid in full, and (ii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of L/C Facility B Issuing Lender and those Lenders having a L/C Facility B Commitment, as cash collateral in the amount of 105% of the then extant L/C Facility B Letter of Credit Usage, until paid in full, sixth, ratably to pay (i) the Applicable Revolver Facility Prepayment Premium, until paid in full, and (ii) any other Obligation then due to any Revolving Lender in respect of its Revolver Commitment, until paid in full,

seventh, ratably, to pay the Applicable L/C Facility B Prepayment Premium until paid in full,

eighth, to pay any other Obligations, and

ninth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under Applicable Law.

(B)                                All Proceeds of L/C Facility B Priority Collateral shall be applied in the following order:

first, to pay (i) any Lender Group Expenses and fees then due to any Agent (for its own account) under the Loan Documents (including any such fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, and (ii) the unpaid principal and accrued and unpaid interest on Agent Advances and Collateral Agent Advances (including any such interest that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, second, ratably to pay (i) fees then due in respect of the L/C Facility B Commitment (other than the Applicable L/C Facility B Prepayment Premium) (including any such fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, and (ii) interest then due in respect of the L/C Facility B (including any such interest that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, third, ratably to pay (i) the principal amount of all L/C Facility B Advances, until paid in full, and (ii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of L/C Facility B Issuing Lender and those Lenders having a L/C Facility B Commitment, as cash collateral in the amount of 105% of the then extant L/C Facility B Letter of Credit Usage, until paid in full, fourth, ratably to pay (i) any fees then due to any or all of the Lenders in respect of their Revolver Commitment under the Loan Documents (including any such fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, and (ii) interest then due in respect of the Advances (other than Agent Advances and Collateral Agent Advances) (including any such interest that, but for the commencement of an Insolvency Proceeding, would have accrued), until paid in full, fifth, ratably to pay (i) the principal of all Advances until paid in full, and (ii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of Revolver Facility Issuing Lender and those Lenders having a Revolver Commitment as cash collateral in the amount of 105% of the then extant Revolver Facility Letter of Credit Usage until paid in full, sixth, ratably to pay (i) the Applicable L/C Facility B Prepayment Premium, until paid in full, and (ii) any other Obligation then due to any L/C Facility B Lender in respect of its L/C Facility B Commitment, until paid in full, seventh, ratably, to pay the Applicable Revolver Facility Prepayment Premium, until paid in full,

eighth, to pay any other Obligations, and

ninth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under Applicable Law.

(iii)                             Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(f).

(iv)                            For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except that for purposes of (A) clauses first through eighth, inclusive, of the foregoing Section 2.3(b)(ii)(A), and (B) clauses first through eighth, inclusive, of the foregoing Section 2.3(b)(ii)(B), “paid in full” shall not include default interest (but not any other interest) and loan fees to the extent that any such amounts are disallowed in any Insolvency Proceeding.

(v)                               In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(c)                                Mandatory Prepayments/Mandatory Offers to Prepay.  All mandatory prepayments hereunder shall be applied in accordance with Sections 2.3(e):

(i)                                   Subject to Sections 2.3(e)(ii) and (iii), promptly upon any Asset Sale (and in any event within 3 days of receipt of the Net Cash Proceeds with respect thereto) by any Borrower Party or any of their Subsidiaries of property or assets or immediately upon receipt of any insurance or condemnation proceeds in connection with any Casualty Event relating to any Collateral (“Insurance Proceeds”), Borrowers shall make an Offer to Prepay (or if a Default or Event of Default has occurred and is continuing, Borrowers shall prepay) the Obligations in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Asset Sale or Casualty Event.  Nothing contained in this Section 2.3(c)(i) shall permit any Borrower Party or any of their Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

(ii)                                  Promptly upon (and in any event within 3 days of) the issuance or incurrence by any Borrower Party or any of their Subsidiaries of any Indebtedness (other than Indebtedness referred to in Sections 7.1(a) through (o) and (q) through (r)), Borrowers shall make an Offer to Prepay (or if a Default or Event of Default has occurred and is continuing, Borrowers shall prepay) the Obligations in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.  The provisions of this subsection (ii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(d)                                 Offer to Prepay.

(i)                                     An “Offer to Prepay” means an offer by Borrowers to prepay the Obligations as required by this Agreement.  Any Offer to Prepay shall be delivered to each Lender and each Agent in writing.  Each Offer to Prepay shall include or state the following as to the terms of the Offer to Prepay:  (A) the provision of this Agreement pursuant to which such offer is being made, (B) the aggregate amount of the outstanding Obligations offered to be prepaid by Borrowers pursuant to the Offer to Prepay (the “Prepayment Amount”), (C) that each Lender that desires to accept such offer must notify Administrative Agent (with a copy to Parent) in writing by executing an acceptance set forth in such Offer to Prepay within 30 days of the date of such Offer to Prepay.  An Offer to Prepay shall be deemed accepted by (A) all L/C Facility B Lenders upon receipt of acceptances pursuant to clause (C) above from Required L/C Facility B Lenders and (B) all Revolving Lenders upon receipt of acceptances pursuant to clause (C) from Required Revolving Lenders.  Upon such acceptance (and in any event within 3 days thereof) Borrowers shall prepay the Obligations, which prepayments shall be applied in accordance with Section 2.3(e); provided, however, that, if Revolving Lenders do not accept such Offer to Prepay, no amounts shall be applied to principal, cash collateralization of Revolver Facility Letters of Credit, interest or fees due under the Revolver Facility and, if L/C Facility B Lenders do not accept such Offer to Prepay, no amounts shall be applied to principal, cash collateralization of L/C Facility B Letters of Credit, interest or fees due under the L/C Facility B.

(e)                                  Application of Payments.

(i)                                     All prepayments of the Obligations under Section 2.3(c), 2.3(d), 2.3(e)(ii) or 2.3(e)(iii) shall be applied in the manner set forth in Section 2.3(b)(ii)(A) or (B), as applicable, and any such prepayment applied to principal or to cash collateralize Letters of Credit under a particular Commitment shall result in a permanent reduction in such Commitment in such amount.  In the event that the amount of Net Cash Proceeds from such prepayments are in excess of the amounts necessary to fully prepay or cash collateralize the Obligations outstanding under a particular Commitment at the time of such prepayment, then at the election of the Required Revolving Lenders or the Required L/C Facility B Lenders, as applicable, the remaining unused Commitments may reduced by an amount equal to the amount of such excess and, in such event, the Borrower Parties shall be permitted to reinvest (or use for general corporate purposes) such remaining Net Cash Proceeds up to the amount of any such reduction.  Upon any mandatory prepayment (other than a mandatory prepayment from Insurance Proceeds) and Commitment reduction pursuant to this Section 2.3(e), Borrowers shall be required to pay immediately, in cash, a prepayment premium (A) to Administrative Agent, for the benefit of the Revolving Lenders, in an amount equal to the product of (I) the amount of the reduction in the Revolver Commitment in connection with such prepayment event times (II) the Applicable Revolver Facility Prepayment Percentage and (B) to Administrative Agent, for the benefit of the L/C Facility B Lenders, in an amount equal to the product of (I) the amount of the reduction in the L/C Facility B Commitment in connection with such prepayment event times (II) the Applicable L/C Facility B Prepayment Percentage.

(ii)                                  Notwithstanding the foregoing, unless a Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrowers may elect to reinvest Net Cash Proceeds from Asset Sales in an aggregate amount not to exceed $50,000,000 during the term of this Agreement that would otherwise trigger a requirement that an Offer to Prepay be made by delivering, in lieu of delivering an Offer to Prepay, a certificate (an “Asset Sale Notice of Reinvestment”) of an Authorized Person to Administrative Agent that (A) states that the Borrower Party or Subsidiary of a Borrower Party that conducted such Asset Sale intends to reinvest such Net Cash Proceeds in such Borrower Party’s or Subsidiary of a Borrower Party’s business within nine (9) months of the date of such Asset Sale and (B) confirms that, in the case of any sale of an asset of a Borrower Party, such Net Cash Proceeds have been deposited into a Cash Collateral Account, which Net Cash Proceeds when so deposited (1) shall constitute Collateral, securing the payment of the Obligations then outstanding, (2) may be withdrawn by the applicable Borrower Party solely to reinvest in other assets of such Borrower Party that are useful in the business of such Borrower Party; provided, that (a) such reinvestment must be made within 270 days (or, subject to the Investment Restrictions set forth in Section 7.12, to the extent the applicable Borrower Party or Subsidiary of a Borrower has entered into a binding long term contract to acquire assets in connection with a Project prior to the expiration of such period, such period shall be extended for an additional 360 days) (the “Asset Sale Reinvestment Period”) after the date of receipt by the applicable Borrower Party or Subsidiary of such Net Cash Proceeds, (b) the amount withdrawn from the Cash Collateral Account may not exceed the amount of Net Cash Proceeds deposited in connection with such Asset Sale, and (c) no Default or Event of Default shall have occurred and be continuing at the time of such reinvestment, and (3) upon the occurrence and during the continuance of a Default or an Event of Default, such Net Cash Proceeds shall be applied in accordance with Section 2.3(e)(i).  If and to the extent the Net Cash Proceeds are not fully reinvested during the

Asset Sale Reinvestment Period and so long as such Net Cash Proceeds are not otherwise required to be applied to repay the Obligations because a Default or Event of Default has occurred, upon expiration of the Asset Sale Reinvestment Period, Borrowers shall promptly make an Offer to Prepay the Obligations in the amount of such unreinvested Net Cash Proceeds pursuant to Section 2.3(d).

(iii)                               Notwithstanding the foregoing, unless a Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrowers may elect to apply Insurance Proceeds that would otherwise trigger a requirement that an Offer to Prepay be made to repair, replace or otherwise restore the Collateral subject to the loss or condemnation by delivering, in lieu of delivering an Offer to Prepay, a certificate (a “Notice of Direction”) of an Authorized Person to Administrative Agent that (A) states in detail how Borrowers elect to apply such Insurance Proceeds and (B) directs Administrative Agent to deposit all such Insurance Proceeds received by a Borrower Party into a Cash Collateral Account, which Insurance Proceeds when so deposited (1) shall constitute Collateral, securing the payment of the Obligations then outstanding, (2) may be withdrawn by the Borrowers solely to replace, repair or restore the Collateral that was the subject of the Casualty Event, loss or condemnation, with other Collateral that is useful in the business of Borrower Parties; provided, that (a) such withdrawal must be made and such Collateral replaced, repaired or restored within 365 days (the “Reinvestment Period”) after the date of receipt by the applicable Borrower Party of such Insurance Proceeds, (b) the amount withdrawn may not exceed the amount of Insurance Proceeds deposited in connection with all such losses, casualties and condemnations, and (c) no Default or Event of Default shall have occurred and be continuing at the time of such withdrawal, and (3) upon the occurrence and during the continuance of a Default or an Event of Default, shall be applied in accordance with Section 2.3(e)(i).  If and to the extent the Insurance Proceeds are not fully reinvested during the Reinvestment Period and so long as such Insurance Proceeds are not otherwise required to be applied to repay the Obligations because a Default or Event of Default has occurred, upon expiration of the Reinvestment Period, Borrowers shall promptly make an Offer to Prepay the Obligations in the amount of such unreinvested Insurance Proceeds pursuant to Section 2.3(d).

2.4                               Overadvances.  If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1, Section 2.11 or Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1, Section 2.11 or Section 2.12, as applicable (in each case, an “Overadvance”), Borrowers immediately shall pay to Administrative Agent, in cash, the amount of such excess, which amount shall be used by Administrative Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.3(b).  In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

2.5                               Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a)                                  Interest Rates.  Except as provided in Section 2.5(c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Revolving Loan Margin; (ii) if the relevant Obligation is a L/C Facility B Advance, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate L/C Facility B Margin; (iii) if the relevant Obligations is a L/C Facility B Advance and the LIBOR Option is not available or the relevant Obligation is a Collateral Agent Advance, at a per annum rate equal to the Base Rate plus the Base Rate L/C Facility B Margin; and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Revolving Loan Margin.

(b)                                 Letter of Credit Fee.

(i)                                     With respect to Revolver Facility Letters of Credit issued under the Revolver Facility, Borrowers shall pay Administrative Agent (for the ratable benefit of the Lenders with a Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a rate equal to 5.00% per annum times the Daily Balance of the undrawn amount of all such issued and outstanding Revolver Facility Letters of Credit.

(ii)                                  With respect to the L/C Facility B Commitment irrespective of whether any L/C Facility B Letters of Credit have been issued or are outstanding under the L/C Facility B, Borrowers shall pay Administrative Agent (for the ratable benefit of the Lenders with a L/C Facility B Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 7.00% per annum, calculated on a daily basis, times the Maximum L/C Facility B Amount as of each such date.

(c)                                  Default Rate.

(i)                                     Immediately upon the occurrence and during the continuation of any Event of Default under Section 8.1, 8.4 or 8.5 or, at the election of Administrative Agent or the Required Revolving Lenders in the case of any other Event of Default, all Obligations (except for undrawn Letters of Credit, Collateral Agent Advances and L/C Facility B Advances) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder,

(ii)                                  Immediately upon the occurrence and during the continuation of any Event of Default under Section 8.1, 8.4 or 8.5 or, at the election of Administrative Agent or the Required Revolving Lenders in the case of any other Event of Default, the Letter of Credit fee provided for in Section 2.5(b)(i) above shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder,

(iii)                               Immediately upon the occurrence and during the continuation of any Event of Default under Section 8.1, 8.4 or 8.5 or, at the election of Administrative Agent or the Required L/C Facility B Lenders in the case of any other Event of Default, all Obligations in respect of the L/C Facility B Advances and Collateral Agent Advances

shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and

(iv)                              Immediately upon the occurrence and during the continuation of any Event of Default under Section 8.1, 8.4 or 8.5 or, at the election of Administrative Agent or the Required L/C Facility B Lenders in the case of any other Event of Default, the Letter of Credit fee provided for in Section 2.5(b)(ii) above shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.

(d)                                 Payment.  Except as provided to the contrary in Section 2.13(a), interest (including, without limitation, interest on L/C Facility B Advances that are LIBOR Rate Loans), Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations or Commitments are outstanding.  Lender Group Expenses and Indemnified Liabilities shall be due and payable upon demand.  Borrowers hereby authorize Administrative Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees (if not otherwise paid when due and payable), all Lender Group Expenses (as and when incurred and if not otherwise paid upon demand), the charges, commissions, fees, and costs provided for in Section 2.11(e) and Section 2.12(e) (as and when accrued or incurred and if not otherwise paid when due and payable), the fees and costs provided for in Section 2.10 (as and when accrued or incurred and if not otherwise paid when due and payable), and all other payments as and when due and payable under any Loan Document and if not otherwise paid when due and payable (including the amounts due and payable with respect to the L/C Facility B) to Borrowers’ Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.  Any interest not paid when due shall be compounded by being charged to Borrowers’ Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.  Notwithstanding the foregoing, if, at the time that any amounts due in respect of the L/C Facility B Advances are to be charged to Borrowers’ Loan Account, an Event of Default or an Overadvance exists or would result from such charge, such amounts shall (i) not constitute Advances, (ii) continue to remain outstanding as amounts due in respect of the L/C Facility B Advances, and (iii) be compounded and added to the principal of the L/C Facility B Advances; provided that the failure to make such payments and the compounding of such interest shall be an Event of Default under Section 8.1(a) of this Agreement.

(e)                                  Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)                                    Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under Applicable Law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.6                               Cash Management.

(a)                                  Borrower Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agents at one or more of the banks set forth on Schedule 2.6(a) (each, a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of their Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management Bank) into a bank account (a “Cash Management Account”) at one of the Cash Management Banks.

(b)                                 Each Cash Management Bank of a Borrower Party shall establish and maintain Control Agreements with Collateral Agent and Borrowers, in form and substance acceptable to the Agents, to the extent required by Section 7.12.  Each Borrower Party agrees that it will not transfer assets out of any of their Deposit Accounts or Securities Accounts which are required to be subject to a Control Agreement either pursuant to this Section 2.6 or Section 7.12; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, such Borrower Party may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as such Borrower Party, Collateral Agent, and the substitute bank or securities intermediary have entered into a Control Agreement.  Each Borrower agrees that it will take any or all reasonable steps that Agents request in order for Collateral Agent to obtain control in accordance with the Code with respect to any of its or their Securities Accounts and Deposit Accounts as set forth herein.  No arrangement contemplated hereby or by any Control Agreement in respect of any Deposit Account or Securities Accounts shall be modified by any Borrower Party without the prior written consent of Agents.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent (at the direction of Administrative Agent) may notify any bank or securities intermediary which is party to a Control Agreement to liquidate the applicable Deposit Account or Securities Account maintained or held thereby and remit the proceeds thereof to the Agent’s Account.  Each United States domestic Control Agreement shall provide, among other things, that (i) in the case of a Deposit Account, the Cash Management Bank will comply with all instructions originated by Collateral Agent directing the disposition of funds in the deposit account without further consent by any Borrower Party and, in the case of a Securities Account, the securities intermediary will comply with all entitlement orders originated by Collateral Agent directing the disposition of funds in the Securities Account without further consent by any Borrower Party, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon notice from Collateral Agent that an Event of Default has occurred, it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent’s Account.

(c)                                  So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.6(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agents and Agents shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower Parties and such prospective Cash Management Bank shall have executed and delivered to Collateral Agent a Control Agreement.  Borrower Parties shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 60 days of notice from any Agent or Required Lenders that the creditworthiness of any Cash Management Bank is no longer acceptable in such Agent’s or Required Lenders’ reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from any Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in such Agent’s reasonable judgment.

(d)                                 The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower Parties hereby grant a Lien to Collateral Agent.

2.7                               Crediting Payments.  The receipt of any payment item by Administrative Agent (whether from transfers to Collateral Agent by the Cash Management Banks pursuant to the Control Agreements and subsequent transfers to Administrative Agent or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Administrative Agent only if it is received into the Agent’s Account on a Business Day on or before 2:00 p.m. (New York time).  If any payment item is received into the Agent’s Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.

2.8                               Designated Account.  Administrative Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.5(d).  Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Administrative Agent or the Lenders hereunder.  Unless otherwise agreed by Administrative Agent and

Administrative Borrower, any Advance, or Agent Advance requested by Borrowers and made by Administrative Agent or the Lenders hereunder shall be made to the Designated Account.

2.9                               Maintenance of Loan Account; Statements of Obligations.  Administrative Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with the L/C Facility B Advances, all Collateral Agent Advances, all Advances (including Agent Advances) made by Administrative Agent or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Administrative Agent from Borrowers or for Borrowers’ account, including all amounts received in the Agent’s Account from any Cash Management Bank.  Administrative Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Administrative Agent written objection thereto describing the error or errors contained in any such statements.

2.10                        Fees.  Borrowers shall pay to Administrative Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

(a)                                  Unused Line Fee.  On the first day of each month during the term of this Agreement, an unused line fee for the account of each Revolving Lender based on its Pro Rata share of the Revolver Commitments in an amount equal to 1.00% per annum times the result of (i) the Maximum Revolver L/C Facility Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Revolver Facility Letter of Credit Usage during the immediately preceding month,

(b)                                 Fee Letter Fees.  As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

(c)                                  Audit, Appraisal, and Valuation Charges.  Audit, appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower Party or a Subsidiary of a Borrower Party performed by personnel employed by any Agent, and (ii) the actual charges paid or incurred by any Agent if it elects to employ the services of one or more third Persons to perform financial audits of HoldCo or any of its Subsidiaries, to appraise the Collateral, or any portion thereof, or to assess Borrower Parties or their Subsidiaries’ business valuation; provided, however, that unless an Event of Default shall have occurred and be continuing, Borrower Parties shall be required to reimburse Agents for no more than four (4) audits per year and no more than one (1) appraisal of the Collateral per year.

2.11                        Letters of Credit under Revolver Facility.

(a)                                  Subject to the terms and conditions of this Agreement, the Revolver Facility Issuing Lender agrees to issue, under the Revolver Facility, letters of credit for the account of Borrowers (each, a “Revolver Facility L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, a “Revolver Facility L/C Undertaking”) with respect to letters of credit issued by a Revolver Facility Underlying Issuer for the account of Borrowers.  To request the issuance of a Revolver Facility L/C or a Revolver Facility L/C Undertaking (or the amendment, renewal, or extension of an outstanding Revolver Facility L/C or Revolver Facility L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Revolver Facility Issuing Lender) to the Revolver Facility Issuing Lender and Administrative Agent (at least five (5) Business Days in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of a Revolver Facility L/C or Revolver Facility L/C Undertaking, or identifying the Revolver Facility L/C or Revolver Facility L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such Revolver Facility L/C or Revolver Facility L/C Undertaking is to expire, the amount of such Revolver Facility L/C or Revolver Facility L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Revolver Facility Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such Revolver Facility L/C or Revolver Facility L/C Undertaking.  If requested by the Revolver Facility Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Revolver Facility Underlying Letter of Credit that is to be the subject of a Revolver Facility L/C Undertaking.  The Revolver Facility Issuing Lender shall have no obligation to issue a Revolver Facility Letter of Credit if the Revolver Facility Letter of Credit Usage would exceed the Maximum Revolver L/C Facility Amount less the then-extant amount of outstanding Advances after giving effect to the requested Revolver Facility Letter of Credit.  Each Revolver Facility Letter of Credit shall expire no later than the earlier of (i) thirty (30) days prior to the Maturity Date or (ii) 365 days after its date of issuance (but at Administrative Borrower’s request shall contain provisions for automatic renewal provided that (A) no Default exists or would be caused thereby on the date notice of non-renewal is required to be delivered, (B) the usage charge under Section 2.11(e) for the next succeeding renewal period is paid prior to the date five (5) days before the date such notice of non-renewal would be due and (C) no such renewal period shall extend beyond the date thirty (30) days prior to the Maturity Date).

Borrowers and the Lender Group acknowledge and agree that certain Revolver Facility Underlying Letters of Credit or Revolver Facility Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date.  Each Revolver Facility Letter of Credit (and corresponding Revolver Facility Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars.  If Revolver Facility Issuing Lender is obligated to advance funds under a Revolver Facility Letter of Credit, Borrowers immediately shall reimburse such Revolver Facility L/C Disbursement to Revolver Facility Issuing Lender by paying to Administrative Agent an amount equal to such Revolver Facility L/C Disbursement not later than 2:00 p.m., New York time, on the date that such Revolver Facility L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such Revolver Facility L/C Disbursement prior to 1:00 p.m., New York time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 2:00 p.m., New York time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 1:00 p.m., New York time, on the date of receipt, and, in the absence of such reimbursement, the Revolver Facility L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.5.  To the extent a Revolver Facility L/C Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to reimburse such Revolver Facility L/C Disbursement shall be discharged and replaced by the resulting Advance.  Promptly following receipt by Administrative Agent of any payment from Borrowers pursuant to this paragraph, Administrative Agent shall distribute such payment to the Revolver Facility Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Revolver Facility Issuing Lender, then to such Lenders and the Revolver Facility Issuing Lender as their interests may appear.

(b)                                 Promptly following receipt of a notice of Revolver Facility L/C Disbursement pursuant to Section 2.11(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Administrative Agent shall promptly pay to Revolver Facility Issuing Lender the amounts so received by it from the Lenders.  By the issuance of a Revolver Facility Letter of Credit (or an amendment to a Revolver Facility Letter of Credit increasing the amount thereof) and without any further action on the part of the Revolver Facility Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Revolver Facility Letter of Credit in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Revolver Facility Letter of Credit, and each such Lender agrees to pay to Administrative Agent, for the account of the Revolver Facility Issuing Lender, such Lender’s Pro Rata Share of any payments made by the Revolver Facility Issuing Lender under such Revolver Facility Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the Revolver Facility Issuing Lender, such Lender’s Pro Rata Share of each Revolver Facility L/C Disbursement made by the Revolver Facility Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason.  Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the Revolver Facility Issuing Lender, an amount equal to its respective Pro Rata Share of each Revolver Facility L/C Disbursement made by the Revolver Facility Issuing Lender pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof.  If any such Lender fails to make available to Administrative Agent the amount of such Lender’s Pro Rata Share of each Revolver Facility L/C Disbursement made by the Revolver Facility Issuing Lender in respect of such Revolver Facility Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of the Revolver Facility Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c)                                  Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Revolver Facility Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused (as finally determined by a court of competent jurisdiction) by the gross negligence or willful misconduct of the Revolver Facility Issuing Lender or any other member of the Lender Group.  Each Borrower agrees to be bound by the Revolver Facility Underlying Issuer’s regulations and interpretations of any Revolver Facility Underlying Letter of Credit or by Revolver Facility Issuing Lender’s interpretations of any Revolver Facility L/C issued by Revolver Facility Issuing Lender to or for such Borrower’s account, even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers’ instructions or those contained in the Revolver Facility Letter of Credit or any modifications, amendments, or supplements thereto; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused (as finally determined by a court of competent jurisdiction) by the gross negligence or willful misconduct of the Revolver Facility Issuing Lender or any other member of the Lender Group.  Each Borrower understands that the Revolver Facility L/C Undertakings may require Revolver Facility Issuing Lender to indemnify the Revolver Facility Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Revolver Facility Underlying Issuer.  Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any Revolver Facility L/C Undertaking as a result of the Lender Group’s indemnification of any Revolver Facility Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused (as finally determined by a court of competent jurisdiction) by the gross negligence or willful misconduct of the Revolver Facility Issuing Lender or any other member of the Lender Group.  It is understood and agreed that no amounts are payable under this Section 2.11 to the extent they would be excluded by, or duplicate any amount paid by Borrowers under, Section 16.11.

(d)                                 Each Borrower hereby authorizes and directs any Revolver Facility Underlying Issuer to deliver to the Revolver Facility Issuing Lender all instruments, documents, and other writings and property received by such Revolver Facility Underlying Issuer pursuant to such Revolver Facility Underlying Letter of Credit and to accept and rely upon the Revolver Facility Issuing Lender’s instructions with respect to all matters arising in connection with such Revolver Facility Underlying Letter of Credit and the related application.

(e)                                  Any and all charges, commissions, fees, and costs incurred by the Revolver Facility Issuing Lender relating to Revolver Facility Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Administrative Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the usage charge imposed by the prospective Revolver Facility Underlying Issuer is 0.25% per annum times the face amount of each Revolver Facility Underlying Letter of Credit, that such usage charge may be changed from time to time if the number of Letters of Credit (other than automatic renewals of existing Letters of Credit) requested each month (other than during March and April 2005) exceeds 15, and that the Revolver Facility Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f)                                    If by reason of (i) any change after the Closing Date in any Applicable Law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Revolver Facility Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i)                                     any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Revolver Facility Letter of Credit issued hereunder, or

(ii)                                  there shall be imposed on the Revolver Facility Underlying Issuer or the Lender Group any other condition regarding any Revolver Facility Underlying Letter of Credit or any Revolver Facility Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Revolver Facility Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Administrative Agent may, at any time within a reasonable period (not to exceed 180 days) after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within 30 days of demand such amounts as Administrative Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date 30 days following such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder.  The determination by Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.12                        Letters of Credit under L/C Facility B.

(a)                                  Subject to the terms and conditions of this Agreement, the L/C Facility B Issuing Lender agrees to issue, under the L/C Facility B, letters of credit for the account of Borrowers (each, an “L/C Facility B L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Facility B L/C Undertaking”) with respect to letters of credit issued by an L/C Facility B Underlying Issuer (as of the Closing Date, the prospective L/C Facility B Underlying Issuer of L/C Facility B L/Cs issued under the L/C Facility B is to be Morgan Stanley Bank and Borrowers hereby approve Morgan Stanley Bank as the L/C Facility B Underlying Issuer) for the account of Borrowers.  To request the issuance of an L/C Facility B L/C or an L/C Facility B L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C Facility B L/C or L/C Facility B L/C Undertaking),

Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Facility B Issuing Lender) to the L/C Facility B Issuing Lender and Administrative Agent (at least five (5) Business Days in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C Facility B L/C or L/C Facility B L/C Undertaking, or identifying the L/C Facility B L/C or L/C Facility B L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C Facility B L/C or L/C Facility B L/C Undertaking is to expire, the amount of such L/C Facility B L/C or L/C Facility B L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the L/C Facility B Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C Facility B L/C or L/C Facility B L/C Undertaking.  If requested by the L/C Facility B Issuing Lender, Borrowers also shall be an applicant under the application with respect to any L/C Facility B Underlying Letter of Credit that is to be the subject of an L/C Facility B L/C Undertaking.  The L/C Facility B Issuing Lender shall have no obligation to issue a L/C Facility B Letter of Credit if, after giving effect to the requested L/C Facility B Letter of Credit, the L/C Facility B Letter of Credit Usage would exceed the L/C Facility B Amount or the L/C Facility B Commitment of all Lenders.  Each L/C Facility B Letter of Credit shall expire no later than the earlier of (i) thirty (30) days prior to the Maturity Date or (ii) 365 days after its date of issuance (but at Administrative Borrower’s request shall contain provisions for automatic renewal provided that (A) no Default exists or would be caused thereby on the date notice of non-renewal is required to be delivered, (B) the usage charge under Section 2.12(e) for the next succeeding renewal period is paid prior to the date five (5) days before the date such notice of non-renewal would be due and (C) no such renewal period shall extend beyond the date thirty (30) days prior to the Maturity Date).

Borrowers and the Lender Group acknowledge and agree that certain L/C Facility B Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date.  Each L/C Facility B Letter of Credit (and corresponding L/C Facility B Underlying Letter of Credit) shall be in form and substance acceptable to the L/C Facility B Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars.  If L/C Facility B Issuing Lender is obligated to advance funds under a L/C Facility B Letter of Credit, Borrowers may reimburse such L/C Facility B L/C Disbursement to L/C Facility B Issuing Lender by paying to Administrative Agent an amount equal to such L/C Facility B L/C Disbursement not later than 2:00 p.m., New York time, on the date that such L/C Facility B L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Facility B L/C Disbursement prior to 1:00 p.m., New York time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 2:00 p.m., New York time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 1:00 p.m., New York time, on the date of receipt, and, in the absence of such reimbursement, the L/C Facility B L/C Disbursement immediately and automatically shall be deemed to be a loan hereunder (each an “L/C Facility B Advance” and together “L/C Facility B Advances”) and, thereafter, shall bear interest at the rate then applicable to L/C Facility B Advances that are Base Rate Loans under Section 2.5.  L/C Facility B Advances shall mature on the Maturity Date; provided, however, that if on the date any L/C Facility B Advance is deemed to be made any of the conditions set forth in Section 3.3 to such extension of credit is not satisfied or waived by the Requisite L/C Facility B Lenders, such L/C Facility B Advance shall become immediately due and payable.  To the extent an L/C Facility B L/C Disbursement is deemed to be an L/C Facility B Advance hereunder, Borrowers’ obligation to reimburse such L/C Facility B L/C Disbursement shall be discharged and replaced by the resulting L/C Facility B Advance.  Promptly following receipt by Administrative Agent of any payment from Borrowers pursuant to this paragraph, Administrative Agent shall distribute such payment to the L/C Facility B Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b) to reimburse the L/C Facility B Issuing Lender, then to such Lenders and the L/C Facility B Issuing Lender as their interests may appear.

(b)                                 Promptly following receipt of a notice of L/C Facility B L/C Disbursement pursuant to Section 2.12(a), each Lender with a L/C Facility B Commitment agrees to fund its Pro Rata Share of any L/C Facility B Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such L/C Facility B Advance and Administrative Agent shall promptly pay to L/C Facility B Issuing Lender the amounts so received by it from the Lenders.  By the issuance of a L/C Facility B Letter of Credit (or an amendment to a L/C Facility B Letter of Credit increasing the amount thereof) and without any further action on the part of the L/C Facility B Issuing Lender or the Lenders with L/C Facility B Commitment, the L/C Facility B Issuing Lender shall be deemed to have granted to each Lender with a L/C Facility B Commitment, and each Lender with a L/C Facility B Commitment shall be deemed to have purchased, a participation in each L/C Facility B Letter of Credit in an amount equal to its Pro Rata Share of the Risk Participation Liability of such L/C Facility B Letter of Credit, and each such Lender agrees to pay to Administrative Agent, for the account of the L/C Facility B Issuing Lender, such Lender’s Pro Rata Share of any payments made by the L/C Facility B Issuing Lender under such L/C Facility B Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender with a L/C Facility B Commitment hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the L/C Facility B Issuing Lender, such Lender’s Pro Rata Share of each L/C Facility B L/C Disbursement made by the L/C Facility B Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason.  Each Lender with a L/C Facility B Commitment acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the L/C Facility B Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Facility B L/C Disbursement made by the L/C Facility B Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof.  If any such Lender fails to make available to Administrative Agent the amount of such Lender’s Pro Rata Share of each L/C Facility B L/C Disbursement made by the L/C Facility B Issuing Lender in respect of such L/C Facility B Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of the L/C Facility B Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c)                                  Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any L/C Facility B Letter of

Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused (as finally determined by a court of competent jurisdiction) by the gross negligence or willful misconduct of the L/C Facility B Issuing Lender or any other member of the Lender Group.  Each Borrower agrees to be bound by the L/C Facility B Underlying Issuer’s regulations and interpretations of any L/C Facility B Underlying Letter of Credit or by the L/C Facility B Issuing Lender’s interpretations of any L/C Facility B L/C issued by the L/C Facility B Issuing Lender to or for such Borrower’s account, even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers’ instructions or those contained in the L/C Facility B Letter of Credit or any modifications, amendments, or supplements thereto; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused (as finally determined by a court of competent jurisdiction) by the gross negligence or willful misconduct of the L/C Facility B Issuing Lender or any other member of the Lender Group.  Each Borrower understands that the L/C Facility B L/C Undertakings may require the L/C Facility B Issuing Lender to indemnify the L/C Facility B Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such L/C Facility B Underlying Issuer.  Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Facility B L/C Undertaking as a result of the Lender Group’s indemnification of any L/C Facility B Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused (as finally determined by a court of competent jurisdiction) by the gross negligence or willful misconduct of the L/C Facility B Issuing Lender or any other member of the Lender Group.  It is understood and agreed that no amounts are payable under this Section 2.12 to the extent they would be excluded by, or duplicate any amount paid by Borrowers under, Section 16.11.

(d)                                 Each Borrower hereby authorizes and directs any L/C Facility B Underlying Issuer to deliver to the L/C Facility B Issuing Lender all instruments, documents, and other writings and property received by such L/C Facility B Underlying Issuer pursuant to such L/C Facility B Underlying Letter of Credit and to accept and rely upon the L/C Facility B Issuing Lender’s instructions with respect to all matters arising in connection with such L/C Facility B Underlying Letter of Credit and the related application.

(e)                                  Any and all charges, commissions, fees, and costs incurred by the L/C Facility B Issuing Lender relating to L/C Facility B Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Administrative Agent for the account of the L/C Facility B Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the usage charge imposed by the prospective L/C Facility B Underlying Issuer is 0.25% per annum times the face amount of each L/C Facility B Underlying Letter of Credit, that such usage charge may be changed from time to time if the number of Letters of Credit (other than automatic renewals of existing Letters of Credit) requested each month (other than during March and April 2005) exceeds 15, and that the L/C Facility B Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f)                                    If by reason of (i) any change after the Closing Date in any Applicable Law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the L/C Facility B Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i)                                     any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any L/C Facility B Letter of Credit issued hereunder, or

(ii)                                  there shall be imposed on the L/C Facility B Underlying Issuer or the Lender Group any other condition regarding any L/C Facility B Underlying Letter of Credit or any L/C Facility B Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any L/C Facility B Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Administrative Agent may, at any time within a reasonable period (not to exceed 180 days) after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within 30 days of demand such amounts as Administrative Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date 30 days following such demand until payment in full thereof at the rate then applicable to L/C Facility B Advances made as Base Rate Loans hereunder.  The determination by Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.13                        LIBOR Option.

(a)                                  Interest and Interest Payment Dates.  Unless otherwise provided in this Agreement, in lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans (other than L/C Facility B Advances that are LIBOR Rate Loans) shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto and, in the case of any LIBOR Rate Loan with an Interest Period longer than three (3) months, the date that interest would have been payable if such LIBOR Rate Loan had an Interest Period of three (3) months, (ii) the occurrence of an Event of Default in consequence of which the maturity of all or any portion of the Obligations has been accelerated, or (iii) termination of this Agreement pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such Loans that are LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Loans bear interest at the LIBOR Rate and Administrative Agent with respect to the Revolver Facility, and Lead Arranger with respect to the L/C Facility B, shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder (plus any applicable default rate payable pursuant to Section 2.5(c)).

(b)                                 LIBOR Election.

(i)                                     Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Administrative Agent prior to 2:00 p.m. (New York time) at least three (3) Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Administrative Borrower’s election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section shall be made by delivery to Administrative Agent of a LIBOR Notice received by Administrative Agent before the LIBOR Deadline, or by telephonic notice received by Administrative Agent before the LIBOR Deadline (to be confirmed by delivery to Administrative Agent of a LIBOR Notice received by Administrative Agent prior to 5:00 p.m. (New York time) on the same day).  Promptly upon its receipt of each such LIBOR Notice, Administrative Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

(ii)                                  Each LIBOR Notice shall be irrevocable and binding on Borrowers.  In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold each Agent and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, “Funding Losses”).  Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.  A certificate of any Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

(iii)                               Borrowers shall have not more than ten (10) LIBOR Rate Loans in effect at any given time.  Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(c)                                  Prepayments.  Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Administrative Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold each Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above; provided, further, that (i) so long as no Event of Default has occurred and is continuing, in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Administrative Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.3(b) or for any other reason, to the extent reasonably feasible, Administrative Agent shall hold any such prepayment until, and prepay such LIBOR Rate Loans on, the end of the applicable Interest Period to avoid incurring Funding Losses; and provided, further, that, to the extent reasonably feasible, Administrative Agent shall endeavor to apply such Collections: first, to Base Rate Loans, and second, to LIBOR Rate Loans.

(d)                                 Special Provisions Applicable to LIBOR Rate.

(i)                                     The LIBOR Rate may be adjusted by Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in Applicable Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws; it being understood and agreed that no amounts are payable under this Section 2.13 to the extent they would be excluded by, or duplicate any amount paid by Borrowers under, Section 16.11) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give Administrative Borrower and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans of such affected Lender with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

(ii)                                  In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the

LIBOR Rate, such Lender shall give notice of such changed circumstances to Administrative Agent and Administrative Borrower and Administrative Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon such type of LIBOR Rate Loans (i.e. Advances or L/C Facility B Advances) of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans of such type, and (z) Borrowers shall not be entitled to elect the LIBOR Option from such Lender until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)                                  No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither any Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.  The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.14                        Capital Requirements.  If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount reasonably deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Administrative Agent thereof.  Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined (excluding any reduction of return arising during any period prior to the date 180 days prior to the date notice thereof is provided to Borrowers), payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender will act reasonably and in good faith and may use any reasonable averaging and attribution methods.  Notwithstanding anything herein which may be construed to the contrary, there shall be no duplication of amounts payable pursuant to this Section 2.14, Section 2.11(f) or Section 2.12(f).

2.15                        Joint and Several Liability of Borrowers.

(a)                                  Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)                                 Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)                                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)                                 The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)                                  Except as otherwise expressly provided in this Agreement and without limiting the generality of Section 11.1, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances, L/C Facility B Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by Applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Agent or any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Applicable Laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or any Lender.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or any Agent or any Lender.

(f)                                    Each Borrower represents and warrants to Agents and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agents and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)                                 Each Borrower waives all rights and defenses arising out of an election of remedies by any Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Agent’s or such Lender’s rights of subrogation and reimbursement against such Borrower by the operation of any Applicable Law.

(h)                                 Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are or will be secured by Real Property.  This means, among other things:

(i)                                     Agents and Lenders may collect from such Borrower without first foreclosing on any Collateral pledged by Borrowers.

(ii)                                  If any Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

A.                                   The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

B.                                     Agents and Lenders may collect from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property.

(i)                                     The provisions of this Section 2.15 are made for the benefit of the Agents, the Lenders and their respective successors and assigns, and may be enforced by any of them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(j)                                     Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(k)                                  Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations.  Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Administrative Agent, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 2.3(b).

2.16                        Registered Loan.  Administrative Borrower agrees to record each Advance and L/C Facility B Advance on the Register referred to in Section 14.1(h).  Each Advance and L/C Facility B Advance recorded on the Register (the “Registered Loan”) shall not be evidenced by promissory notes. Once recorded on the Register, each Advance and L/C Facility B Advance may not be removed from the Register so long as it or they remain outstanding.

2.17                        Right to Inspect.  Each Agent and, at the sole expense of such Lender, each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time (during normal business hours so long as no Default or Event of Default shall have occurred and be continuing and at any time after a Default or Event of Default shall have occurred and be continuing) hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower Parties’ and their Subsidiaries’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.  In addition, each Agent and each Lender shall have the right to request, on an annual basis or more frequently if a Default or Event of Default has occurred and is continuing, a meeting with HoldCo’s management.  Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, Agents shall not visit more than once per quarter any one location of Borrower Parties and their Subsidiaries and no Lender shall visit Borrower Parties and their Subsidiaries more than once per year.

2.18                        Reliance on Separate Credit.  Each party hereto hereby acknowledges and agrees that each of Administrative Agent, Lead Arranger and each Lender has relied upon the separate credit of each Borrower Party, including, without limitation, each Guarantor, in making its decision to enter into this Agreement and to extend credit hereunder.

3.                                      CONDITIONS; TERM OF AGREEMENT.

3.1                               Conditions Precedent to the Initial Extension of Credit.  The obligation of the Lender Group (or any member thereof) to make the initial Advance, issue Letters of Credit (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agents, of each of the conditions precedent set forth below:

(a)                                  the Closing Date shall occur on or before March 25, 2005;

(b)                                 Collateral Agent shall have received a UCC Filing Authorization Letter, duly executed by each Borrower Party, together with appropriate initial financing statements duly filed in such office or offices as may be necessary or, in the opinion of any Agent, desirable to perfect the Collateral Agent’s Liens in and to the Collateral;

(c)                                  Agents shall have received each of the following documents, in form and substance reasonably satisfactory to Agents, duly executed, and each such document shall be in full force and effect:

(i)                                     the Control Agreements,

(ii)                                  the Disbursement Letter,

(iii)                               the Fee Letter,

(iv)                              the Foreign Loan Documents,

(v)                                 the Pledge and Security Agreement, together with such possessory collateral and other documents (including perfection certificates) as shall be required to be delivered thereunder,

(vi)                              the Intellectual Property Security Agreement

(vii)                           the Intercompany Subordination Agreement,

(viii)                        the Intercreditor Agreement,

(ix)                                the Lender Side Letter Agreements,

(x)                                   the Mortgages,

(xi)                                the Officers’ Certificate,

(xii)                             the Pay-Off Letter, together with such documents as shall be necessary to release all liens in favor of Existing Agent or any Existing Lender in and to the assets of Borrower Parties and their Subsidiaries,

(xiii)                          issuer control agreements in form and substance satisfactory to Agents, with respect to all Stock pledged to Collateral Agent which is uncertificated, and;

(xiv)                         amendments to certain security documents executed and delivered by Borrower Parties in favor of Indenture Trustee and subordination agreements with respect to mortgages executed in favor of Indenture Trustee, in each case, in form and substance satisfactory to Agents;

(d)                                 Agents shall have received a certificate from the Secretary of each Borrower Party (i) attesting to the resolutions of such Borrower Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower Party is a party and authorizing specific officers of such Borrower Party to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower Party who have signed each such Loan Document;

(e)                                  Agents shall have received copies of each Borrower Party’s Governing Documents, as amended, modified, or supplemented as of the Closing Date, certified by the Secretary of such Borrower Party;

(f)                                    Agents shall have received a certificate of status with respect to each Borrower Party, dated within 10 Business Days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower Party, which certificate shall indicate that such Borrower Party is in good standing or similar status in such jurisdiction;

(g)                                 Agents shall have received certificates of status with respect to each Borrower Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such

Borrower Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower Party is in good standing or similar status in such jurisdictions;

(h)                                 Collateral Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be reasonably satisfactory to Agents;

(i)                                     Collateral Agent shall have received Collateral Access Agreements with respect to each of the locations set forth on Schedule 3.1(i);

(j)                                     Agents shall have received opinions of Borrower Parties’ counsel (including foreign counsel with respect to the Foreign Loan Documents) in form and substance reasonably satisfactory to Agents;

(k)                                  Agents shall have received satisfactory evidence (including a certificate of a Responsible Financial Officer of HoldCo) that all tax returns required to be filed by Borrower Parties and their Subsidiaries have been timely filed (giving effect to any applicable statute of limitations) and all taxes upon Borrower Parties and their Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

(l)                                     Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

(m)                               Agents shall have completed their business, legal, and collateral due diligence, including a collateral audit and review of Borrower Parties’ and their Subsidiaries’ books and records and verification of Borrower Parties’ representations and warranties to the Lender Group, the results of which shall be reasonably satisfactory to Agents;

(n)                                 Agents shall have reviewed and shall be reasonably satisfied with all material agreements and customer contracts of Borrower Parties and their Subsidiaries;

(o)                                 Agents shall have received Uniform Commercial Code, tax lien, and litigation searches, the results of which shall be reasonably satisfactory to Agents and Agents shall have received evidence satisfactory to them that the judgment referred to in Section 3.2(c) has been paid in full;

(p)                                 Agents shall have received completed reference checks with respect to Borrower Parties’ senior management, the results of which are reasonably satisfactory to Agents;

(q)                                 Agents shall have received real estate appraisals on the Real Property Collateral performed by a valuation firm acceptable to Agents, the results of each of which are reasonably satisfactory to Agents;

(r)                                    Agents shall be satisfied that Borrower Parties’ accounts payable and unpaid expenses are at a level consistent with Borrower Parties’ historical practice;

(s)                                  Agents shall have received Borrower Parties’ Closing Date Business Plan, the results of which shall be satisfactory to Agents;

(t)                                    Borrowers shall have delivered to Agents a report listing all Collateral and the value thereof as of December 31, 2004, and such report shall be satisfactory to Agents;

(u)                                 Agents shall have received and be satisfied with the audited financial statements of the Consolidated Group for the fiscal year ended December 26, 2003, together with an unqualified auditors opinion (without explanatory paragraphs);

(v)                                 Agents shall have received and be satisfied with (i) the unaudited financial statements of the Consolidated Group for the fiscal quarter ended September 24, 2004 and (ii) the preliminary income statement and statement of cash flows of the Consolidated Group for the 2004 fiscal year and the balance sheet of the Consolidated Group as of the last day of the 2004 fiscal year;

(w)                               (i) Except as specifically described on Schedule 5.11, (A) no Material Adverse Change shall have occurred since December 26, 2003; and (B) Agents shall not have become aware after December 26, 2003 of any information or other matter affecting Borrower Parties and their Subsidiaries, the assumptions relating to projected financial performance of Borrower Parties and their Subsidiaries or the transactions contemplated hereby that in the judgment of Agents is inconsistent in a material and adverse manner with any information (including any matter relating to financial models and underlying assumptions relating to the projected financial performance of Borrower Parties and their Subsidiaries) or other matter disclosed to Agents prior to December 26, 2003; and (ii) there shall not have occurred a material disruption of or material adverse change in financial, banking or capital market conditions;

(x)                                   Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(y)                                 Collateral Agent shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral listed on Schedule R-1 issued by a title insurance company satisfactory to Agents (each a “Mortgage Policy” and one or more the “Mortgage Policies”) in amounts satisfactory to Agents assuring Agents that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Agents.  In addition, Borrowers shall have paid to said title insurance company all expenses and premiums of said title insurance company in connection with the issuance of the Mortgage Policies and in addition shall, to the extent required, have paid to said title insurance company an amount equal to the recording, stamp, mortgage and/or intangibles taxes payable in connection with the recording of the Mortgages in the appropriate county recording offices;

(z)                                   Agents shall have (1) received such documents as required under Section 5.14 hereof, and (2) had the opportunity to conduct such environmental due diligence which they in their sole discretion deem necessary and the results thereof shall be reasonably acceptable to Agents;

(aa)                            Agents shall have received evidence that all Liens created by the Borrower Parties (other than pursuant to the Loan Documents and Permitted Liens) have been discharged or, to the extent not discharged, Agents shall have received appropriate executed Uniform Commercial Code termination statements or other documents terminating such Liens;

(bb)                          There shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any Governmental Authority which relates to the transactions contemplated by the Loan Documents, or which would reasonably be expected to adversely affect (A) the ability of Borrower Parties to execute, deliver and perform their respective obligations under the Loan Documents, or (B) the ability of Lenders to enforce the Loan Documents;

(cc)                            Agents shall have received satisfactory evidence that the following entities shall have been dissolved: Chirllu, Inc., Foster Wheeler Capital & Finance Corporation, Foster Wheeler China, Inc., Foster Wheeler Energy India, Inc., Foster Wheeler Vietnam Private Ltd., Foster Wheeler Enviresponse, Inc., FW Mortshal, Inc., Hartman Consulting Corporation, FW Technologies Holding, LLC, and New Ashford, Inc.;

(dd)                          Borrowers and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower Parties of the Loan Documents or with the consummation of the transactions contemplated thereby; and

(ee)                            all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agents.

3.2                               Post Closing Covenants.  The failure by the Borrowers to satisfy any of the following conditions by the applicable date set forth below (or in the case of the clauses set forth below other than clauses (a) and (b), the date five (5) days following the applicable date set forth below) shall result in (i) the Lender Group (and any member thereof) not being required to thereafter continue to make Advances, issue Letters of Credit (or otherwise extend credit hereunder) and (ii) an Event of Default:

(a)                                  on or before March 29, 2005, Borrower Parties shall deliver to Collateral Agent (i) an opinion of United Kingdom counsel in connection with the Foreign Loan Documents governed by United Kingdom law and certain other matters and (ii) an opinion of Luxembourg counsel in connection with the Foreign Loan Documents governed by Luxembourg law and certain other matters, in each case, in form and substance satisfactory to Agents;

(b)                                 on or before April 1, 2005, Borrower Parties shall (i) execute, deliver to Collateral Agent and, as applicable, record or file all of the Foreign Loan Documents governed by the laws of Hungary, (ii) execute, deliver to the Trustee (with copies to Collateral Agent) and, as applicable, record or file amendments to security documents of Indenture Trustee that are governed by Hungarian law, (iii) execute, deliver to Existing Agent (with copies to Collateral Agent) and, as applicable, record or file releases of the security documents of Existing Agent governed by Hungarian law and (iv) deliver to Collateral Agent an opinion of Hungarian counsel in connection with the foregoing, in each case, in form and substance satisfactory to Agents;

(c)                                  on or before April 1, 2005, Borrower Parties shall (i) execute, deliver to Collateral Agent and, as applicable, record or file all of the Foreign Loan Documents governed by the laws of Spain, (ii) execute, deliver to the Trustee (with copies to Collateral Agent) and, as applicable, record or file amendments to security documents of Indenture Trustee that are governed by Spanish law, (iii) execute, deliver to Existing Agent (with copies to Collateral Agent) and, as applicable, record or file releases of the security documents of Existing Agent governed by Spanish law and (iv) deliver to Collateral Agent an opinion of Spanish counsel in connection with the foregoing, in each case, in form and substance satisfactory to Agents;

(d)                                 on or before April 30, 2005, Borrower Parties shall cause to be filed satisfactions of judgments in Du Page County, Illinois, Livingston County, New York and Allegheny County, Pennsylvania with respect to the judgment entered in the case of Schifelbine v. Foster Wheeler Corporation et al, Case No. 02MR001314;

(e)                                  on or before April 15, 2005, Borrower Parties shall use their commercially reasonable efforts to cause the lease agreement between Dollar Leasing Corp. and Foster Wheeler Energy Services, Inc. and the related financing statement filed by Dollar Leasing Corp. with the Secretary of State of California to be amended to include a collateral description that is reasonably acceptable to Collateral Agent; provided, however, that unless and until such documents are amended to the reasonable satisfaction of Collateral Agent, such principal amount (or principal component) of such lease shall not be increased above the amount outstanding on the Closing Date;

(f)                                    on or before April 15, 2005, Foster Wheeler Petroleum Services S.A.E. shall execute and deliver to Collateral Agent a Guaranty Supplement, a supplement to the Pledge and Security Agreement, a supplement to the Intercompany Subordination Agreement, an account assignment and charge and a deed of amendment with respect to the account assignment and charge in favor of the Indenture Trustee, together with such certificates, resolutions and opinions as shall be reasonably requested by Agents, in each case, in form and substance satisfactory to Agents;

(g)                                 on or before April 30, 2005, deliver to the Collateral Agent a certified copy of an up-to-date and filed annual return of Foster Wheeler Europe Limited;

(h)                                 on or before April 30, 2005, Borrower Parties shall deliver to Agents endorsements (in the form of ISO endorsement form number CG 20 18 11 85 or such other form as is acceptable to Collateral Agent in its reasonable discretion) to their liability insurance policies (other than crime insurance policies) naming Collateral Agent as additional insured, which policies are described on the insurance certificates delivered in connection with the closing of this Agreement;

(i)                                     on or before April 30, 2005, Borrower Parties shall deliver to Agents supplemental foreign opinions from Bermuda, United Kingdom, Netherlands, Hungary and

Luxembourg counsel regarding registration of security interests and such other matters as shall be reasonably requested by Agents;

(j)                                     Borrower Parties shall cause each of their Subsidiaries existing as of the Closing Date to execute and deliver a supplement to the Intercompany Subordination Agreement as soon as reasonably practical but not later than May 31, 2005;

(k)                                  on or before May 31, 2005, Borrower Parties shall deliver to Collateral Agent a Mortgage with respect to each parcel of Real Estate identified on Schedule 5.20 that is not subject to a Mortgage on the Closing Date, together with such surveys, title policies, certificates, opinions and other related documents as shall be reasonably requested by Agents, in each case, in form and substance satisfactory to Agents;

(l)                                     (i) on or before April 29, 2005, Borrower Parties shall have (A) executed and delivered, and caused Wachovia Bank, National Association (“Wachovia”) to execute and deliver, replacement Control Agreements in form and substance reasonably satisfactory to Agents (or with respect to indemnification and reimbursement provisions therein, satisfactory to Agents in their sole discretion) replacing all Control Agreements dated on or about the Closing Date (the “Closing Date Control Agreements”) among Wachovia, a Borrower Party and Collateral Agent, (B) made a good faith effort to begin the process of replacing Wachovia as Borrower Parties’ cash management bank, or (C) paid to Administrative Agent, for the benefit of Lenders based on their respective Pro Rata Shares a fee in the amount of 0.17%;

(ii) if replacement Control Agreements are not delivered to Collateral Agent pursuant to clause (i)(A) above, on or before June 30, 2005, Borrower Parties shall have (A) obtained proposals from at least three (3) cash management banks (other than Wachovia) regarding the replacement of their cash management system and completed the process of making a determination regarding an alternative cash management system, (B) executed and delivered, and caused Wachovia to execute and deliver, replacement Control Agreements in form and substance reasonably satisfactory to Agents (or with respect to indemnification and reimbursement provisions therein, satisfactory to Agents in their sole discretion) replacing all Closing Date Control Agreements, or (C) paid to Administrative Agent, for the benefit of Lenders based on their respective Pro Rata Shares an additional fee in the amount of 0.17%;

(iii) if replacement Control Agreements are not delivered to Collateral Agent pursuant to clause (ii)(B) above, on or before September 30, 2005, (A) Borrower Parties shall have (A) fully replaced the Wachovia cash management system, shall have closed all of their accounts at Wachovia and delivered to Collateral Agent replacement Control Agreements from a cash management bank other than Wachovia in form and substance reasonably satisfactory to Agents (or with respect to indemnification and reimbursement provisions therein, satisfactory to Agents in their sole discretion) replacing all Closing Date Control Agreements, (B) executed and delivered, and caused Wachovia to execute and deliver, replacement Control Agreements in form and substance reasonably satisfactory to Agents (or with respect to indemnification and reimbursement provisions therein, satisfactory to Agents in their sole discretion) replacing all Closing Date Control Agreements, or (C) paid to Administrative Agent, for the benefit of Lenders based on their respective Pro Rata Shares an additional fee in the amount of 0.17%; provided, however, that if all of the cash management banks from whom

Borrower Parties solicit proposals include substantially similar indemnification and reimbursement provisions in their form of control agreement (after Collateral Agent has been provided an opportunity to negotiate with such cash management banks) as those set forth in the Closing Date Control Agreements, Borrower Parties shall not be required to satisfy the conditions set forth in this clause (l)(iii); and

(iv) as of the date each six (6) month anniversary of September 30, 2005, Borrower Parties shall have (A) fully replaced the Wachovia cash management system, shall have closed all of their accounts at Wachovia and delivered to Collateral Agent replacement Control Agreements from a cash management bank other than Wachovia in form and substance reasonably satisfactory to Agents (or with respect to indemnification provisions therein, satisfactory to Agents in their sole discretion) replacing all Closing Date Control Agreements, (B) executed and delivered, and caused Wachovia to execute and deliver, replacement Control Agreements in form and substance reasonably satisfactory to Agents (or with respect to indemnification provisions therein, satisfactory to Agents in their sole discretion) replacing all Closing Date Control Agreements, or (C) paid to Administrative Agent, for the benefit of Lenders based on their respective Pro Rata Shares an additional fee in the amount of 0.50%; provided, however, that if all of the cash management banks from whom Borrower Parties solicit proposals include substantially similar indemnification and reimbursement provisions in their form of control agreement (after Collateral Agent has been provided an opportunity to negotiate with such cash management banks) as those set forth in the Closing Date Control Agreements, Borrower Parties shall not be required to satisfy the conditions set forth in this clause (l)(iv);

(m)                               promptly after receipt of the item described in clause (i) below and in any event on or before June 30, 2005, Borrower Parties shall deliver to Collateral Agent, or cause to be completed, with respect to each of Continental Finance Company, Ltd., Financial Services S.à r.l., Foster Wheeler Caribe Corporation, C.A., Foster Wheeler Continental B.V., Foster Wheeler Europe B.V., Foster Wheeler Europe Limited, Foster Wheeler Holdings Ltd., Foster Wheeler Ltd., Foster Wheeler (Malaysia) Sdn. Bhd., Foster Wheeler Power Company Ltd./La Société D’Énergie Foster Wheeler Ltée, FW Energie B.V., F.W. – Gestão E Serviços, S.A., F W Management Operations, Ltd., FW Overseas Operations Limited, Manops Limited, P.E. Consultants, Inc., Perryville Service Company Ltd., Singleton Process Systems GmbH, Foster Wheeler (Thailand) Limited, Foster Wheeler Trading Company Ltd., FW European E & C Ltd., York Jersey Liability Ltd., Foster Wheeler Power Systems, S.A., Foster Wheeler Australia Pty. Ltd., Foster Wheeler Bimas Birlesik Insaat ve Muhendislik A.S., Foster Wheeler America Latina, Ltda., FWPI Ltd., FWPS Specialty Products, Inc., HFM Field Services, Inc., HFM Tray Canada Ltd. and Tray Special Products Inc. (each an “Ancillary Foreign Subsidiary”), the following:

(i)                                     deliver to Collateral Agent a certified copy of such Ancillary Foreign Subsidiary’s articles of association or incorporation (or similar organizational documents) certified by the Governmental Authority under which such Ancillary Foreign Subsidiary was formed to the extent customary under applicable law or otherwise in form and substance reasonably satisfactory to Collateral Agent;

(ii)                                  deliver to Collateral Agent the bylaws of any Ancillary Foreign Subsidiary that were not delivered prior to the Closing Date or that are to be amended pursuant to clause (iii) below,

(iii)                               (A) take such action that may be legally taken under the Laws of the jurisdiction of organization of such Ancillary Foreign Subsidiary necessary or appropriate (and acceptable to Agents in their reasonable discretion) to provide that its Board of Directors shall not object to any transfer of its Stock in connection with the exercise of any rights of the Collateral Agent under any Loan Document, such action to be appropriately reflected in the articles of association or incorporation or bylaws of such Ancillary Foreign Subsidiary and (B) deliver to Collateral Agent copies of any resolutions or amendments to the articles of association or incorporation or bylaws of such Ancillary Foreign Subsidiary or other documents executed in connection therewith; and

(iv)                              deliver to Agents and Lenders such legal opinions as shall be reasonably requested by Agents in connection therewith, including, without limitation, legal opinions (to the extent not delivered on the Closing Date to the reasonable satisfaction of Agents) stating that the Borrower Parties have taken all necessary corporate action, limited liability company, trust or other action, as applicable, to authorize the execution, delivery and performance by it of each Loan Document to which it is a party and have duly executed and delivered each such Loan Document.

3.3                               Conditions Precedent to all Extensions of Credit.  The obligation of the Lender Group (or any member thereof) to make any Advances or issue Letters of Credit hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a)                                  the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit (before and after giving effect to such extension of credit), as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c)                                  no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extension of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, any Agent, any Lender, or any of their Affiliates; and

(d)                                 no Material Adverse Change shall have occurred.

3.4                               Term.  This Agreement shall continue in full force and effect for a term ending on the fifth anniversary of the Closing Date (the “Maturity Date”).  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5                               Effect of Termination.  On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) shall become due and payable immediately without notice or demand (including either (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Revolver Facility Letter of Credit Usage and for the benefit of those Lenders with a L/C Facility B Commitment in an amount equal to 105% of the then extant L/C Facility B Letter of Credit Usage, (ii) having back-to-back letters of credit issued with respect to outstanding Letters of Credit, satisfactory to Agents in form and substance, and issued by a banking institution acceptable to Agents, for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Revolver Facility Letter of Credit Usage and for the benefit of those Lenders with an L/C Facility B Commitment in an amount equal to 105% of the then extant L/C Facility B Letter of Credit Usage, or (iii) causing the original Letters of Credit to be returned to the Issuing Lender.  No termination of this Agreement, however, shall relieve or discharge Borrower Parties of their duties, Obligations, or covenants hereunder and the Collateral Agent’s Lien in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group’s obligations to provide additional credit hereunder have been terminated.  When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Collateral Agent will, at Borrowers’ sole expense, (i) execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Collateral Agent’s Lien and all notices of security interests and liens previously filed by Collateral Agent with respect to the Obligations, and (ii) promptly return to Administrative Borrower all Collateral previously delivered to Collateral Agent in accordance with this Agreement or any other Loan Documents.

3.6                               Early Termination by Borrowers.  Borrowers have the option, at any time upon 30 days prior written notice by Administrative Borrower to Administrative Agent, to terminate this Agreement by paying to Administrative Agent, in cash, (a) the Obligations owing in respect of the Revolver Facility, in full (including either (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Revolver Facility Letter of Credit Usage, (ii) having back-to-back letters of credit issued with respect to outstanding Revolver Facility Letters of Credit in an amount equal to 105% of the then extant Revolver Facility Letter of Credit Usage, satisfactory to Agents in form and substance, and issued by a banking institution acceptable to Agents, or (iii) causing the original Revolver Facility Letters of Credit to be returned to the Revolver Facility Issuing Lender), plus the Applicable Revolver Facility Prepayment Premium (to be allocated among the Revolving Lenders based upon their respective Pro Rata Shares (as determined under clause (a) of the definition thereof), (b) the Obligations owing in respect of the L/C Facility B, in full (including either (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with an L/C Facility B Commitment in an amount equal to 105% of the then extant L/C Facility B Letter of Credit Usage, (ii) having back-to-back letters of credit issued with respect to outstanding L/C Facility B Letters of Credit, in an amount equal to 105% of the then extant L/C Facility B Letter of Credit Usage, satisfactory to Agents in form and substance, and issued by a banking institution acceptable to Agents, or (iii) causing the original L/C Facility B Letters of Credit to be returned to the L/C Facility B Issuing Lender), plus, the Applicable L/C Facility B Prepayment Premium (to be allocated among the Lenders with a L/C Facility B Commitment based upon their respective Pro Rata Shares (as determined under clause (b) of the definition thereof), and (c) all other Obligations, in full.  If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to make the payments described in the preceding sentence of this Section.  In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Revolver Facility Prepayment Premium and the Applicable L/C Facility B Prepayment Premium to Administrative Agent (in each case, to be allocated as set forth above), measured as of the date of such termination.  Notwithstanding anything in this Agreement to the contrary, Borrowers shall have no right to partially terminate the Revolver Facility or the L/C Facility B or partially reduce the Commitments.

4.                                      GUARANTY.

4.1                               Guaranty.  (a) Each Guarantor hereby guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest, fees and expenses therein (including, without limitation, any interest, fees and expenses therein as provided in this Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest, fees and expenses accrue or are recoverable against any Borrower after the filing of such petition for purposes of the Bankruptcy Code or are allowed claims in such proceeding), plus reasonable attorneys’ fees and expenses if the obligations represented by this guaranty are collected by law, through an attorney-at-law, or under advice therefrom.  Notwithstanding anything in this Article 4 to the contrary, (i) the guaranty by Foster Wheeler Power Company Ltd. of the Obligations hereunder shall not include a direct guaranty of the Obligations of Foster Wheeler Inc. and Foster Wheeler Power Systems, Inc. and (ii) the liability Foster Wheeler Continental B.V., Foster Wheeler Europe B.V. and FW Energie BV under this guaranty shall be limited so that such Guarantor is not liable hereunder to the extent such liability would be deemed to be ultra vires within the meaning of article 2:7 of the Dutch Civil Code, and all provisions hereof will be construed accordingly.

(b)                                 Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Group, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Group, or any of them, for the Obligations or any part thereof, whether under this guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash (or in the case of Letter of Credit Obligations, secured through (i) delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations or (ii) back-to-back letters of credit in the amount set forth in, and pursuant to the terms of, Section 3.5) and the Commitments shall have been terminated.

(c)                                  Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Guarantor’s liability is limited as provided in Section 4.1(g)), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this guaranty or the obligations of the Guarantors under this guaranty or the obligations of any other Person or party (including, without limitation, any Borrower) relating to this guaranty or the obligations of any of the Guarantors under this guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other member of the Lender Group to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this guaranty.

(d)                                 The Lender Group, or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Group, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion.  Without limiting the generality of the foregoing, or of Section 4.1(e), it is understood that the Lender Group, or any of them, may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

(e)                                  Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this guaranty; it being the purpose and intent of the Guarantors and the Lender Group that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances.  Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Group, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Group, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrower, on the one hand, and any member of the Lender Group, on the other hand, or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

(f)                                    The Lender Group, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrowers shall not have timely paid any of the Obligations (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations or back-to-back letters of credit in the amount set forth in, and pursuant to the terms of, Section 3.5), set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any member of the Lender Group or under their respective control for any purpose.  If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this guaranty, any claim which such Guarantor may have against the Borrowers by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender Group.

(g)                                 The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this guaranty or the rights of the Lender Group herein. It is the intention of each Guarantor and the Administrative Agent that each Guarantor’s obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined).  The “Maximum Guaranteed Amount” with respect to any Guarantor, shall mean the maximum amount which could be paid by such Guarantor without rendering this guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state, Federal or foreign bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

(h)                                 Upon the bankruptcy or winding up or other distribution of assets of any Borrower, or of any surety or guarantor (other than the applicable Guarantor) for any Obligations of the Borrowers to the Lender Group, or any of them, the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any member of the Lender Group to prove its claim, or to prove the full claim, as appropriate, against the Borrower, or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender Group of each of the Guarantors.

(i)                                     Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following:  (i) notice of acceptance of this guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) all rights to enforce any remedy which the Lender Group, or any of them, may have against any Borrower, and (vi) until the Obligations shall have been paid in full in cash (or in the case of a Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations or back-to-back letters of credit in the amount set forth in, and pursuant to the terms of, Section 3.5), all rights of subrogation, indemnification, contribution and reimbursement from the Borrower for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Group, or any of them, in respect of the Obligations.  If a claim is ever made upon any member of the Lender Group for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including any Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

(j)                                     This guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon.  No failure or delay by any member of the Lender Group in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any member of the Lender Group shall operate as a waiver thereof.  No action by any member of the Lender Group permitted hereunder shall in any way impair or affect this Guaranty.  For the purpose of this guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Group, notwithstanding any right or power of any third party, individually or in the name of any Borrower and the Lender Group, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

(k)                                  This is a guaranty of payment and not of collection.  In the event the Administrative Agent makes a demand upon any Guarantor in accordance with the terms of this guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed.  All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Administrative

Agent in obtaining performance of or collecting payments due under this guaranty shall be deemed part of the Obligations guaranteed hereby.

(l)                                     Each Guarantor (other than HoldCo and Intermediate HoldCo) is a direct or indirect wholly owned Subsidiary of the Borrowers.  Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender Group to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.

(m)                               The payment obligation of a Guarantor to any other Guarantor under any Applicable Law regarding contribution rights among co-obligors or otherwise shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this guaranty, and such Guarantor shall not exercise any right or remedy with respect to such rights until payment and satisfaction in full of all such obligations.

4.2                               Special Provisions Applicable to Subsidiary Guarantors.

(a)                                  Pursuant to Section 6.14 of this Agreement, certain new Subsidiaries of any Borrower Party are required to enter into this Agreement by executing and delivering to the Administrative Agent a Guaranty Supplement.  Upon the execution and delivery of a Guaranty Supplement by any such new Subsidiary, such Subsidiary shall become a Guarantor and Borrower Party hereunder with the same force and effect as if originally named as a Guarantor or Borrower Party herein.  The execution and delivery of any Guaranty Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any other party hereto.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

5.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1                               No Encumbrances.  Each Borrower Party and each Domestic Subsidiary of a Borrower Party has good and indefeasible title to their personal property assets and good and marketable title to its Real Property, in each case, free and clear of Liens except for Permitted Liens.

5.2                               Intentionally Omitted.

5.3                               Intentionally Omitted.

5.4                               Equipment.  All of the Equipment of Borrower Parties and their Domestic Subsidiaries is used or held for use in their business and is fit for such purposes.

5.5                               Location of Inventory and Equipment.  Except as provided on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.8), the Inventory and Equipment of Borrower Parties and their Domestic Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.8).

5.6                               Inventory Records.  Each Borrower Party keeps materially correct and accurate records consistent with its normal business operations itemizing and describing the type, quality, and quantity of its and its Domestic Subsidiaries’ Inventory and the book value thereof.

5.7                               State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number.

(a)                                  The jurisdiction of organization of each Borrower Party is set forth on Schedule 5.7(a) or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time pursuant to Section 7.5.

(b)                                 The Chief Executive Office of each Borrower Party is located at the address indicated on Schedule 5.7(b) or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time pursuant to Section 6.8.

(c)                                  Each Borrower Party’s FEIN and organizational identification number, if any, are identified on Schedule 5.7(c) or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time pursuant to Section 7.5.

5.8                               Due Organization and Qualification; Subsidiaries

(a)                                  Each Borrower Party and its Subsidiaries is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

(b)                                 Set forth on Schedule 5.8(b) (or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time) is a complete and accurate description of the authorized capital Stock of each Borrower Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  Other than as described on Schedule 5.8(b) (or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower Party’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  No Borrower Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)                                  Set forth on Schedule 5.8(c) (or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time pursuant to Section 6.3) is a complete and accurate list of each Borrower Party’s direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (ii) the number and the percentage of the outstanding shares of each such class owned directly by the applicable Borrower Party.  All of the outstanding capital Stock of each Borrower Party and each such Subsidiary of a Borrower Party has been validly issued and is fully paid and non-assessable.

(d)                                 Except as set forth on Schedule 5.8(d) (or, with respect to matters arising after the Closing Date, as disclosed to Agents in writing from time to time), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower Party’s capital Stock or the Stock of any Subsidiary of a Borrower Party that is required to be pledged hereunder, including any right of conversion or exchange under any outstanding security or other instrument.  No Borrower Party or Subsidiary whose Stock is required to be pledged hereunder is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower Party’s capital Stock or the Stock of any Subsidiary of a Borrower Party that is required to be pledged hereunder or any security convertible into or exchangeable for any such capital Stock.

5.9                               Due Authorization; No Conflict.

(a)                                  As to each Borrower Party, the execution, delivery, and performance by such Borrower Party of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower Party.

(b)                                 As to each Borrower Party, the execution, delivery, and performance by such Borrower Party of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate in any material manner any provision of federal, state, provincial, or local law or regulation applicable to any Borrower Party, the Governing Documents of any Borrower Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower Party, other than Permitted Liens, or (iv) require any approval of any Borrower Party’s interest holders or any approval or consent of any Person under any material contractual obligation of any Borrower Party, other than consents or approvals that have been obtained and that are still in force and effect.

(c)                                  Other than (i) the filing of financing statements, (ii) any recording of the Intellectual Property Security Agreement in the United States Patent and Trademark Office, (iii) any recording in any government office in any jurisdiction other than the United States in which any Borrower Party owns any Intellectual Property Right, and (iv) the recordation of the Mortgages, the execution, delivery, and performance by each Borrower Party of this Agreement and the other Loan Documents to which such Borrower Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any

Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

(d)                                 As to each Borrower Party, this Agreement and the other Loan Documents to which such Borrower Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower Party will be the legally valid and binding obligations of such Borrower Party, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e)                                  The Collateral Agent’s Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

5.10                        Litigation.  Other than those matters disclosed on Schedule 5.10, there are no material actions, suits, or proceedings pending or, to the knowledge of any Borrower Party, threatened against any Borrower Party or any Subsidiary of a Borrower Party, or any property or asset owned, leased or operated by any Borrower Party or any Subsidiary of a Borrower Party, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles) that would not be reasonably expected to result in a Material Adverse Change, and (b) matters arising after the Closing Date that could not reasonably be expected to result in a Material Adverse Change.

5.11                        No Material Adverse Change.  The financial statements relating to the Consolidated Group that have been delivered by Borrowers to the Lender Group dated as of December 26, 2003, and September 30, 2004, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments and subject to the items listed in such financial statements) and present fairly in all material respects, the financial condition of the Consolidated Group as of the date thereof and results of operations for the period then ended.  Except as specifically described on Schedule 5.11, there has not been a Material Adverse Change with respect to Borrower Parties and their Subsidiaries since the date of the latest audited financial statements submitted to the Lender Group on or before the Closing Date.

5.12                        Fraudulent Transfer.

(a)                                  Each Borrower Party is Solvent.  The Borrower Parties and their Subsidiaries, taken as a whole, are Solvent.

(b)                                 No transfer of property is being made by any Borrower Party or Subsidiary of a Borrower Party and no obligation is being incurred by any Borrower Party or any Subsidiary of a Borrower Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower Parties or their Subsidiaries and no such transaction shall render any such Borrower Party or Subsidiary of a Borrower Party insolvent.

5.13                        Employee Benefits.

(a)                                  Schedule 5.13(a) (or, with respect to Benefit Plans or Multiemployer Plans created after the Closing Date, as disclosed to Agents in writing from time to time) lists all Benefit Plans and Multiemployer Plans.

(b)                                 Except as disclosed on Schedule 5.13(b), each Employee Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other Laws, except where non-compliance, alone or together with any other item described in Section 5.13(b), (c) or (e) of this Agreement, is not reasonably expected to result in a Material Adverse Change.  Except as set forth on Schedule 5.13(b), each Employee Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the IRS or an application for such a letter has been timely submitted to the IRS and is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower Parties, nothing has occurred which would prevent, or cause the loss of, such qualification.

(c)                                  Except as disclosed on Schedule 5.13(c), there are no pending or, to the best knowledge of Borrower Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Plan that alone or together with any other items described in Section 5.13(b), (c) or (e) of this Agreement, is reasonably expected to result in a Material Adverse Change, and there has been no prohibited transaction (as defined in Section 4975 of the IRC or Section 406 of ERISA) or violation of the fiduciary responsibility rules under ERISA or any other violation under a foreign law of similar nature with respect to any Employee Plan that alone or together with any other item described in Section 5.13(b), (c) or (e) of this Agreement, has resulted or could reasonably be expected to result in a Material Adverse Change.

(d)                                 Each Borrower Party has furnished to the Lenders true, correct and complete copies of the most recent annual report on Form 5500 for each Employee Plan and the most recent actuarial report relating to each Employee Plan for which an actuarial report has been prepared since the filing of the most recent annual report.  No material changes have occurred to the Employee Plans or are expected to occur which would affect the actuarial reports required to be provided to the Lenders pursuant to this Section 5.13.

(e)                                  (i) Borrower Parties and each ERISA Affiliate have made all required contributions to each Benefit Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any such Benefit Plan; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) no Benefit Plan has any Unfunded Pension Liability that alone or together with any other item described in Section 5.13(c), (d) or (e) of this Agreement, has resulted or is reasonably expected to result in a Material Adverse Change; (iv) no Benefit Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA; (v) there is no Lien outstanding or security interest given in connection with a Benefit Plan or under Title IV of ERISA and no such Liens are reasonably expected to occur;(vi) none of the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vii) neither the Borrower Parties nor, to the Borrower

Parties’ knowledge, any ERISA Affiliate, has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(f)                                    Except as disclosed in Schedule 5.13(h) (or, with respect to Employee Plans created after the Closing Date, as disclosed to Agents in writing from time to time) none of the Employee Plans provides benefits to retired employees or to the beneficiaries or dependents of retired employees, other than as required by Applicable Law, death benefits or pension benefits under any “employee pension plan” within the meaning of Section 3(2) of ERISA or benefits, the full cost of which is borne by the retired employee.

5.14                        Environmental Condition.  Borrowers have provided to Agents or otherwise made available (or will make available upon request) to Agents true and complete copies: (x) of all Phase I and Phase II Environmental Site Assessments in their possession for any current assets, properties or business of any Borrower Party or any Subsidiary of a Borrower Party; (y) currently effective Environmental Permits for any current assets, properties or business of any Borrower Party or any Subsidiary of a Borrower Party; and (z) any other material documents relating to any pending, unresolved Environmental Actions, Environmental Liabilities and Costs, or Remedial Actions that could reasonably be expected to result in liability to any Borrower Party or any Subsidiary of a Borrower Party in excess of $100,000, currently in the possession or control of any Borrower Party or any Subsidiary of any Borrower Party, with respect to (i) any assets, properties, or businesses of any Borrower Party, any Subsidiary of a Borrower Party, or any of their predecessors in interest (but only where a Borrower Party or a Subsidiary of a Borrower Party is liable for the acts of such predecessor in interest), (ii) any adjoining properties or businesses that, to Borrower’s knowledge, are contaminated with Hazardous Materials and either a Borrower Party or any Subsidiary of a Borrower Party is potentially liable for such contamination or such contamination could reasonably be expected to migrate to the property of a Borrower Party or any Subsidiary of a Borrower Party, or (iii) any facilities which received Hazardous Materials generated, handled or transported by any Borrower Party, any Subsidiary of a Borrower Party, or any of their predecessors in interest (but only where a Borrower Party or a Subsidiary of a Borrower Party is liable for the acts of such predecessor in interest).  Except for resolved matters and matters that could not reasonably be expected to result in liability to any Borrower Party or any Subsidiary of a Borrower Party in excess of $100,000 and except as set forth on Schedule 5.14: (i) within the last five years, none of the Borrower Parties, nor any of their respective Subsidiaries and, to the knowledge of the Borrower Parties, no other Person has used, produced, stored, handled, treated, released, recycled, disposed of, or transported, any Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower Party or any Subsidiary of a Borrower Party, or any of their predecessors in interest (but only where a Borrower Party or a Subsidiary of a Borrower Party is, or could reasonably be likely to be, liable for the acts of such predecessor in interest), where such use, production, storage, handling, treatment, release, recycling, disposal, or transport was in violation, in any material respect, of applicable Environmental Law or, to the knowledge of Borrowers, could reasonably be expected to give rise to any material Environmental Actions, Environmental Liabilities and Costs, or Remedial Actions, (ii) each Borrower Party and each Subsidiary of a Borrower Party is in material compliance with all Environmental Laws applicable to each business, asset and property currently owned, leased, or operated by them, holds all material Environmental Permits and financial assurances required under Environmental Law with respect to each such business, asset and property, and none of the Borrower Parties or any of their respective Subsidiaries has received notice of any action to cancel, terminate or revoke any such material Environmental Permit or financial assurance; provided, however, that no Borrower Party or any Subsidiary of a Borrower Party shall be deemed to be in violation of this Section 5.14(ii) as a result of any failure to comply with any provisions of such Environmental Laws (a) the applicability or validity of which is being contested by such Person in good faith and by appropriate proceedings or (b) the non-compliance with which could not reasonably be expected to result in fines or penalties in excess of $1,000,000 or in injunctive relief or other civil or criminal liabilities, (iii) to the knowledge of Borrowers, each property currently owned, leased, or operated by a Borrower Party or a Subsidiary of a Borrower Party is free of contamination from any Hazardous Material except for such contamination that is not in violation, in any material respect, of applicable Environmental Law and could not reasonably be expected to give rise to any material Environmental Actions or Environmental Liabilities and Costs, (iv) none of the Borrower Parties, nor any of their respective Subsidiaries, or any of their predecessors in interest (but only where a Borrower Party or a Subsidiary of a Borrower Party is, or could reasonably be likely to be, liable for the acts of such predecessor in interest), has, to the knowledge of Borrower Parties, ever been designated or identified as a Potentially Responsible Party under CERCLA or any other Environmental Law, (v) no underground storage tanks, landfills, surface impoundments, waste piles or other land treatment, storage or disposal areas used for the management of Hazardous Materials are or, within the last five years, have been located on any of Borrower Parties’ or their respective Subsidiaries’ properties or assets, (vi) within the last five years, none of the Borrower Parties nor any of their respective Subsidiaries has received notice or otherwise had knowledge that a currently effective Environmental Lien has attached to any revenues or to any Real Property owned, leased, or operated by any Borrower Party or any Subsidiary of a Borrower Party, and (vii) none of the Borrower Parties nor any of their respective Subsidiaries has knowledge of, has received within the last five years, or is subject to any Environmental Action.

5.15                        Brokerage Fees.  No Borrower Party nor any Subsidiary of a Borrower Party has utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower Parties or their Subsidiaries in connection herewith other than fees payable by Borrower Parties to Rothschild Inc. in connection with the closing of this Agreement.

5.16                        Intellectual Property.

(a)                                  Each Borrower Party and each Subsidiary of a Borrower Party owns, or holds licenses in, all Intellectual Property Rights that are reasonably necessary to the conduct of its business as currently conducted.  Attached hereto as Schedule 5.16(a) is a true, correct, and complete listing of all registrations and applications for material Patents, Trademarks, and Copyrights as to which any Borrower Party or any Subsidiary of a Borrower Party is the owner or is a licensee (other than off-the-shelf software that has not been materially customized) as of the Closing Date.

(b)                                 Each Borrower Party represents and warrants that it and each of its Subsidiaries has taken all actions reasonably necessary to protect its Intellectual Property Rights, including (i) protecting the secrecy and confidentiality of such Borrower Party’s and each of its Subsidiaries’ confidential information and trade secrets by having and enforcing a policy or having a practice of requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality agreements; (ii) taking all actions reasonably necessary to ensure that no trade secret of such Borrower Party or any of its Subsidiaries falls into the public domain; and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which such Borrower Party or any of its Subsidiaries is the owner by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into agreements with appropriate use and non-disclosure restrictions.  Except as set forth in Schedule 5.16(b), as of the Closing Date, no Borrower Party and no Subsidiary of a Borrower Party has entered into any licenses with respect to any Intellectual Property Rights of any Borrower Party or any Subsidiary of a Borrower Party.

(c)                                  No past or present employee or contractor of any Borrower Party or any Subsidiary of a Borrower Party has any ownership interest, license, permission or other right in or to any material Intellectual Property Rights owned by any such Borrower Party or any such Subsidiary, except to use the same in the course of their employment.

(d)                                 Each Borrower Party and each Subsidiary of a Borrower Party has made all necessary payments, filings and recordations to protect and maintain its interest in material Intellectual Property Rights in the United States or any other jurisdiction, including (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including all applications for registration of material Copyrights, Trademarks, and Patents.

(e)                                  No claim has been made and is continuing or threatened that the use by any Borrower Party or any Subsidiary of a Borrower Party of any Intellectual Property Right is invalid or unenforceable or that the use by any Borrower Party or any Subsidiary of a Borrower Party of any Intellectual Property Right does or may violate the rights of any Person, other than any such claim which would not cause a Material Adverse Change. To the best of such Borrower Party’s knowledge, there is currently no infringement or unauthorized use of any material Intellectual Property Rights contained on Schedule 5.16(a).

(f)                                    Each Borrower Party and each Subsidiary of a Borrower Party has filed applications and taken any and all other actions reasonably necessary to register all Patents in good faith in accordance with the procedures and regulations of the United States Patent and Trademark Office (or any similar office of any other jurisdiction in which any such Patents are used) in a manner sufficient to impart constructive notice of such Borrower Party’s or such Subsidiary’s ownership thereof.

5.17                        Leases.  Borrower Parties and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their businesses and to which they are parties or under which they are operating.  All of such leases are valid and subsisting and no material default by Borrower Parties or their Subsidiaries (or, to the knowledge of Borrower Parties, by the lessors thereunder) exists under any of them.

5.18                        Deposit Accounts and Securities Accounts.  Set forth on Schedule 5.18 (which Borrower Parties may amend from time to time provided that notice and copies thereof are promptly provided to Agents) are all of Borrower Parties’ Deposit Accounts and Securities

Accounts, including, with respect to each bank or securities intermediary: (i) the name and address of such Person; and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

5.19                        Complete Disclosure.  All factual information (taken as a whole) furnished on or prior to the Closing Date by or on behalf of Borrower Parties or their Subsidiaries in writing to any Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, but not including Projections) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower Parties or their Subsidiaries in writing to any Agent or any Lender will be, true and accurate, in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to any Agent, such additional Projections represent Borrowers’ good faith estimate, prepared on the basis of reasonable assumptions, of their and their Subsidiaries’ future performance for the periods covered thereby (it being recognized by the Lenders that the financial information as it relates to future events is not to be viewed as fact and that actual results may differ from the projected results set forth therein by a material amount).

5.20                        Indebtedness.  Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

5.21                        Taxes and Payments.  Except as set forth on Schedule 5.21, Borrower Parties and their Subsidiaries have filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all federal and state taxes and assessments payable by them which have become due, except for those contested in good faith and adequately disclosed to Agents and fully provided for on the financial statements of Borrower Parties and their Subsidiaries, in accordance with GAAP and for which Borrower Parties and their Subsidiaries, as applicable, have provided adequate reserves.  Borrower Parties and their Subsidiaries have provided adequate reserves for the payment of all federal, state, local and foreign income taxes applicable for the current fiscal year to date.  Except as set forth on Schedule 5.21, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Borrower Parties threatened, by any authority regarding any taxes owed by any Borrower Party or any Subsidiary of a Borrower Party that could reasonably be expected to result in material liability to any Borrower Party or any Subsidiary of a Borrower Party, except to the extent that such matter has been fully provided for on the financial statements of Borrower Parties and their Subsidiaries, in accordance with GAAP and for which Borrower Parties and their Subsidiaries, as applicable, have provided adequate reserves.  Except as set forth on Schedule 5.21, as of the Closing Date, no Borrower Parties or any Subsidiary of a Borrower Party has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of or owed by any Borrower Party or any Subsidiary of a Borrower Party, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Borrower Party or any Subsidiary of a Borrower Party not to be subject to the normally applicable statute of limitations.

5.22                        Real Property.  Set forth on Schedule 5.22 is a true and complete list of all Real Property owned by Borrower Parties as of the Closing Date, including, with respect to each property, (i) whether such Real Property is leased to a third party and the identity of such lessee (together with a summary of the material terms of the lease in respect thereof), and (ii) the location of such Real Property.

5.23                        Material Contracts.  Set forth on Schedule 5.23 is a complete and accurate list as of the Closing Date of all Material Contracts (with all Material Project Documents listed separately) of each Borrower Party and each Subsidiary of a Borrower Party, showing the parties and subject matter thereof and amendments and modifications thereto.  Each Material Contract (i) is in full force and effect (other than such Material Contracts that have expired by their terms and such expiration could not reasonably be likely to result in a Material Adverse Change) and is binding upon and enforceable against each Person that is a party thereto in accordance with its terms, and (ii) except as set forth on Schedule 5.23 or as otherwise agreed to by the Agents in their sole discretion, has not been otherwise amended or modified (other than amendments or modifications that are permitted by Section 7.7(e)).  A copy of each Material Project Document existing as of the Closing Date has been provided to Agents, and each such copy is true, correct and complete.  As of the Closing Date, no Borrower Party or Subsidiary of a Borrower Party, and, to the knowledge of Borrower Parties, no other party thereto, is in default under any Material Contract.

5.24                        Holding Company.  Except for the Obligations and the obligations under the Secured Notes and the guaranties thereof, neither HoldCo nor Intermediate HoldCo has any Indebtedness or other material liabilities, conducts any material operations or business, or owns any material assets or properties, except that HoldCo owns the Stock of Intermediate HoldCo and Intermediate HoldCo owns the Stock of Parent.

5.25                        Payments to Employees and Others.  Borrower Parties have paid or accrued as a liability on their books, all material payments due from any Borrower Party to any employee, independent contractor, Person or Governmental Authority on account of workers’ compensation, wages or other compensation and, as applicable, employee health and welfare insurance and other benefits.  Subsidiaries of Borrower Parties have paid or accrued as a liability on their books, all material payments due from any Subsidiary of a Borrower Party to any employee, all material payments due from any Borrower Party to any employee, independent contractor, Person or Governmental Authority on account of workers’ compensation, wages or other compensation and, as applicable, employee health and welfare insurance and other benefits.

5.26                        Senior Debt.  The Obligations and the Secured Obligations (as defined in the Pledge and Security Agreement) (a) constitute “Lender Obligations” (as defined in the Intercreditor Agreement) and “Permitted Debt” pursuant to Section 4.05(b)(1) of the Indenture and (b) the Liens granted pursuant to the Loan Documents constitute perfect liens in the

Collateral with the priority contemplated by the Loan Documents and the Intercreditor Agreement and are senior to the liens securing the liens securing the Secured Notes and the guaranties thereof.

6.                                      AFFIRMATIVE COVENANTS.

Each Borrower Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower Parties shall, and (unless the covenant below by its specific terms applies only to Borrower Parties and not their Subsidiaries) shall cause each of their respective Subsidiaries to, do all of the following:

6.1                               Accounting System.  Maintain a system of accounting that enables Borrower Parties to produce financial statements in accordance with GAAP in all material respects and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by any Agent.

6.2                               Collateral Reporting.  Provide Agents (and if so requested by any Agent, with copies for each Lender) with the following documents at the following times in form reasonably satisfactory to Agents:

Quarterly (not later than the 45th day after each quarter)

(a) a report listing all Collateral and the book value thereof as of such quarter end, and

(b) an updated corporate organizational chart showing HoldCo and all of its Subsidiaries as of the last day of such quarter, together with a list of all Subsidiaries formed since the effective date of the last such corporate organizational chart delivered to Agents,

Upon reasonable request by any Agent:	(c) such other reports as to the Collateral, or the financial condition of Borrower Parties and their Subsidiaries, as any Agent may reasonably request.

6.3                               Financial Statements, Reports, Certificates.  Deliver to Agents:

(a)                                  as soon as available, but in any event within 30 days (or 45 days in the case of a month that is the end of one of HoldCo’s fiscal quarters) after the end of each month during each of HoldCo’s fiscal years,

(i)                                     for each fiscal month, a company prepared unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering HoldCo’s and its Subsidiaries’ operations during such monthly, quarterly (if applicable) and year to date period (together with, in the case of quarterly financial statements or in the case of monthly financial statements if such monthly financial statements reflect a material deviation from management’s expectations of performance, a management discussion and analysis in detail reasonably acceptable to Agents), in each case, with respect quarterly financial statements only, with a comparison to the Projections and a comparison to same periods for the prior year.

(ii)                                  a certificate signed by a Responsible Financial Officer of HoldCo to the effect that:

A.                                   the financial statements delivered hereunder fairly present in all material respects the financial condition of HoldCo and its Subsidiaries and have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments),

B.                                     the representations and warranties of Borrower Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

C.                                     there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower Parties have taken, are taking, or propose to take with respect thereto), and

(iii)                               for each fiscal quarter, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.17 and the other Sections referred to on the form of Compliance Certificate.

(b)                                 for fiscal year 2004 and each subsequent fiscal year, as soon as available, but in any event within 90 days after the end of each of HoldCo’s fiscal years,

(i)                                     financial statements of HoldCo and its Subsidiaries on a consolidated basis for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agents and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared and distribution to Lenders is not prohibited by such accountants, such accountants’ letter to management), with a comparison to the prior year and the Projections, together with unaudited consolidating financial statements of HoldCo and its Subsidiaries for such fiscal year, and

(ii)                                  if Borrower Parties are able to obtain such a certificate from their accountants, a certificate of such accountants addressed to Agents and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.17 and, in any event, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.17 and the other Sections referred to on the form of Compliance Certificate.

(c)                                  as soon as available, but in any event within 60 days of the start of each of HoldCo’s fiscal years,

(i)                                     copies of HoldCo’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agents, in their sole discretion, for such fiscal year and the forthcoming fiscal year on a quarter by quarter basis, certified by a Responsible Financial Officer of HoldCo as being such officer’s good faith estimate prepared on the basis of reasonable assumptions, of the financial performance of HoldCo and its Subsidiaries during the period covered thereby,

(d)                                 if filed by any Borrower, within five (5) Business Days of such filing,

(i)                                     Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(ii)                                  any other filings made by HoldCo or any of its Subsidiaries with the SEC, and

(iii)                               upon the request of any Agent, copies of Borrower Parties’ or, upon reasonable request, any Subsidiaries’ federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service or foreign Governmental Entity,

(e)                                  if and when provided, any reports, proxy statements, financial statements and other written information that is provided by HoldCo or its Subsidiaries to their shareholders generally or to the Indenture Trustee or the holders of the Secured Notes,

(f)                                    as requested by any Agent with respect to any Borrower Party and as reasonably requested by any Agent with respect to any Subsidiary of a Borrower Party that is not a Borrower Party, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which any Borrower Party or its Subsidiaries conducts business or is required to pay any such excise tax, where (i) any Borrower Party’s or its Subsidiaries’ failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower Party or such Subsidiaries, or (ii) any Borrower Party’s or its Subsidiaries’ failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

(g)                                 as soon as a Borrower Party has knowledge of any event or condition that constitutes (i) a Default or an Event of Default or (ii) a financial covenant default under any Non-Recourse Project Debt, notice thereof and a statement of the curative action that Borrower Parties propose to take with respect thereto,

(h)                                 promptly after the commencement thereof, but in any event within ten (10) days after the service of process with respect thereto on any Borrower Party or any Subsidiary of a Borrower Party, notice of all actions, suits, or proceedings brought by or against such Borrower Party or any of its Subsidiaries before any Governmental Authority, including any Environmental Action, which, if adversely determined, could reasonably be expected to result in a Material Adverse Change,

(i)                                     promptly upon the occurrence thereof, any change in the business, operations or condition (financial or otherwise) of any Borrower Party or any Subsidiary of a Borrower Party or the occurrence of any event that could reasonably be expected to result in a Material Adverse Change or, in the case of any customer contract, any event that could reasonably be likely to result in liability to any Borrower Party or any Subsidiary of any Borrower Party or a loss in anticipated profits of any Borrower Party or any Subsidiary of any Borrower Party in excess of $5,000,000 in the aggregate with respect to such contract, and

(j)                                     upon the request of any Agent, any other report reasonably requested relating to the financial condition of Borrower Parties or their Subsidiaries.

Borrower Parties agree that no Borrower Party, or any Subsidiary of a Borrower Party, will have a fiscal year different from that of HoldCo, except that so long as HoldCo and its Domestic Subsidiaries have a year end as of the last Friday of each calendar year, HoldCo’s Foreign Subsidiaries may have a year end of December 31.  Borrower Parties agree to cooperate with Agents to allow Agents to consult with their independent certified public accountants if any Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Agents and to release to Agents whatever financial information concerning Borrower Parties or their Subsidiaries that any Agent reasonably may request.

6.4                               Material Project Documents.  (i) Perform and observe, in all material respects, all terms and provisions of each Material Project Document to be performed or observed by it, (ii) exercise all rights, discretion and remedies under each such Material Project Document in accordance with its terms and in a manner consistent with (and subject to) such Borrower Party’s obligations under the Loan Documents, (iii) upon request of Agents, make to each other party to a Material Project Document such demands or requests for information and reports as such Borrower Party or any Subsidiary of a Borrower Party is entitled to make under such Material Project Document and (iv) notify Agents of any proposed material amendment to, termination of or waiver of any provision under any Material Project Document.

6.5                               Maintenance of Properties; Compliance with Leases.  Maintain all of its material properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder to the extent any such loss or forfeiture could reasonably be likely to result in a Material Adverse Change.

6.6                               Taxes.  Cause all material assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower Party, any Subsidiary of a Borrower Party, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.  Borrower Parties will, and will cause their Subsidiaries to, make timely payment or deposit of all material tax payments and withholding taxes required of Borrower Parties and their Subsidiaries by Applicable Law, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state and federal income taxes, except to the extent any such payment or deposit shall be the subject of a Permitted Protest, and will, upon request, furnish Agents with proof reasonably satisfactory to Agents indicating that the applicable Borrower Party and its Subsidiaries have made such payments or deposits.

6.7                               Insurance.

(a)                                  At Borrowers’ expense, except as specifically disclosed on Schedule 6.7, maintain insurance respecting Borrower Parties’ and their Subsidiaries’ properties and assets wherever located, covering loss or damage by fire, theft, explosion, to the extent assets (other than unimproved land) are located in a flood plain, flood insurance and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses.  Borrower Parties also shall maintain business interruption, general liability (including, without limitation, product liability) insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation; provided, however, that Borrower Parties and their Subsidiaries may maintain a system of self-insurance in accordance with sound business practice as is customary for companies of the size and type as the Borrower Parties and their Subsidiaries, or on a basis consistent with that in effect on the Closing Date.  All such policies of insurance shall be in such amounts determined in accordance with sound business practice as is customary for companies of the size and type of Borrower Parties and their Subsidiaries and in such amounts and with such insurance companies as are reasonably satisfactory to Agents.  Borrower Parties shall deliver certificates of insurance relating to such insurance policies (and, upon request by any Agent, copies of such material policies) to Collateral Agent with a satisfactory lender’s loss payable endorsement naming Collateral Agent as loss payee, as its interest may appear, or additional insured (other than the above required crime insurance policies), as appropriate.  Each policy of insurance or endorsement of Borrower Parties shall contain a clause requiring the insurer to give not less than 30 days prior written notice (or 10 days in the case of non-payment of premium) to Collateral Agent in the event of cancellation of the policy for any reason whatsoever.

(b)                                 Administrative Borrower shall give Agents prompt notice of any Casualty Event in excess of $1,000,000 individually covered by such insurance.  Collateral Agent, with the consent of other Agents, shall have the right to adjust any Casualty Event losses with Borrower Parties (and no loss shall be finalized without Administrative Agent approval) claimed under any such insurance policies in excess of $5,000,000 individually (or the exclusive right to adjust any casualty losses in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower Parties or their Subsidiaries whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Collateral Agent (and by Collateral Agent to Administrative Agent) to the extent required by Section 2.3(c), (d) or (e) to be applied in accordance with Sections 2.3(b)(i)(A) through (D), as applicable, or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the replacement value of the items or property destroyed prior to such damage or destruction.

(c)                                  Borrower Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.7, unless Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent under a lender’s loss payable endorsement or its equivalent.  Administrative Borrower immediately shall notify Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of certificates relating to such policies promptly shall be provided to Agents.

6.8                               Location of Inventory and Equipment.  Keep (a) Borrower Parties’ books and records, Inventory and Equipment only at the locations identified on Schedule 5.5 and (b) their Chief Executive Offices only at the locations identified on Schedule 5.7(b); provided, however, that Administrative Borrower may amend Schedule 5.5 and Schedule 5.7(b) so long as such amendment occurs by written notice to Agents not less than 15 days (or such shorter period as Agents approve) prior to the date on which such Inventory or Equipment is moved to such new location or such Chief Executive Office is relocated, and so long as, with respect to any books and records the location of which was previously located in the United States or a Chief Executive Office that was previously located in the United States, (i) such new location is within the United States, and (ii) within 30 days of delivery of such written notification, the applicable Borrower Party provides Collateral Agent a Collateral Access Agreement with respect thereto if such new location is a leased premises at which such Borrower Party’s Chief Executive Office or books or records are located.

6.9                               Compliance with Laws.  Comply with the requirements of all Applicable Laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.10                        Leases.  Pay when due all rents and other amounts payable under any leases to which any Borrower Party or any Subsidiary of a Borrower Party is a party or by which any Borrower Party’s or any such Subsidiary’s properties and assets are bound, unless (a) such payments are the subject of a Permitted Protest or (b) the failure to make such payments could not reasonably be expected to have a Material Adverse Change.

6.11                        Existence. Except as permitted under Section 7.3, at all times preserve and keep in full force and effect each Borrower Party’s and each Subsidiary of a Borrower Party’s (a) valid existence, (b) good standing in its jurisdiction of organization or formation and (c) rights and franchises unless the loss of such rights and franchises could not reasonably be expected to result in a Material Adverse Change.

6.12                        Environmental.

(a)                                  Keep any property owned, leased, or operated by any Borrower Party or any Subsidiary of a Borrower Party free of any Environmental Liens or post bonds or other financial assurances (or create reserves in accordance with GAAP) sufficient to satisfy the obligations or liability evidenced by such Environmental Liens and provide to Agents documentation of such bonds and financial assurances which any Agent reasonably requests, (b)

comply, and maintain any property owned, leased, or operated by any Borrower Party or any Subsidiary of a Borrower Party in compliance, in all material respects, with all applicable Environmental Laws and Environmental Permits and provide to Agents documentation of such compliance which any Agent reasonably requests, (c) promptly implement any Remedial Actions or other actions required to come into compliance with applicable Environmental Laws and Environmental Permits with respect to any material violation of Environmental Laws or Environmental Permits or any activity involving the material use, presence, production, storage, handling, treatment, release, recycling, disposal or transportation of any Hazardous Material, (d) promptly implement any Remedial Actions or other actions required to come into compliance with applicable Environmental Laws and Environmental Permits as necessary and appropriate to maintain the value and marketability of any property or asset owned, leased, or operated by any Borrower Party or any Subsidiary of a Borrower Party, (e) promptly, but in any event within 15 Business Days of occurrence or receipt thereof, provide Agents with written notice of any of the following and thereafter provide to Agents such documentation related thereto as any Agent may reasonably request: (i) notice that an Environmental Lien (other than an Environmental Lien resulting in the need for no more than De Minimis Remedial Action) has been filed against or attached to any of the real or personal property of any Borrower Party, (ii) commencement or receipt of any Environmental Action or notice that an Environmental Action will be commenced against any Borrower Party or any Subsidiary of a Borrower Party that reasonably could be expected to result in Environmental Liabilities and Costs in excess of $200,000 for any individual Environmental Action or $1,000,000 in the aggregate for any group of related Environmental Actions or $3,000,000 in the aggregate for all Environmental Actions, (iii) violation of any applicable Environmental Law or Environmental Permit or release of any Hazardous Materials by any Borrower Party or any Subsidiary of a Borrower Party or at or from any property owned, leased or operated by any Borrower Party or any Subsidiary of a Borrower Party that reasonably could be expected to result in Environmental Liabilities and Costs in excess of $200,000 for any such individual violation or release or $1,000,000 in the aggregate for any group of related violations or releases or $3,000,000 in the aggregate for all violations or releases, and (iv) any actual or threatened cancellation or termination of, or failure to renew, any Environmental Permits materially necessary for the operation of the business of any Borrower Party or any Subsidiary of a Borrower Party or financial assurances required by any Borrower Party or any Subsidiary of a Borrower Party under applicable Environmental Laws, and (f) as reasonably requested by any Agent either once per year per property, or, if any Agent has a reasonable basis for concluding that a material violation of Environmental Law or a material release of Hazardous Materials has occurred or if a Default or Event of Default has occurred, as often as directed by any Agent to verify compliance with Environmental Laws and the requirements hereunder related to environmental matters, at the sole cost of Borrowers, cause the performance of environmental audits, including subsurface sampling of soil and groundwater and the preparation of environmental reports by environmental consulting firms reasonably acceptable to Agents, and, so long as no Default or Event of Default has occurred and is continuing, provide Agents and their representatives with access to any records and properties owned, leased, or operated by any Borrower Party or any Subsidiary of a Borrower Party for the purpose of conducting such environmental audits at the sole cost of Borrowers; provided, that no Agent shall have any obligation whatsoever to conduct any such verification and that Agents shall comply with Applicable Law and the applicable safety and security procedures of any Borrower Party or any Subsidiary of a Borrower Party where such Agent has been provided notice and a copy of such procedures and such Agent shall use reasonable efforts to limit any interference with the business and operations of any Borrower Party or any Subsidiary of a Borrower Party.

6.13                        Disclosure Updates.  Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agents if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto unless specifically permitted hereunder.

6.14                        Formation of Subsidiaries; Subsidiaries.  (a)  If any Borrower Party intends to form or acquire any direct or indirect Subsidiary after the Closing Date, such Borrower Party shall provide at least five (5) days prior written notice to Agents in the case of any such new Subsidiary required to comply with the Collateral and Guaranty Requirement or whose Stock is required to be pledged pursuant to the Collateral and Guaranty Requirement.  Except for Special Purpose Subsidiaries, Borrower Parties shall not, and shall not permit any Subsidiary of a Borrower Party to, form or acquire after the Closing Date any Domestic Subsidiary that is not at least 80% owned by a Borrower Party directly or indirectly.  Borrower Parties shall not, and shall not permit any Subsidiary of a Borrower Party to, permit a Foreign Subsidiary to form or acquire from a third party after the Closing Date any Domestic Subsidiary.  At the time that any Borrower Party forms or acquires any direct or indirect Subsidiary after the Closing Date, such Borrower Party shall, and shall cause such new Subsidiary to, comply (if applicable) with the Collateral and Guaranty Requirement and if such Borrower Party or new Subsidiary is required to comply with the Collateral and Guaranty Requirement, provide to Agents all other reasonably requested documentation, including resolutions and governing documents, and one or more opinions of counsel satisfactory to Agents, which in such Agent’s opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 6.14 shall be a Loan Document.

(b)                                 Each Subsidiary that is a Guarantor shall remain a Subsidiary, except pursuant to a transaction otherwise permitted under this Agreement pursuant to which (i) such Subsidiary is merged or liquidated into a Borrower Party or (ii) the entire direct or indirect interest in such Subsidiary is divested to a third party.

6.15                        Further Assurances.  Borrower Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to cause the Collateral and Guaranty Requirement to be and remain satisfied, all at the expense of the Borrower Parties.  Each new Borrower Party shall execute a supplement to the Intercompany Subordination Agreement at the

same time that it becomes a Borrower Party and any other new Subsidiary of a Borrower Party shall execute a supplement to the Intercompany Subordination Agreement at the same time that Borrower Parties are required to report the formation or acquisition of such Subsidiary pursuant to Section 6.2(b).  Borrower Parties also agree to provide to Agents, promptly after request, evidence reasonably satisfactory to Agents as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

6.16                        Employee Plans.  Each Borrower Party shall, and shall cause each of its ERISA Affiliates to, as soon as possible and, in any event, within 10 days after such Borrower Party knows or has reason to know that: (i) an ERISA Event has occurred; (ii) that a transaction prohibited under ERISA, the IRC or a foreign Law of similar nature has occurred resulting in a material liability to an Employee Plan, a Borrower Party or any of its ERISA Affiliates (or any entity which they have an obligation to indemnify); (iii) that an accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard with respect to an accumulation funding deficiency of $1,000,000 or more, that a failure to make timely contributions to a Benefit Plan may give or has given rise to a Lien in a material amount; (iv) that an amendment to a Benefit Plan may require or requires the granting of a security interest in a material amount; (v) that proceedings are likely to be or have been instituted to terminate a Benefit Plan; or (vi) that a Borrower Party or an ERISA Affiliate has or may incur any material liability under Section 502(g) or any analogous provision relating to Section 515 or Title IV of ERISA, deliver to Agents a certificate of an authorized representative of such Borrower Party or ERISA Affiliate setting forth details as to such occurrence and action, if any, which such Borrower Party or the ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be filed with or by such Borrower Party, the ERISA Affiliate, the PBGC or the plan administrator with respect thereto. For purposes of this Section 6.15, an item is material if alone or taken with any other item in this Section 6.15 it results in a liability of $1,000,000 or more.  Copies of any notices required to be delivered to the Agents hereunder shall be delivered not later than 10 days after the later of the date such notice has been filed with the IRS or the PBGC or received by such Borrower Party or the ERISA Affiliate. Upon the request of any Agent or any of the Lenders made from time to time, each Borrower Party will deliver a copy of the most recent actuarial report and annual report completed with respect to any Employee Plan or Benefit Plan, and any other financial information such Borrower Party has with respect to the Employee Plan or Benefit Plan.

7.                                      NEGATIVE COVENANTS.

Each Borrower Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower Parties will not, and (unless the covenant below by its specific terms applies only to Borrower Parties and not their Subsidiaries) will not permit any of their respective Subsidiaries to, do any of the following:

7.1                               Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a)                                  Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

(b)                                 Indebtedness set forth on Schedule 7.1, the principal amount of which shall not exceed the principal amount outstanding on the Closing Date and reflected on Schedule 7.1; provided, however, that in order to continue to be permitted under this Section 7.1(b) any Non-Recourse Project Debt set forth on such Schedule must continue to constitute Non-Recourse Project Debt;

(c)                                  Indebtedness under the Secured Notes and each guaranty by a Borrower Party thereof, in an aggregate principal amount not to exceed $261,471,000 at any time outstanding and to the extent subject to the Intercreditor Agreement;

(d)                                 refinancings, replacements, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) (A) the terms and conditions of such refinancings, replacements, renewals, or extensions do not, in Agents’ reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers’ creditworthiness or (B) such refinancings, replacements, renewals, or extensions do not provide for amortization, or any other payment of the principal amount, of any such Indebtedness until at least six months following the Maturity Date, (ii) such refinancings, replacements, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, unless, in the case of an increase in the interest rate only, the Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters for which financial statements have been (or were required to be) delivered pursuant to Section 6.3, after giving pro forma effect to such refinancing, is the same or greater than such Fixed Charge Coverage Ratio before giving pro forma effect to such refinancing, (iii) such refinancings, replacements, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iv) if the Indebtedness that is refinanced, replaced, renewed, or extended was subordinated in right of payment to the Obligations or the Liens securing such Indebtedness were subordinated to Collateral Agent’s Liens, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination and intercreditor terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, (v) the Indebtedness that is refinanced, replaced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, replaced, renewed, or extended and (vi) any Non-Recourse Project Debt that is refinanced, replaced, renewed, or extended shall continue to constitute Non-Recourse Project Debt;

(e)                                  Indebtedness between or among any Borrower Party or any Subsidiary of a Borrower Party so long as such Indebtedness (i) is not secured by any of the assets or properties of any Borrower Party or any Subsidiary of a Borrower Party except to the extent permitted under clause (w) of the definition of Permitted Liens, (ii) is subordinated to the

Obligations pursuant to the terms and provisions of the Intercompany Subordination Agreement, and (iii) constitutes a Permitted Investment;

(f)                                    Indebtedness in respect of obligations under non-speculative Hedge Agreements entered into in the ordinary course of business solely for hedging purposes;

(g)                                 guaranties of Indebtedness of any Borrower Party or any Subsidiary of a Borrower Party, provided that the Indebtedness guarantied is permitted to be incurred hereunder and, except with respect to guaranties of the Secured Notes permitted under Section 7.1(c) and Permitted Liens under clause (p) of the definition of Permitted Liens, such guaranties are not secured by any of the assets or properties of any Borrower Party or any Subsidiary of a Borrower Party, and provided, further, that such guaranties constitute Permitted Investments;

(h)                                 endorsement of instruments or other payment items for deposit;

(i)                                     Unfunded financial letters of credit in an aggregate stated amount up to $20,000,000 at any time outstanding; provided, however, that if any such financial letter of credit is funded, it shall not be permitted under this Section 7.1(i);

(j)                                     Foreign Funded Debt and Indebtedness under Foreign Securitization Transactions in an aggregate principal or stated amount not to exceed $50,000,000 at any time;

(k)                                  In addition to Non-Recourse Project Debt existing on the Closing Date and described on Schedule 7.1, (i) additional Non-Recourse Project Debt with respect to any new Project (not previously financed by Non-Recourse Project Debt) in an aggregate principal amount not to exceed $100,000,000 at any time outstanding and (ii) Non-Recourse Project Debt in an aggregate principal amount not to exceed $35,000,000 at any time outstanding incurred by Martinez Cogen Limited Partnership (“Martinez”) to finance the repurchase or redemption of all of the Stock in such entity held by Persons other than the Parent or any Subsidiary of the Parent; provided, however, that the Fixed Charge Coverage Ratio, after giving pro forma effect to the incurrence of such Indebtedness and the acquisition of the Stock of Martinez, for the immediately preceding four fiscal quarters for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.3 is the same or greater than if such Indebtedness had not been incurred and such Stock had not been acquired;

(l)                                     Indebtedness under the Perryville I Lease Facility with a principal component not to exceed $47,015,706.81;

(m)                               Permitted Purchase Money Indebtedness;

(n)                                 Indebtedness comprising Permitted Investments;

(o)                                 Indebtedness in respect of letters of credit issued by the Existing Agent under that certain Letter of Credit Agreement dated as of the Closing Date between the Existing Lender and Parent; provided, however, that no such letter of credit shall be renewed after the Closing Date and such letters of credit shall be secured by a Letter of Credit issued hereunder;

(p)                                 Indebtedness of Parent, Intermediate HoldCo or Holdco, that (i) matures not less than one year after the Maturity Date, (ii) is subordinated to the Obligations pursuant to subordination terms acceptable to the Required Lenders and (iii) is otherwise subject to terms and conditions customary for subordinated obligations of such nature;

(q)                                 Indebtedness consisting of guaranties of, or letters of credit in support of, the Indebtedness of a Joint Venture in an aggregate principal amount, not to exceed $75,000,000 at any time outstanding; and

(r)                                    any other unsecured Indebtedness not otherwise permitted by the preceding clauses of this Section 7.1 in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

7.2                               Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

7.3                               Restrictions on Fundamental Changes.

(a)                                  Except as specifically permitted under Section 7.3(b), enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, in any case, in one transaction or a series of transactions or enter into any agreement in respect of or to undertake any of the foregoing; provided, that so long as Borrower Parties provide Agents with prior written notice thereof and deliver to Collateral Agent any documentation reasonably requested by Agents to continue Collateral Agent’s Liens on the Collateral and such opinions with respect thereto as any Agent shall reasonably request, (i) any Borrower may merge into any other Borrower, (ii) any Guarantor may merge into a Borrower or another Guarantor so long as, in the case of a merger with a Borrower, such Borrower is the surviving Person, and in the case of a merger of a Domestic Subsidiary with a Foreign Subsidiary, the Domestic Subsidiary is the surviving Person, (iii) any Non-Borrower Party Foreign Subsidiary of a Tier may merge into another Non-Borrower Party Foreign Subsidiary of such Tier or a Borrower Party so long as, in the case of a merger with a Borrower Party, such Borrower Party is the surviving Person and, in each case, enter into any agreement solely in respect thereof, (iv) in connection with a Permitted Acquisition, any Borrower Party or Subsidiary of a Borrower Party may merge into the target of such Permitted Acquisition, so long as such Borrower Party or Subsidiary is the surviving Person or Agents have otherwise consented to the form of such merger in their Permitted Discretion, and (v) in connection with any Permitted Disposition, any Borrower Party (other than a Borrower) or a Subsidiary of a Borrower Party may merge into another Person so long as such other Person is the surviving Person; provided further, that, notwithstanding the foregoing, neither Parent nor Foster Wheeler Energy Corporation shall merge into any Person.

(b)                                 Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); provided, however, that any Borrower Party (other than HoldCo and any Borrower) or any Subsidiary of a Borrower Party may liquidate or dissolve itself in accordance with

Applicable Law so long as Borrower Parties provide Agents with prior written notice thereof and deliver to Collateral Agent any documentation reasonably requested by Agents to continue Collateral Agent’s Liens on the Collateral and such opinions with respect thereto as any Agent shall reasonably request.

(c)                                  Notwithstanding the foregoing, Borrower Parties and their Subsidiaries may enter into the transactions described on Schedule 7.3(c) so long as no Default or Event of Default has occurred and is continuing at the time such transactions are consummated, such transactions are consummated within one year of the Closing Date, Borrower Parties promptly provide copies of the documentation evidencing such transactions and Borrower Parties execute and deliver to Collateral Agent such documents, if any, as are necessary or reasonably requested by Agents to continue Collateral Agent’s Liens on the Collateral and such opinions with respect thereto as any Agent shall reasonably request

7.4                               Disposal of Assets.  Other than Permitted Dispositions (or entering into an agreement to make a Permitted Disposition), make or enter into any agreement to make an Asset Sale of any Borrower Party or any Subsidiary of a Borrower Party.

7.5                               Change Name.  Change any Borrower Party’s names, FEINs, organizational identification number, if any, state of organization or organizational identity; provided, however, that a Borrower Party may change its name, FEIN, organizational identification number, state of organization or organizational identity upon at least 30 days’ prior written notice by Administrative Borrower to Agents of such change so long as, (a) at the time of such written notification, such Borrower Party or such Subsidiary provides any financing statements and other documents necessary to perfect and continue the perfection of the Collateral Agent’s Liens and (b) immediately after such change of name, FEIN, organizational identification number, state of organization or organizational identity, Administrative Borrower provides Agents with evidence of such change (including copies of any related public filings).

7.6                               Nature of Business.

(a)                                  Make any material change in the principal nature of Borrower Parties’ or their Subsidiaries’ business as conducted on the date hereof, taken as a whole.

(b)                                 In addition, notwithstanding anything herein or in any other Loan Document to the contrary, after the Closing Date, Foster Wheeler Europe Limited shall (i) continue to hold 100% of the Stock of Foster Wheeler Limited (England) and Foster Wheeler Continental Europe S.r.l.; provided, that Foster Wheeler Continental Europe S.r.l. shall be permitted to merge into one of its Subsidiaries so long as following such merger, Foster Wheeler Europe Limited directly holds 100% of the surviving entity and (ii) not incur any additional Indebtedness (other than intercompany Indebtedness owed to either one of the Subsidiaries listed in clause (i) above) or Liens, make any Investments, transfer any assets (other than to a Borrower Party that is a Domestic Subsidiary) or otherwise engage in any activity other than (A) ownership of the two Subsidiaries listed in clause (i) of this Section 7.6, or (B) the ownership of Stock of any other Subsidiaries distributed to it by its Subsidiaries.

(c)                                  In addition, notwithstanding anything herein or in any other Loan Document to the contrary, after the Closing Date, (i) FW Netherlands C.V. shall continue to hold 100% of the Stock of FW Energie Holdings Spain S.L., FW Energie Holdings Spain S.L. shall continue to own 100% of the Stock of FW Energie B.V. and FW Energie B.V. shall continue to own 100% of the Stock of Foster Wheeler Energie Oy, (ii) FW Netherlands C.V., FW Energie Holdings Spain S.L. and FW Energie B.V. shall not incur any additional Indebtedness (other than intercompany Indebtedness otherwise permitted hereunder) or Liens, make any Investments, transfer any assets (other than to a Borrower Party that is a Domestic Subsidiary) or otherwise engage in any activity other than ownership of the applicable Subsidiary referenced in clause (i) above or the ownership of Stock of any Subsidiary distributed to it by its Subsidiaries; provided, however, that FW Energie B.V. may pledge its Stock in Foster Wheeler Energie Oy to secure Foreign Funded Debt of Foster Wheeler Energie Oy so long as such Indebtedness is permitted hereunder; provided further, that the entities listed in this clause (c) and the other applicable Borrower Parties and their Subsidiaries may enter into the transactions described on Schedule 7.3(c) so long as no Default or Event of Default has occurred and is continuing at the time such transactions are consummated, such transactions are consummated within one year of the Closing Date, Borrower Parties promptly provide copies of the documentation evidencing such transactions and Borrower Parties execute and deliver to Collateral Agent such documents, if any, as are necessary or reasonably requested by Agents to continue Collateral Agent’s Liens on the Collateral and such opinions with respect thereto as any Agent shall reasonably request.

(d)                                 The Subsidiaries of Borrower Parties listed on Schedule 7.6(d) (the “Shell Companies”) do not, and shall not, have any material assets or liabilities or engage in any business unless and until they satisfy the Collateral and Guaranty Requirement.

7.7                               Prepayments and Amendments.  Except in connection with a refinancing permitted by Section 7.1(d),

(a)                                  prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower Party or any Subsidiary of any Borrower Party, except that

(i) Borrower Parties may prepay the Obligations in accordance with this Agreement,

(ii) any Non-Borrower Party Foreign Subsidiary may prepay, redeem, defease, purchase or otherwise acquire any of its Indebtedness,

(iii) So long as no Default or Event of Default exists or would be caused thereby, Borrower Parties and their Subsidiaries may make the mandatory or required prepayments described on Schedule 7.7(a),

(iv) any Indebtedness of any Borrower Party or any Subsidiary of a Borrower Party may be exchanged for Stock of Holdco,

(v) Borrower Parties may prepay, redeem, defease, purchase or otherwise acquire any other Indebtedness with a purchase, redemption, defeasance or acquisition price or prepayment amount (inclusive of amounts distributed for such purpose under Section 7.9(x)) not to exceed the sum of (A) $50,000,000 plus the amount necessary to repay the Perryville I Lease

Facility (estimated to be $47,015,706.81) from cash flow from operations; provided that all amounts under this clause (A) shall not exceed $97,015,706.81 and no amount over $50,000,000 may be used under this clause (v) for any purpose other than prepaying the Indebtedness under the Perryville I Lease Facility, and (B) the amount of net proceeds from equity issuances, including from the exercise of warrants and options, (less the amount of any such net proceeds required to be invested in the business of Borrower Parties pursuant to clause (IV) below) immediately upon the receipt thereof used to prepay, redeem, defease, purchase or otherwise acquire such Indebtedness or deposited into a separate segregated deposit account or securities account (which account shall be subject to a Control Agreement in favor of Collateral Agent), so long as

(I) no Default or Event of Default exists or would be caused thereby,

(II) the amount available to be borrowed under Section 2.1(a) plus Qualified Cash equals or exceeds $100,000,000 after giving pro forma effect to such proposed transaction,

(III) cash flow from operations in excess of $50,000,000 (as described in clause (A) above) shall be used solely to prepay in full the Indebtedness under the Perryville I Lease Facility and, in connection with such prepayment, the real property and improvements that are the subject of the Perryville I Lease Facility shall be transferred to Foster Wheeler Realty Services, Inc. and Collateral Agent shall be granted a Mortgage on such fee interest,

(IV) Consolidated Adjusted EBITDA for the immediately preceding four (4) fiscal quarter period (after giving pro forma effect to the proposed payment) shall equal or exceed the Projections for that period that been approved by Agents (it being understood that the Projections delivered on the Closing Date are acceptable to Agents); provided, however, that, with respect to any prepayment, redemption, defeasance, purchase or other acquisition of any such Indebtedness from the net proceeds from an equity issuance (as described in clause (B) above), Consolidated Adjusted EBITDA for the immediately preceding four (4) fiscal quarter period (after giving pro forma effect to the proposed payment) may be up to 20% less than the Projections for that period so long as the net proceeds of such equity issuance available to prepay, redeem, defease, purchase or otherwise acquire Indebtedness are reduced by the difference between such Consolidated Adjusted EBITDA and such Projections and such difference is otherwise invested in the business of Borrower Parties; and

(V) the amount paid in respect of such prepayment, redemption, defeasance, purchase or other acquisition of any such Indebtedness does not exceed the lesser of (A) the principal amount of such Indebtedness plus any premium required to be paid thereon or (B) the market value of such Indebtedness (or, in the case of the Trust Preferred, not more than the market value of such Indebtedness), and

(vi) Borrower Parties may prepay, redeem, defease, purchase or otherwise acquire any other Indebtedness from cash flow from operations in an amount in excess of the amounts set forth in clause (v) above, so long as (A) each of the conditions set forth in clauses (v)(I), (IV) and (V) above are satisfied and (B) after giving pro forma effect to such proposed transaction, the amount available to be borrowed under Section 2.1(a) plus Qualified Cash equals or exceeds $150,000,000 from the date of such transaction through the Maturity Date,

(b)                                 pay when due (i) any asbestos litigation settlement or judgment claims, (ii) the principal and accrued and unpaid interest on those certain 6.5% Convertible Subordinated Notes during 2007 issued by Holdco and more fully described on Schedule 5.20, (iii) those certain 6 ¾% Notes due 2005 issued by Parent and more fully described on Schedule 5.20, or (iv) those certain Accreted Amount Exit Payments due 2009 owed by Parent (and known as the “Robbins Bonds”) and more fully described on Schedule 5.20, in each case, unless no Default or Event of Default exists or would be caused thereby,

(c)                                  directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(c) and (l),

(d)                                 directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness of a Borrower Party in a principal or stated amount exceeding $5,000,000 permitted under Section 7.1(b) if such amendment, modification, alteration, increase or change could, in Agents’ reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrower Parties’ creditworthiness, taken as a whole, or

(e)                                  directly or indirectly, amend, modify, alter, increase, change any of the terms or conditions of or waive any of its rights (i) under any Material Contract in any manner that could result in a Material Adverse Change or (ii) under any Material Project Document in any manner that could materially impair the value of the interest or rights, directly or indirectly, of any Borrower Party thereunder.

7.8                               Intentionally Omitted.

7.9                               Distributions.  Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Parent’s Stock, any Borrower’s Stock or any Subsidiary of a Borrower’s Stock, of any class, whether now or hereafter outstanding (a “Distribution”), except that:

(i)                                     any wholly-owned Subsidiary of Parent may declare and make dividend payments or other distributions to Parent or to another wholly owned Subsidiary of Parent;

(ii)                                  any non-wholly-owned Subsidiary of Parent may declare and make dividend payments or other distributions to its shareholders or other equity holders generally so long as Parent or its respective Subsidiary which owns the equity interests in the Subsidiary paying such dividends or other distributions receives at least its proportionate share thereof (based upon its relative holdings of the equity interest in the Subsidiary paying such dividends or other distributions and taking into account the relative preferences, if any, of the various classes of equity interest of such Subsidiary);

(iii)                               any Borrower Party and any Subsidiary of a Borrower Party may declare and make dividend payments or other distributions, in each case, payable solely in its Stock;

(iv)                              Parent may declare or make cash Distributions to HoldCo or Intermediate HoldCo to the extent (and only to the extent) necessary to enable HoldCo and Intermediate HoldCo to pay their respective taxes, their respective operating expenses incurred in the ordinary course of business (including, without limitation, directors’ fees and expenses, employee compensation, governmental fees (including all SEC filing fees), legal, accounting and other professional fees and expenses, indemnities and lease obligations but excluding dividend payments to any shareholder of HoldCo) and similar corporate overhead costs and expenses;

(v)                                 So long as no Default or Event of Default exists or would be caused thereby, Parent may declare or make cash Distributions to Holdco to enable Holdco to pay principal and interest, when due, under those certain 6.5% Convertible Subordinated Notes due 2007 issued by Holdco and more fully described on Schedule 5.20;

(vi)                              Parent may declare and make dividend payments to HoldCo to enable HoldCo to purchase, or Parent or a Subsidiary of Parent may purchase, shares of HoldCo capital stock to deliver to directors as directors’ fees in lieu of cash, provided that such purchases are made on a basis consistent with past practice and the aggregate amount paid for such shares does not exceed $700,000 in any fiscal year;

(vii)                           any Series B Preferred Stock may be exchanged for common stock of HoldCo;

(viii)                        Parent may declare and make dividend payments to Holdco to enable Holdco to purchase, redeem or otherwise acquire or retire for value the Stock of Holdco held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Stock was issued; provided that the aggregate consideration paid therefor in any fiscal year shall not exceed $2,500,000 in the aggregate;

(ix)                                So long as no Default or Event of Default exists or would be caused thereby, Parent may declare and make dividend payments to Holdco to enable Holdco to make scheduled payments of interest and/or dividends in respect of the Trust Preferred; provided, however, that Holdco shall not make any optional cash payments of interest on the Trust Preferred without the prior written consent of Required Lenders;

(x)                                   Parent may declare and make dividend payments to Holdco to enable Holdco to make optional prepayments of Indebtedness to the extent permitted under Section 7.7(a)(v); and

(xi)                                any Subsidiary may make distributions to HoldCo to fund the issuance of Stock of HoldCo under incentive compensation plans of HoldCo and its Subsidiaries,

provided, that the full amount of such distribution paid or delivered for such Stock is immediately reinvested in Parent.

7.10                        Restrictions on Distributions.  Enter into or permit to exist any agreement that restricts the ability of any Borrower Party or any Subsidiary of a Borrower Party (i) to pay dividends or other distributions, or to make or repay loans or advances, to Parent or, in the case of dividends, to any other Subsidiary owning capital stock of such Subsidiary or (ii) to grant Liens on its assets; provided that the foregoing shall not apply to:

(i)                                     customary restrictions and conditions contained in (x) any agreement relating to the sale of any such Subsidiary, or all or substantially all of its assets, pending such sale or (y) any agreement relating to secured Indebtedness and Encumbered Performance Obligations (and, in the case of Subsidiaries that are not Borrower Parties, unsecured Performance Obligations, unsecured Contract Guaranty Obligations, unsecured Trade Obligations, unsecured financial letters of credit or unsecured Foreign Funded Debt, in each case, permitted hereunder) permitted by this Agreement, if such restrictions or conditions apply only to such Subsidiary or to the property or assets securing such Indebtedness or Encumbered Performance Obligation, as the case may be;

(ii)                                  customary provisions in leases and other contracts restricting the assignment thereof;

(iii)                               restrictions and conditions existing with respect to any Person at the time it becomes such a Subsidiary and not created in contemplation of such Person becoming such a Subsidiary, which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person becoming such a Subsidiary;

(iv)                              the Loan Documents and other existing agreements as in effect on the Effective Date described on Schedule 7.10 and any amendments, modifications, renewals or supplements thereof so long as any such restrictions are no more restrictive in any material respect than those that exist on the Effective Date;

(v)                                 customary restrictions and conditions in connection with the Perryville I Lease Facility;

(vi)                              restrictions contained in the Indenture and any amendments, modifications, renewals or supplements thereof so long as any such restrictions are no more restrictive in any material respect than those in the Indenture; and

(vii)                           restrictions arising under applicable law.

7.11                        Accounting Methods.  (a) Modify or change its fiscal year or method of accounting (other than as may be required to conform to GAAP) or (b) enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower Parties’ or their respective consolidated Subsidiaries’ accounting records without said accounting firm or service bureau agreeing to provide Agents information regarding Borrower Parties’ and their respective consolidated Subsidiaries’ financial condition as required hereunder.

7.12                        Investments.  Except for Permitted Investments, directly or indirectly, make or acquire any Investment; provided, however, that Borrower Parties shall not have Permitted Investments in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $2,500,000 (the “Control Amount”) at any one time unless the applicable Borrower Party and the applicable securities intermediary or bank have entered into Control Agreements governing Permitted Investments in order to perfect (and further establish) the Collateral Agent’s Liens in Permitted Investments; provided further, that such calculation of the Control Amount shall not include (i) any cash collateral permitted to be pledged as collateral for other creditors under Section 7.2 or (ii) any cash held in any dedicated bank accounts for a specific commercial contract (a) if such amounts are funded (x) by third party clients or (y) by Parent or a Subsidiary of Parent for payroll purposes and (b) so long as no more than $10,000,000 in the aggregate is held in such dedicated bank accounts for more than ten consecutive Business Days and provided that any such amounts described in clauses (i) and (ii) shall be so pledged or held in the ordinary course of business.  Subject to the foregoing provisos, Borrower Parties shall not establish or maintain any Deposit Account or Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.  In addition to the foregoing restrictions, the bank accounts established and maintained in jurisdictions outside of the United States by the Borrower Parties consisting of Holdco or any Domestic Subsidiary of Holdco from time to time with any depository institution shall have cash balances only as is necessary or may otherwise be required from time to time in connection with the overseas operations of such Borrower Parties.

7.13                        Transactions with Affiliates.  No Borrower Party shall directly or indirectly enter into or permit to exist any transaction with any Affiliate of such Borrower Party or any Subsidiary of such Borrower Party, as applicable, except for (a) transactions that are in the ordinary course of such Borrower Party’s business, upon fair and reasonable terms, and that are no less favorable to such Borrower Party than would be obtained in an arm’s length transaction with a non-Affiliate, (b) Distributions permitted under Section 7.9, (c) Investments permitted under Section 7.12, (d) Permitted Dispositions, (e) loans and other advances that may from time to time be made to directors, officers and/or employees of the Company or any of its Subsidiaries in the ordinary course of business (f) customary fees paid to directors of HoldCo, (g) the entering into, and making payments under, employment agreements, employee benefit plans, indemnification provisions and other similar compensatory arrangements with directors, officers and/or employees of the Borrower Parties and their Subsidiaries in the ordinary course of business, and (h) Borrower Parties and/or one or more Subsidiaries of the Borrower Parties may enter into arrangements relating to the operation of the on-going administrative functions of the Consolidated Group (including, without limitation, tax, benefit plans, human resource functions, stock plans, payroll functions, and preservation of intellectual property rights and related intellectual property matters) not otherwise prohibited by this Agreement or any other Loan Document.

7.14                        Suspension.  No Borrower Party shall suspend or go out of a material portion of its business.

7.15                        Use of Proceeds.  Use the proceeds of the Revolver Facility and the L/C Facility B for any purpose other than (a) on the Closing Date, (i) to secure Borrowers’ existing letters of credit issued under the Existing Lender Loan Documents and refinance amounts outstanding under the Existing Lender Loan Documents, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, for general corporate purposes of the Borrower Parties consistent with the terms and conditions hereof and for lawful purposes, including, without limitation, Letters of Credit consisting of Performance Obligations issued hereunder for the account of a Borrower Party in connection with an engineering, design, procurement, construction, manufacturing, equipment or supply project or contract of a Subsidiary that is not a Borrower Party in an aggregate stated amount at any time outstanding not to exceed $50,000,000; provided, however, that, subject to clause (q) of the definition of Permitted Investments, $40,000,000 of such $50,000,000 amount may be issued as financial letters of credit on behalf of any Non-Borrower Party Foreign Subsidiary.

7.16                        Performance Obligations and Contract Guaranty Obligations.  Enter into any Performance Obligations other than a Permitted Performance Obligation or enter into any Contract Guaranty Obligation other than a Permitted Contract Guaranty Obligation.

7.17                        Financial Covenants.

(a)                                  Permit:

(i)                                     Leverage Ratio.  A Leverage Ratio, measured on a fiscal quarter-end basis, to be greater than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
9.10 to 1.00	For the fiscal quarter ended closest to March 31, 2005

7.20 to 1.00	For the two fiscal quarters ended closest to June 30, 2005

6.20 to 1.00	For the three fiscal quarters ended closest to September 30, 2005

5.00 to 1.00	For the four fiscal quarters ended closest to December 31, 2005

4.60 to 1.00	For the four fiscal quarters ended closest to March 31, 2006

4.50 to 1.00	For the four fiscal quarters ended closest to June 30, 2006

4.40 to 1.00	For the four fiscal quarters ended closest to September 30, 2006

4.20 to 1.00	For the four fiscal quarters ended closest to December 31, 2006

3.80 to 1.00	For the four fiscal quarters ended closest to March 31, 2007,

June 30, 2007, September 30, 2007 and December 31, 2007

3.50 to 1.00	For the four fiscal quarters ended closest to March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008

3.30 to 1.00	For the four fiscal quarters ended closest to March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009

(ii)                                  Fixed Charge Coverage Ratio.  A Fixed Charge Coverage Ratio, measured for a fiscal quarter-end basis, to be less than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
0.50 to 1.00	For the fiscal quarter ended closest to March 31, 2005

0.80 to 1.00	For the two fiscal quarters ended closest to June 30, 2005, the three fiscal quarters ended closest to September 30, 2005 and the four fiscal quarters ended closest to December 31, 2005

0.90 to 1.00	For the four fiscal quarters ended closest to March 31, 2006 and June 30, 2006

1.20 to 1.00	For the four fiscal quarters ended closest to September 30, 2006

1.10 to 1.00	For the four fiscal quarters ended closest to December 31, 2006

0.90 to 1.00	For the four fiscal quarters ended closest to March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007

1.30 to 1.00	For the four fiscal quarters ended closest to March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008

1.40 to 1.00	For the four fiscal quarters ended closest to March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009

(iii)                               Excess Availability.  Excess Availability to be less than $25,000,000 at any time.

7.18                        Holding Company.  Except for the Obligations and the obligations under the Secured Notes and the guaranties thereof, neither HoldCo nor Intermediate HoldCo will have any Indebtedness or other material liabilities, conduct any material operations or business, or own any material assets or properties, except that HoldCo shall own 100% of the Stock of Intermediate HoldCo and Intermediate HoldCo shall own 100% of the Stock of Parent; provided, however, that Intermediate HoldCo may be liquidated in accordance with Section 7.3 in which case HoldCo shall own and control 100% of the Stock of Parent.

7.19                        Sale-Leaseback Transactions.  Borrower Parties shall not, and shall not permit their Subsidiaries to, enter into any Sale-Leaseback Transactions except for (a) the Sale Leaseback Transactions existing on the Closing Date and listed on Schedule 7.18 and (b) Sale Leaseback Transactions entered into after the Closing Date so long as the Attributable Indebtedness arising in connection with such Sale Leaseback Transaction is otherwise permitted under Section 7.1, the Liens created in connection with such Sale Leaseback Transaction are Permitted Liens, the transfer of assets in the Sale Leaseback Transaction is otherwise permitted under Section 7.4 and 100% of the proceeds of such Sale-Leaseback Transactions are used to prepay the Obligations to the extent required by Sections 2.3(c) and (d).

7.20                        ERISA Obligations.  A Borrower Party shall not, and shall not permit any of its ERISA Affiliates to: (i) engage in a transaction in connection with which any Employee Plan, any Benefit Plan, any Multiemployer Plan, any Borrower Party, any ERISA Affiliate, or any entity which any Borrower Party or ERISA Affiliate has an obligation to indemnify could be subject to liability for either a civil penalty assessed pursuant to Section 502(i) or 502(1) of ERISA or a tax imposed by Section 4975 of the IRC or any other material liability; (ii) take any other action with respect to any such Employee Plan, Benefit Plan or Multiemployer Plan if such termination or other action could result in liability; (iii) take any action or fail to take any action which could result in withdrawal liabilities under Title IV of ERISA or liability under Section 502(g) of ERISA or any analogous provision relating to Section 515 of ERISA; (iv) fail to make any payments on a timely basis which are required under applicable law (including Section 412 of the Code) to be paid as contributions to any Employee Plan, Benefit Plan or Multiemployer Plan; incur an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Benefit Plan; or (v) amend any Employee Plan, Benefit Plan or Multiemployer Plan in a manner that would require the granting of a security interest to maintain the continued qualification of such Employee Plan, benefit or Multiemployer Plan under Section 401(a)(29) of the Code, if, in any case described herein, or together with any other event described herein, such action, failure to act, event or transaction could reasonably be expected to (x) result in a Lien (other than a Permitted Lien); or (y) result in a Material Adverse Change.

8.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1                               (i) If any Borrower Party or any of their respective Subsidiaries fails to pay when due and payable or when declared due and payable, all or any portion of the principal amount of the Advances, L/C Facility B Advances and other Obligations or reimbursement Obligations in respect of Letters of Credit or (ii) if any Borrower Party or any of their respective Subsidiaries fails to pay within 3 days of when due and payable or when declared due and payable, all or any portion of any other Obligations (whether of interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

8.2                               If any Borrower Party or any of their respective Subsidiaries (a) fails to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 2.6, 2.17, 3.2, 6.7, 6.11(a) (other than such clause as it relates to delivery of copies of insurance policies), 6.11(c), 6.14 and 6.15 and Article 7 of this Agreement; (b) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in Section 6.1 or 6.12 of this Agreement and such failure continues for a period of 30 days; or (c) fails or neglects to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 Business Days; provided that, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, Lenders shall be relieved of their obligations to extend credit hereunder;

8.3                               If any portion of the assets of any Borrower Party or any of their respective Subsidiaries valued in excess of $5,000,000 is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person on an involuntary basis;

8.4                               If an Insolvency Proceeding is commenced by any Borrower Party or any of their respective Significant Subsidiaries after the Closing Date;

8.5                               If an Insolvency Proceeding is commenced against any Borrower Party or any of their respective Significant Subsidiaries, after the Closing Date and any of the following events occur:  (a) the applicable Borrower Party or Significant Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of any Borrower Party or any of their respective Significant Subsidiaries, or (e) an order for relief shall have been entered therein;

8.6                               If any Borrower Party or any of their respective Significant Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.7                               If one or more judgments or decrees shall be entered against any Borrower Party or any Subsidiary of a Borrower Party or any of their respective properties involving in the aggregate a liability (which is not paid or not covered by insurance or indemnities as to which the insurer or indemnitor has acknowledged coverage) of $5,000,000 (or the equivalent amount of any foreign currency) or greater, and either (a) such judgments or decrees shall have not been stayed, vacated, discharged or bonded pending appeal within 30 days from the entry thereof, or (b) such judgments give rise to the creation of a Lien on any Collateral as to which the holder thereof has taken enforcement action;

8.8                               (a) If there is a default in one or more agreements to which any Borrower Party is a party with one or more third Persons relative to any such Borrower Party’s Indebtedness involving an aggregate principal or stated amount of $5,000,000, or more, and such default (i) occurs at the final maturity of obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Borrower Party’s obligations thereunder; or (b) if there is a default in one or more agreements to which any Subsidiary of a Borrower Party is a party with one or more third Persons relative to any such Subsidiary of a Borrower Party’s Indebtedness (other than Non-Recourse Project Debt) involving an aggregate principal or stated amount of $10,000,000, or more, and such default (i) occurs at the final maturity of obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Subsidiary of a Borrower Party’s obligations thereunder; or (c) if there is a default in one or more agreements to which any Subsidiary of a Borrower Party is a party with one or more third Persons relative to any such Subsidiary of a Borrower Party’s Indebtedness consisting of Non-Recourse Project Debt involving an aggregate principal or stated amount of $10,000,000, or more, and such default (i) occurs at the final maturity of obligations thereunder, or (ii) results in such third Person’s acceleration of the maturity of such Subsidiary of a Borrower Party’s obligations thereunder, or (iii) is a payment, financial covenant (if such default continues for one year), bankruptcy or insolvency default and such default results in the right of such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Subsidiary of a Borrower Party’s obligations thereunder; or (d) if there is a default in any other Material Contract to which any Borrower Party or any of their respective Subsidiaries is a party with one or more third Persons and such default results in termination of such agreement;

8.9                               If any Borrower Party or any of their respective Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the Loan Documents or by the terms of the subordination provisions applicable to such Indebtedness and such payment has not been returned or paid over to Administrative Agent or its designee within five (5) Business Days;

8.10                        If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Borrower Party or any of their respective Subsidiaries, or any officer, agent, or director of any Borrower Party or any of their respective Subsidiaries;

8.11                        If the obligation of any Guarantor under any Loan Document is terminated by operation of law or by such Guarantor thereunder or if the guaranty set forth in Article 4 is limited by operation of law;

8.12                        If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

8.13                        Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower Party or any of their respective Subsidiaries, or a proceeding shall be commenced by any Borrower Party or any of their respective Subsidiaries, or by any Governmental Authority having jurisdiction over any Borrower Party or any of their respective Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or any Borrower Party or any of their respective Subsidiaries shall deny that any Borrower Party or any of their respective Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.14                        If (i) any ERISA Event occurs with respect to a Benefit Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower Party under Title IV of ERISA to the Benefit Plan, Multiemployer Plan or the PBGC which would result in an obligation to make a payment or payments in excess of $1,000,000 in any calendar year, or (ii) any Borrower Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or (iii) any other event or events shall occur with respect to any Employee Plan, Benefit Plan or Multiemployer Plan, whether or not subject to ERISA, that individually or in the aggregate could reasonably be expected to result in a Lien or in a Material Adverse Change; or

8.15                        If any Change of Control shall occur.

9.                                      THE LENDER GROUP’S RIGHTS AND REMEDIES.

9.1                               Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (or such other Lenders or Agents as shall be agreed upon by Lenders, in Lenders’ discretion, pursuant to the Lender Side Letter Agreement) (at their election but without notice of their election and without demand) may authorize and instruct Administrative Agent (and, as appropriate, Administrative Agent shall authorize and instruct Collateral Agent) to do any one or more of the following on behalf of the Lender Group (and Administrative Agent (or Collateral Agent, as applicable), acting upon the instructions of the Required Lenders (or such other Lenders or Agents as shall be agreed upon by Lenders, in Lenders’ discretion, pursuant to the Lender Side Letter Agreement), shall do the same on behalf of the Lender Group), all of which are authorized by Borrowers:

(a)                                  Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b)                                 Cease or restrict advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

(c)                                  Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Collateral Agent’s Liens in the Collateral and without affecting the Obligations;

(d)                                 Settle or adjust disputes and claims directly with Borrower Parties’ Account Debtors for amounts and upon terms which Administrative Agent or Collateral Agent considers advisable, and in such cases, Administrative Agent will credit Borrowers’ Loan Account with only the net amounts received by Administrative Agent (either directly or through Collateral Agent) in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

(e)                                  Without notice to or demand upon any Borrower Party, make such payments and do such acts as Administrative Agent (or Collateral Agent, as applicable) considers necessary or reasonable to protect its security interests in the Collateral.  Each Borrower Party agrees to assemble the Collateral if Administrative Agent (or Collateral Agent, as applicable) so requires, and to make the Collateral available to Administrative Agent (or Collateral Agent, as applicable) at a place that Administrative Agent (or Collateral Agent, as applicable) may designate which is reasonably convenient to both parties.  Each Borrower Party authorizes Administrative Agent (and Collateral Agent, as applicable) to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Administrative Agent’s (or Collateral Agent’s, as applicable) determination appears to conflict with the Collateral Agent’s Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers’ Loan Account therefor.  With respect to any of Borrower Parties’ owned or leased premises, each Borrower Party hereby grants each Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group’s rights or remedies provided herein, at law, in equity, or otherwise;

(f)                                    Without notice to any Borrower Party (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code) and to the extent Administrative Agent or Collateral Agent considers advisable, set off and apply to the Obligations any and all (i) balances and deposits of any Borrower Party held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower Party held by the Lender Group;

(g)                                 Hold, as cash collateral, any and all balances and deposits of any Borrower Party held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

(h)                                 To the extent Administrative Agent or Collateral Agent considers advisable, ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral;

(i)                                     Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower Parties’ premises) as Administrative Agent (or Collateral Agent, as applicable) determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale;

(j)                                     Administrative Agent (or Collateral Agent, as applicable) shall give notice of the disposition of the Collateral as follows:

(i)                                     Administrative Agent (or Collateral Agent, as applicable) shall give Administrative Borrower (for the benefit of the applicable Borrower Party) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii)                                  The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(k)                                  Administrative Agent (or Collateral Agent, as applicable), on behalf of the Lender Group, may credit bid and purchase at any public sale to the extent Administrative (or Collateral Agent) considers it advisable;

(l)                                     Administrative Agent (or Collateral Agent, as applicable) may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing or the posting of a bond, in each case, to the extent Administrative Agent (or Collateral Agent, as applicable) considers any of the foregoing advisable; and

(m)                               The Lender Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Document;

provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower Party or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

9.2                               Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative except to the extent prohibited by Applicable Law.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.                               TAXES AND EXPENSES.

If any Borrower Party or any of their respective Subsidiaries fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Administrative Agent (or Collateral Agent, as applicable), in its Permitted Discretion and without prior notice to any Borrower Party or any of their respective Subsidiaries, may do any or all of the following:  (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers’ Loan Account as Administrative Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section 6.7 and take any action with respect to such policies as Administrative Agent or Collateral Agent deems prudent.  Any such amounts paid by any Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement.  Agents need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence  (for purposes of this Section 10) that the same was validly due and owing.

11.                               WAIVERS; INDEMNIFICATION.

11.1                        Demand; Protest; etc.   Each Borrower Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower Party may in any way be liable.

11.2                        The Lender Group’s Liability for Collateral.  Each Borrower Party hereby agrees that:  (a) so long as Agents comply with their respective obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, in each case, except for losses caused directly by any Agent’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower Parties.

11.3                        Indemnification.  Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, costs, fines, penalties and damages, and all reasonable attorneys, experts and consultants fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower Party or any Subsidiary of a Borrower Party or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties or any Borrower Party or any Subsidiary of a Borrower Party (all the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION).  It is understood and agreed that no amounts are payable under this Section to the extent they would be excluded by, or duplicate any amount paid by Borrowers under, Section 16.11.

12.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrower Parties or Agents to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agents, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

If to Administrative Borrower:	c/o FOSTER WHEELER LTD.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Attention: Treasurer
Facsimile No.: (908) 730-5300

with a copy to:

FOSTER WHEELER LTD.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Attention: Deputy General Counsel
Facsimile No.: (908) 730-5300

If to Administrative Agent:	MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, New York 10036
Attn: James Morgan
Fax No. 212 – 537-1867 (or 1866)

with copies to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 South Flower Street
Los Angeles, California 90071
Attn: Hydee R. Feldstein, Esq.
Fax No. 213-627-0705

If to Collateral Agent:	MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036
Attn: James Morgan
Fax No. 212 – 537-1867 (or 1866)

with copies to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 South Flower Street
Los Angeles, California 90071
Attn: Hydee R. Feldstein, Esq.
Fax No. 213-627-0705

If to Lead Arranger:	MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, New York 10036
Attn: James Morgan
Fax No. 212 – 537-1867 (or 1866)

with copies to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 South Flower Street
Los Angeles, California 90071
Attn: Hydee R. Feldstein, Esq.
Fax No. 213-627-0705

If to any Lender, to its address set forth on its signature page hereof or in the Assignment and Acceptance Agreement by which it became a Lender.

Agents, Lenders and Borrower Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 12, other than notices by Agents in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail.  Each Borrower Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)                                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ADMINISTRATIVE AGENT’S (OR COLLATERAL AGENT’S) OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ADMINISTRATIVE AGENT (OR COLLATERAL AGENT, AS APPLICABLE) ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWER PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO

VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c)                                  BORROWER PARTIES AND THE LENDER GROUP HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

14.1                        Assignments and Participations.

(a)                                  Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $1,000,000 (unless made as part of contemporaneous assignments by Affiliates or Related Funds of a Lender in an aggregate amount of $1,000,000 or more to each single Assignee), except that the minimum amount shall not apply to an Eligible Transferee that is an Affiliate of a Lender or a Related Fund of a Lender or to another Lender; provided, however, that Borrowers and Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) Assignee, if not a Lender, shall have delivered to Administrative Agent an administrative questionnaire reflecting addresses, contact information and wire transfer instructions, together with such forms or other information as required by Section 16.11, (ii) such Lender and its Assignee have executed and delivered to Administrative Agent an Assignment and Acceptance Agreement, and (iii) the assigning Lender or Assignee has paid to Administrative Agent for Administrative Agent’s separate account a processing fee in the amount of $3,000; provided, that no such processing fee shall be payable in connection with assignments where the assignor is an Agent or an Affiliate or Related Fund of an Agent or, with respect to any Lender party hereto as of the Closing Date, no such processing fee shall be payable in connection with the first ten (10) assignments by such Lender, provided that for the purposes of calculating such number of assignments, contemporaneous assignments to a group of affiliated or related funds shall be deemed to be a single assignment.  Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee and no processing fee shall be payable pursuant to clause (iii) above if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

(b)                                 From and after the date that Administrative Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received and recorded an executed Assignment and Acceptance Agreement and received payment of the above-referenced processing fee (if applicable), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 16 and Section 17.8 of this Agreement.

(c)                                  By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (1) other than as provided in such Assignment and Acceptance Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement, (4) such Assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agents to take such actions and to exercise such powers under this Agreement as are delegated to Agents, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 Immediately upon Administrative Agent’s receipt of the required processing fee payment (if applicable) and the fully executed Assignment and Acceptance Agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)                                  Any Lender may at any time, without the written consent of Agents but with notice to Administrative Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a “Participant”) participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents (provided that no written consent of Agents shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agents, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final Maturity Date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Originating Lender had not sold such participation and no such Participant shall be entitled to receive any greater amount than the Originating Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agents, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)                                    In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

(g)                                 Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under Applicable Law.

(h)                                 Administrative Agent shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name of a Lender Group Person as the registered owner of each Advance and L/C Facility B Advance held by such Lender Group Person and the principal and interest owing thereto.  A Registered Loan may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Any assignment or sale of all or part of such Registered Loan may be effected only by registration of such assignment or sale on the Register.  Prior to the registration of assignment or sale of any Registered Loan, Borrowers shall treat the Person in whose name such Registered Loan is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(i)                                     In the event that a Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the “Participant Register”).  A Registered Loan may be participated in whole or in part only by registration of such participation on the Participant Register.  Any participation of such Registered Loan may be effected only by the registration of such participation on the Participant Register.

14.2                        Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower Parties may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower Party from its obligations hereunder including, without limitation, the Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof, and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower Party is required in connection with any such assignment.

15.                               AMENDMENTS; WAIVERS.

15.1                        Amendments and Waivers.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or such other Lenders as shall be agreed upon by Lenders, in Lenders’ discretion, pursuant to the Lender Side Letter Agreement)(or by Agents at the written request of the Required Lenders or such other Lenders) and Administrative Borrower (on behalf of all Borrower Parties) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders (or, in the case of clause (f) below, such other Lenders as shall be agreed upon by Lenders, in Lenders’ discretion, pursuant to the Lender Side Letter Agreement) affected thereby and Administrative Borrower (on behalf of all Borrower Parties) and acknowledged by Agents, do any of the following:

(a)                                  increase or extend any Commitment of any Lender,

(b)                                 postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(c)                                  reduce the principal of, or the rate of interest (other than default interest as provided in Section 2.5(c)) on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

(d)                                 change the percentage of the Commitments that is required to take any action hereunder,

(e)                                  amend or modify this Section 15.1 or any provision of this Agreement providing for consent or other action by all Lenders,

(f)                                    release Collateral other than as permitted by Section 16.12,

(g)                                 change the definition of “Required L/C Facility B Lenders”, “Required Lenders”, “Required Revolving Lenders”, or “Pro Rata Share”,

(h)                                 contractually subordinate any of the Collateral Agent’s Liens,

(i)                                     release any Borrower or Guarantor from any obligation for the payment of money, or

(j)                                     change the definition of L/C Facility B Amount or Maximum Revolver Amount or Maximum Revolver L/C Facility Amount; or

(k)                                  amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by each Agent, Issuing Lender, as applicable, affect the rights or duties of any Agent or Issuing Lender, as applicable, under this Agreement or any other Loan Document.  The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower Parties, shall not require consent by or the agreement of Borrower Parties.

15.2                        Replacement of Holdout Lender.

(a)                                  If any action to be taken by the Lender Group or Agents hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement (but at least Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Share) equal or exceed 50.1% have given such authorization or agreement), then any Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Eligible Transferees (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)                                 Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever.  If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement.  The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1.  Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

15.3                        No Waivers; Cumulative Remedies.  No failure by any Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by any Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by any Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by any Agent or any Lender on any occasion shall affect or diminish each Agent’s and each Lender’s rights thereafter to require strict performance by Borrower Parties or their Subsidiaries of any provision of this Agreement.  Each Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that any Agent or any Lender may have.

16.                               AGENTS; THE LENDER GROUP.

16.1                        Appointment and Authorization of Agents.  Each Lender hereby designates and appoints each of Administrative Agent and Collateral Agent as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each such Agent to execute and deliver each of the other Loan Documents, as applicable, on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Each of Administrative Agent and Collateral Agent agrees to act as such on the express conditions contained in this Section 16.  The provisions of this Section 16 (other than Section 16.11) are solely for the benefit of Agents and the Lenders, and Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that each of Morgan Stanley and Morgan Stanley & Co. is merely the representative of the Lenders, and only has the contractual duties set forth herein and that the term “Lead Arranger” as applied to Morgan Stanley is a title of convenience and Morgan Stanley is not acting in any representative capacity as “Lead Arranger” for any Lender except itself.  Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that such Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to any Agent, Lenders agree that Administrative Agent (and to the extent delegated by Administrative Agent to Collateral Agent, Collateral Agent) shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower Parties and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower Parties and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Administrative Agent (or Collateral Agent, as appropriate) deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower Parties and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower Parties or their Subsidiaries, the Obligations, the Collateral, the Collections of Borrower Parties and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Administrative Agent or Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.  Any Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities and Costs, or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action.

16.2                        Delegation of Duties.  Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

16.3                        Liability of Agents.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower Party or any Subsidiary or Affiliate of any Borrower Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower Parties or the books or records or properties of any of Borrower Parties’ Subsidiaries or Affiliates.

16.4                        Reliance by Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower Parties or counsel to any Lender), independent accountants and other experts selected by any Agent.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable.  If Administrative Agent or Collateral Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Administrative Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

16.5                        Notice of Default or Event of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except, in the case of Administrative Agent, with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders and, except with respect to Events of Default of which such Agent has actual knowledge, unless such Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Each Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which such Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agents of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 16.4, Administrative Agent shall take (and shall direct Collateral Agent to take) such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take (or direct Collateral Agent to take) such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

16.6                        Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of Borrower Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties and any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

16.7                        Costs and Expenses; Indemnification.  Each Agent may incur and pay Lender Group Expenses to the extent such Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agents or Lenders for such expenses pursuant to this Agreement or otherwise.  Each of Administrative Agent and Collateral Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower Parties and their Subsidiaries received by it to reimburse Agents for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders.  In the event any Agent is not reimbursed for such costs and expenses from Collections of Borrower Parties and their Subsidiaries received by Administrative Agent or

Collateral Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agents for the amount of such Lender’s Pro Rata Share thereof.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for such Lender’s Pro Rata Share of any costs or out-of-pocket expenses (including the fees and expenses of attorneys, accountants, advisors, and consultants) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrowers.  Notwithstanding anything to the contrary herein contained, if at any time after distribution by the Administrative Agent to the Lenders in accordance with their Pro Rata Shares pursuant to the terms of this Agreement, any payment, distribution, or proceeds of Collateral received by any Agent from or on behalf of any Loan Party is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by such Agent, each Lender agrees it promptly shall return such to funds to Administrative Agent.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of each Agent.

16.8                        Agent in Individual Capacity.  Each of Morgan Stanley, Morgan Stanley & Co. any Agent-Related Person and any Affiliate of any Agent may own or make loans to, issue letters of credit for the account of, accept deposits from, own, hold, acquire or dispose of equity interests in or claims against, and generally engage in any kind of banking, trust, financial advisory, underwriting, investment banking, investing for their own account or other business with Borrower Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though, in the case of Morgan Stanley, Morgan Stanley were not Administrative Agent and Lead Arranger hereunder, in the case of Morgan Stanley & Co., Morgan Stanley & Co. were not Collateral Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, Morgan Stanley, Morgan Stanley & Co. or any of their respective Affiliates may have or receive information regarding Borrower Parties or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), no Agent shall be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include Morgan Stanley in its individual capacity.

16.9                        Successor Agent.  (a)  Administrative Agent may resign as Administrative Agent upon 45 days written notice to the Lenders and Administrative Borrower.  If Administrative

Agent resigns under this Agreement, the Required Lenders shall appoint a successor Administrative Agent for the Lenders.  If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders, a successor Administrative Agent.  If Administrative Agent has materially breached or failed to perform any material provision of this Agreement or of Applicable Law, the Required Lenders may agree in writing to remove and replace Administrative Agent with a successor Administrative Agent from among the Lenders.  In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers, and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 45 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above.

(b)                                 Collateral Agent may resign as Collateral Agent upon 45 days written notice to the Lenders and Administrative Borrower.  If Collateral Agent resigns under this Agreement, the Required Lenders shall appoint a successor Collateral Agent for the Lenders.  If no successor Collateral Agent is appointed prior to the effective date of the resignation of Collateral Agent, Collateral Agent may appoint, after consulting with the Lenders, a successor Collateral Agent.  If Collateral Agent has materially breached or failed to perform any material provision of this Agreement or of Applicable Law, the Required Lenders may agree in writing to remove and replace Collateral Agent with a successor Collateral Agent from among the Lenders.  In any such event, upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers, and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor Collateral Agent and the retiring Collateral Agent’s appointment, powers, and duties as Collateral Agent shall be terminated.  After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.  If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 45 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Lenders appoint a successor Collateral Agent as provided for above

16.10                 Lender in Individual Capacity.  Any Lender and its respective Affiliates and other Lender-Related Persons may own or make loans to, issue letters of credit for the account of, accept deposits from, own, hold, acquire or dispose of equity interests in or claims against, and generally engage in any kind of banking, trust, financial advisory, underwriting, investment banking, investing for their own account or other business with Borrower Parties and their

Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may have or receive information regarding Borrower Parties or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), such Lender not shall be under any obligation to provide such information to them.  With respect to the Agent Advances, Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent.

16.11                 Withholding Taxes.

(a)                                  Each Lender Group Person agrees with and in favor of Administrative Agent and Borrowers, to deliver to Administrative Agent and Administrative Borrower:

(i)                                     if such Lender Group Person claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or Administrative Borrower;

(ii)                                  if such Lender Group Person claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or Administrative Borrower;

(iii)                               if such Lender Group Person claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender Group Person, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or Administrative Borrower; and/or

(iv)                              such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding and/or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or Administrative Borrower.

Each Lender Group Person agrees promptly to notify Administrative Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction and to timely provide such forms and other certifications claiming such exemptions and/or reductions to which it is legally entitled.

(b)                                 If any Lender Group Person claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender Group Person sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender Group Person, such Lender Group Person agrees to notify Administrative Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender Group Person.  To the extent of such percentage amount, Administrative Agent and Borrowers will treat such Lender Group Person’s IRS Form W-8BEN as no longer valid.

(c)                                  If any Lender Group Person is entitled to a reduction in the applicable withholding tax, Administrative Agent and Borrowers may withhold from any interest payment to such Lender Group Person an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation required by subsection (a) of this Section are not delivered to Administrative Agent and/or Administrative Borrower, then Administrative Agent and Borrowers may withhold from any interest payment to such Lender Group Person not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(d)                                 If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender Group Person (because the appropriate form was not delivered, was not properly executed, or because such Lender Group Person failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender Group Person shall indemnify and hold Administrative Agent harmless for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Lender Group Persons under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

(e)                                  All payments made by Borrower Parties hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.  In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and, in the event any deduction or withholding of Taxes is required, Borrower Parties shall comply with the penultimate sentence of this Section 16.11(e).  “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of any Lender Group Person, or (ii) to the extent that such tax results from a change in the circumstances of any Lender Group Person, including a change in the residence, place of organization, or principal place of business of any Lender Group Person, or a change in the branch or lending office of any Lender Group Person participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto.  If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes with respect to their Obligations, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower Parties shall not be required to increase any such amounts (i) if the increase in such amount payable results from Administrative Agent’s or such Lender Group Person’s failure to comply with the other requirements of such Section 16.11, (ii) if the increase in such amount payable results from Administrative Agent’s or such Lender Group Person’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction), or (iii) so long as no Event of Default has occurred and is continuing, to the extent and at the rate that such tax was in effect at the time such Lender Group Person became a party to this Agreement, acquired its interest herein or designated a new lending office.  Borrower Parties will furnish to Administrative Agent as promptly as possible after the date the payment of any Tax is due pursuant to Applicable Law certified copies of tax receipts evidencing such payment by such Borrower Parties.

(f)                                    If any Lender Group Person requests indemnification or additional amounts under Section 16.11, then such Lender Group Person shall use reasonable efforts to designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of  such Lender Group Person, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 16.11 in the future, and (ii) in the reasonable judgment of such Lender Group Person, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrowers agree to pay all reasonable costs and expenses incurred by such Lender Group Person in connection with any such designation or assignment.

16.12                 Collateral Matters.

(a)                                  The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release or terminate any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release or termination is required or desirable in connection therewith and if Administrative Borrower certifies to Collateral Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower Party or any of its Subsidiaries owned any interest at the time the Collateral Agent’s Lien was granted or at any time thereafter, or (iv) constituting property leased to a Borrower Party or any of its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement.  Except as provided above, Collateral Agent will not execute and deliver a release or termination of any Lien on any Collateral without the prior written authorization of (y) if the release or termination is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.  Upon request by Collateral Agent or Administrative Borrower at any time, the Lenders will confirm in writing Collateral Agent’s authority to release or terminate any such

Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release or termination on terms that, in Collateral Agent’s opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release or termination of such Lien without recourse, representation, or warranty, and (2) such release or termination shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released or terminated) upon (or obligations of Borrower Parties in respect of) all interests retained by Borrower Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)                                 No Agent shall have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower Parties or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to any Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, each Agent may act in any manner it may deem appropriate, in its sole discretion given such Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agents shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

16.13                 Restrictions on Actions by Lenders; Sharing of Payments.

(a)                                  Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to Borrower Parties or any deposit accounts of Borrower Parties now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)                                 If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (1) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

16.14                 Agency for Perfection.  Collateral Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Collateral Agent’s Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.

16.15                 Payments by Administrative Agent to the Lenders.  All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Administrative Agent.  Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

16.16                 Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs each of Administrative Agent and Collateral Agent, as applicable, to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees that any action taken by Administrative Agent or Collateral Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent or Collateral Agent of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

16.17                 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.  By becoming a party to this Agreement, each Lender:

(a)                                  is deemed to have requested that Administrative Agent (or Collateral Agent, as applicable) furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and one or more the “Reports”) prepared by Administrative Agent (or Collateral Agent, as applicable), and Administrative Agent (or Collateral Agent, as applicable) shall so furnish each Lender with such Reports,

(b)                                 expressly agrees and acknowledges that neither Administrative Agent nor Collateral Agent (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall be liable for any information contained in any Report,

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent (or Collateral Agent, as applicable) or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrower Parties’ personnel,

(d)                                 agrees to keep all Reports and other material, non-public information regarding Borrower Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Administrative Agent, Collateral Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, Collateral Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Administrative Agent, Collateral Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing:  (x) any Lender may from time to time request of Administrative Agent (or Collateral Agent, as applicable) in writing that Administrative Agent (or Collateral Agent, as applicable) provide to such Lender a copy of any report or document provided by Borrower Parties to Administrative Agent (or Collateral Agent, as applicable) that has not been contemporaneously provided by Borrower Parties to such Lender, and, upon receipt of such request, Administrative Agent (or Collateral Agent, as applicable) promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent (or Collateral Agent, as applicable) is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower Parties, any Lender may, from time to time, reasonably request Administrative Agent (or Collateral Agent, as applicable) to exercise such right as specified in such Lender’s notice to Administrative Agent (or Collateral Agent, as applicable), whereupon Administrative Agent (or Collateral Agent, as applicable) promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Administrative Agent (or Collateral Agent, as applicable) promptly shall provide a copy of same to such Lender, and (z) any time that Administrative Agent (or Collateral Agent, as applicable) renders to Administrative Borrower a statement regarding the Loan Account, Administrative Agent (or Collateral Agent, as applicable) shall send a copy of such statement to each Lender.

16.18                 Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent or Collateral Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

16.19                 Legal Representation of Administrative Agent and Collateral Agent.  In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker, LLP only has represented and only shall represent Morgan Stanley in its capacity as Administrative Agent, Lead Arranger and as a Lender and Morgan Stanley & Co. as Collateral Agent.  Each other Lender hereby acknowledges that Paul, Hastings, Janofsky & Walker, LLP does not represent it in connection with any such matters.

17.                               GENERAL PROVISIONS.

17.1                        Effectiveness.  This Agreement shall be binding and deemed effective when executed by Borrower Parties, Agents, and each Lender whose signature is provided for on the signature pages hereof.

17.2                        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3                        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower Parties, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4                        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5                        Amendments in Writing.  This Agreement only can be amended by a writing in accordance with Section 15.1.

17.6                        Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.7                        Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state, provincial or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.8                        Confidentiality.  The Agents and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by any Agents or any Lender in a confidential manner, and shall not be disclosed by Agents and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for, and other advisors, accountants, auditors, and consultants to, any member of the Lender Group, provided that any such attorney, advisor, accountant, auditor or consultant shall have agreed in writing to receive such information hereunder subject to the terms of this Section 17.8, (ii) to Subsidiaries and Affiliates of any member of the Lender Group and permitted assignees as provided in Section 14.1, provided that any such Subsidiary, Affiliate or permitted assignees pursuant to Section 14.1 shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Borrower Parties or their Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by such Agent or Lender), (vi) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents.  The provisions of this Section 17.8 shall survive for one (1) year after termination of this Agreement.

17.9                        Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.10                 Parent as Agent for Borrowers.   Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Administrative Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof, except for liability of a Lender Group Person that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of a Lender Group Person.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group’s relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.  It is understood and agreed that no amounts are payable under this Section to the extent they would duplicate any amount paid by Borrowers under Section 11.3.

17.11                 Determinations; Judgment Currency.

(a)                                  This is an international financial transaction in which the specification of a currency and payment in New York City is of the essence.  Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Agent’s Account in immediately available funds.  To the fullest extent permitted by Applicable Law, the Obligations of each Borrower (and of each Guarantor) to Agents and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to the Agent’s Account to the extent that the amount so paid after conversion under this Agreement and transfer to the Agent’s Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents.  If, for the purposes of obtaining or enforcing judgment against Borrowers in any court in any jurisdiction in connection with this Agreement or any Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the “Judgment Currency”) an amount due under this Agreement or any Loan Document in Dollars other than Judgment Currency, the conversion shall, to the fullest extent that it may lawfully and effectively be done, be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 17.11 being hereinafter referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Borrowers (or Guarantors, as applicable) shall pay such additional amount (if any and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  The term “rate of exchange” in this Section means the spot rate of exchange at which Administrative Agent would, on the relevant date at or about 3:00 p.m. (New York time), be prepared to sell Dollars against the Judgment Currency.

(c)                                  Any amount due from Borrowers (or Guarantors, as applicable) under this Section 17.11 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any Loan Document.

(d)                                 Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is determined in another currency, Administrative Agent shall determine the applicable exchange rate in its sole Permitted Discretion.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement and Guaranty to be duly executed as of the date first written above.

Borrowers:	FOSTER WHEELER LLC,
a Delaware limited liability company,
as Borrower

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Vice President and Treasurer

FOSTER WHEELER ENERGY CORPORATION,
a Delaware corporation,
as Borrower
	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasurer

FOSTER WHEELER INC.,
a Delaware corporation,
as Borrower

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasurer

FOSTER WHEELER NORTH AMERICA CORP.,
a Delaware corporation,
as Borrower

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasurer

FOSTER WHEELER USA CORPORATION,
a Delaware corporation,
as Borrower

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasurer

Guarantors:	CONTINENTAL FINANCE COMPANY LTD., a company limited by shares organized under the laws of Bermuda, as Guarantor

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Vice President and Treasurer

EQUIPMENT CONSULTANTS, INC.,
a Delaware corporation, as Guarantor

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasurer

FOSTER WHEELER ASIA LIMITED,
a Delaware corporation, as Guarantor

	By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Vice President and Treasurer

FOSTER WHEELER CARIBE CORPORATION, C.A., a corporation organized under the laws of Venezuela, as Guarantor

	By:	/s/ William Troy Roder
	Name:	William Troy Roder
	Title:	President

FOSTER WHEELER (MALAYSIA) SDN. BHD.,
a corporation organized under the laws of Malaysia,
as Guarantor

By:	/s/ Keith E. Batchelor
Name:	Keith E. Batchelor
Title:	Managing Director

FOSTER WHEELER CONSTRUCTORS, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER CONTINENTAL B.V.,
a company organized under the laws of The Netherlands,
as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Managing Director

FOSTER WHEELER DEVELOPMENT CORPORATION,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER ENERGY
MANUFACTURING, INC., a Delaware corporation,
as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER ENERGY SERVICES, INC.,
a California corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER ENVIRONMENTAL
CORPORATION,
a Texas corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER EUROPE B.V.,
a private company with limited liability organized under the laws of The Netherlands, as Guarantor

By:	/s/ Lisa Fries Gardner
Name:	Lisa Fries Gardner
Title:	Managing Director

FOSTER WHEELER EUROPE LIMITED,
a private limited liability company organized under the
laws of England and Wales, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Director

By:	/s/ Brian K. Ferraioli
Name:	Brian K. Ferraioli
Title:	Director

FOSTER WHEELER FACILITIES
MANAGEMENT, INC., a Delaware corporation, as
Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER HOLDINGS LTD.,
a company limited by shares organized under the laws of
Bermuda, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER INTERCONTINENTAL CORPORATION,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER INTERNATIONAL
CORPORATION,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Vice President and Treasurer

FOSTER WHEELER INTERNATIONAL
HOLDINGS, INC., a Delaware corporation,
as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER LTD.,
a company limited by shares organized under the laws of Bermuda, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Vice President and Treasurer

FOSTER WHEELER MIDDLE EAST CORPORATION,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Vice President and Treasurer

FOSTER WHEELER POWER CORPORATION,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER POWER SYSTEMS, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER PYROPOWER, INC.,
a New York corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER REAL ESTATE
DEVELOPMENT CORP., a Delaware corporation,
as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	President and Treasurer

FOSTER WHEELER REALTY SERVICES, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	President and Treasurer

FOSTER WHEELER VIRGIN ISLANDS, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER ZACK, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY,
a limited liability company organized under the laws of Hungary, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Managing Director

F W MANAGEMENT OPERATIONS, LTD.,
a company organized under the laws of Bermuda,
as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Vice President and Treasurer

FW OVERSEAS OPERATIONS LIMITED,
a limited liability company organized under the laws of the Channel Islands, as Guarantor

By:	/s/ Brian K. Ferraioli
Name:	Brian K. Ferraioli
Title:	Director

HFM INTERNATIONAL, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	President and Treasurer

MANOPS LIMITED,
a private company limited by shares organized under the laws of Cyprus, as Guarantor

By:	/s/ Nicholas Christopher Holt
Name:	Nicholas Christopher Holt
Title:	Director

P. E. CONSULTANTS, INC.,
a corporation organized under the laws of Mauritius,
as Guarantor

By:	/s/ Brian K. Ferraioli
Name:	Brian K. Ferraioli
Title:	Director

PERRYVILLE SERVICE COMPANY LTD.,
a company limited by shares organized under the laws of Bermuda, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

PROCESS CONSULTANTS, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

PYROPOWER OPERATING SERVICES COMPANY, INC., a California corporation, as Guarantor

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Treasurer

SINGLETON PROCESS SYSTEMS GMBH,
a company organized under the laws of Germany,
as Guarantor

By:	/s/ Steve Di Lauri
Name:	Steve Di Lauri
Title:	Director

PERRYVILLE III TRUST,
a trust formed under the laws of New York, as Guarantor

By:	FOSTER WHEELER LLC, as Owner Trustee of the Perryville III Trust

By:	/s/ Thierry Desmaris
Name:	Thierry Desmaris
Title:	Vice President and Treasurer

ENERGY HOLDINGS, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Anthony Scerbo
Name:	Anthony Scerbo
Title:	Vice President and Treasurer

FOSTER WHEELER POWER COMPANY LTD./LA SOCIÉTÉ D’ÉNERGIE FOSTER WHEELER LTÉE,
a corporation organized under the laws of Canada, as Guarantor

By:	/s/ Anthony Scerbo
Name:	Anthony Scerbo
Title:	Vice President and Controller

FW ENERGIE B.V.,
a company organized under the laws of The Netherlands,
as Guarantor

By:	/s/ Anthony Scerbo
Name:	Anthony Scerbo
Title:	Director

PGI HOLDINGS, INC.,
a Delaware corporation, as Guarantor

By:	/s/ Anthony Scerbo
Name:	Anthony Scerbo
Title:	President and Treasurer

FINANCIAL SERVICES S.À R.L.,
a limited liability company organized under the laws of Luxembourg, as Guarantor

By:	/s/ Rakesh K. Jindal
Name:	Rakesh K. Jindal
Title:	Manager

By:	/s/ Gerard Becquer
Name:	Gerard Becquer
Title:	Manager

F.W. - GESTÃO E SERVIÇOS, S.A.,
a corporation organized under the laws of Portugal,
as Guarantor

By:	/s/ Brian K. Ferraioli
Name:	Brian K. Ferraioli
Title:	Director

By:	/s/ N. Christopher Holt
Name:	N. Christopher Holt
Title:	Director

MORGAN STANLEY SENIOR FUNDING,
INC., a Delaware corporation, as Administrative
Agent and Lead Arranger

By:	/s/ Dan Allen
Name:	Dan Allen
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation, as Collateral Agent

By:	/s/ Dan Allen
Name:	Dan Allen
Title:	Managing Director

MORGAN STANLEY SENIOR FUNDING, INC., a Delaware corporation, as Revolver Facility Issuing Lender, as L/C Facility B Issuing Lender, and as a Lender

By:	/s/ Dan Allen
Name:	Dan Allen
Title:	Managing Director

Address for Notices:

c/o Mackay Shields LLC 9 West 57th Street, 33 Floor New York, NY 10019	401K SAVINGS PLAN OF THE CHASE MANHATTAN BANK AND CERTAIN AFFILIATED COS.
Attn: Nunzia Mazzoccoli Telephone: (212) 230-3832	MACKAY SHIELDS STATUTORY TRUST – HIGH YIELD CORPORATE BOND SERIES
Telecopier: (212) 758-4623	FEDERAL INSURANCE COMPANY ILLINOIS MUNICIPAL RETIREMENT FUND
THE 1199 HEALTH CARE EMPLOYEES PENSION FUND,
RHODE ISLAND EMPLOYEES’ RETIREMENT SYSTEM,
NEW YORK LIFE SEPARATE ACCOUNT 40A
POLICE OFFICERS PENSION SYSTEM OF THE CITY OF HOUSTON
THE CITY OF MEMPHIS RETIREMENT SYSTEM
NATIONS MASTER INVESTMENT TRUST – NATIONS HIGH YIELD BOND MASTER PORTFOLIO
NATIONS SEPARATE ACCOUNT TRUST — HIGH YIELD BOND PORTFOLIO
LOS ANGELES FIRE AND POLICE PENSION SYSTEM
THE MAINSTAY FUNDS ON BEHALF OF ITS HIGH YIELD CORPORATE BOND FUND SERIES
MAINSTAY VP SERIES FUND, INC. ON BEHALF OF ITS HIGH YIELD CORPORATE BOND PORTFOLIO
MACKAY SHIELDS LONG/SHORT FUND, LP
MACKAY SHIELDS LONG/SHORT FUND (MASTER) LP,
each as a Lender

By: MacKay Shields LLC
Its: Investment Advisor

	By:	/s/ Don E. Morgan III
Name: Don E. Morgan III
Title: Sr. Managing Director

Address for Notices:

214 North Tryon Street	BANC OF AMERICA SECURITIES LLC,
Charlotte, North Carolina 28255	as agent for Bank of America, N.A.,
NC1-027-14-01	as a Lender
Attn: Information Manager
Telephone: (704) 387-4366
Telecopier: (704) 409-0768	By:	/s/ Toby Gilbert
	Name:	Toby Gilbert
	Title:	Associate

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION
	1.1	Definitions
	1.2	Accounting Terms
	1.3	Code
	1.4	Construction
	1.5	Schedules and Exhibits

2.	LOAN AND TERMS OF PAYMENT
	2.1	Revolver Advances; L/C Facility B
	2.2	Borrowing Procedures and Settlements
	2.3	Payments
	2.4	Overadvances
	2.5	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations
	2.6	Cash Management
	2.7	Crediting Payments
	2.8	Designated Account
	2.9	Maintenance of Loan Account; Statements of Obligations
	2.10	Fees
	2.11	Letters of Credit under Revolver Facility
	2.12	Letters of Credit under L/C Facility B
	2.13	LIBOR Option
	2.14	Capital Requirements
	2.15	Joint and Several Liability of Borrowers
	2.16	Registered Loan
	2.17	Right to Inspect
	2.18	Reliance on Separate Credit

3.	CONDITIONS; TERM OF AGREEMENT
	3.1	Conditions Precedent to the Initial Extension of Credit
	3.2	Post Closing Covenants
	3.3	Conditions Precedent to all Extensions of Credit
	3.4	Term

1

	3.5	Effect of Termination
	3.6	Early Termination by Borrowers

4.	GUARANTY
	4.1	Guaranty
	4.2	Special Provisions Applicable to Subsidiary Guarantors

5.	REPRESENTATIONS AND WARRANTIES
	5.1	No Encumbrances
	5.2	Intentionally Omitted
	5.3	Intentionally Omitted
	5.4	Equipment
	5.5	Location of Inventory and Equipment
	5.6	Inventory Records
	5.7	State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number
	5.8	Due Organization and Qualification; Subsidiaries
	5.9	Due Authorization; No Conflict
	5.10	Litigation
	5.11	No Material Adverse Change
	5.12	Fraudulent Transfer
	5.13	Employee Benefits
	5.14	Environmental Condition
	5.15	Brokerage Fees
	5.16	Intellectual Property
	5.17	Leases
	5.18	Deposit Accounts and Securities Accounts
	5.19	Complete Disclosure
	5.20	Indebtedness
	5.21	Taxes and Payments
	5.22	Real Property
	5.23	Material Contracts
	5.24	Holding Company
	5.25	Payments to Employees and Others
	5.26	Senior Debt

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6.	AFFIRMATIVE COVENANTS
	6.1	Accounting System
	6.2	Collateral Reporting
	6.3	Financial Statements, Reports, Certificates
	6.4	Material Project Documents
	6.5	Maintenance of Properties; Compliance with Leases
	6.6	Taxes
	6.7	Insurance
	6.8	Location of Inventory and Equipment
	6.9	Compliance with Laws
	6.10	Leases
	6.11	Existence
	6.12	Environmental
	6.13	Disclosure Updates
	6.14	Formation of Subsidiaries; Subsidiaries
	6.15	Further Assurances
	6.16	Employee Plans

7.	NEGATIVE COVENANTS
	7.1	Indebtedness
	7.2	Liens
	7.3	Restrictions on Fundamental Changes
	7.4	Disposal of Assets
	7.5	Change Name
	7.6	Nature of Business
	7.7	Prepayments and Amendments
	7.8	Intentionally Omitted
	7.9	Distributions
	7.10	Restrictions on Distributions
	7.11	Accounting Methods
	7.12	Investments
	7.13	Transactions with Affiliates
	7.14	Suspension
	7.15	Use of Proceeds

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	7.16	Performance Obligations and Contract Guaranty Obligations
	7.17	Financial Covenants
	7.18	Holding Company
	7.19	Sale-Leaseback Transactions
	7.20	ERISA Obligations

8.	EVENTS OF DEFAULT

9.	THE LENDER GROUP’S RIGHTS AND REMEDIES
	9.1	Rights and Remedies
	9.2	Remedies Cumulative

10.	TAXES AND EXPENSES

11.	WAIVERS; INDEMNIFICATION
	11.1	Demand; Protest; etc
	11.2	The Lender Group’s Liability for Collateral
	11.3	Indemnification

12.	NOTICES

13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

14.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS
	14.1	Assignments and Participations
	14.2	Successors

15.	AMENDMENTS; WAIVERS
	15.1	Amendments and Waivers
	15.2	Replacement of Holdout Lender
	15.3	No Waivers; Cumulative Remedies

16.	AGENTS; THE LENDER GROUP
	16.1	Appointment and Authorization of Agents
	16.2	Delegation of Duties
	16.3	Liability of Agents
	16.4	Reliance by Agents
	16.5	Notice of Default or Event of Default
	16.6	Credit Decision
	16.7	Costs and Expenses; Indemnification
	16.8	Agent in Individual Capacity
	16.9	Successor Agent

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	16.10	Lender in Individual Capacity
	16.11	Withholding Taxes
	16.12	Collateral Matters
	16.13	Restrictions on Actions by Lenders; Sharing of Payments
	16.14	Agency for Perfection
	16.15	Payments by Administrative Agent to the Lenders
	16.16	Concerning the Collateral and Related Loan Documents
	16.17	Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information
	16.18	Several Obligations; No Liability
	16.19	Legal Representation of Administrative Agent and Collateral Agent

17.	GENERAL PROVISIONS
	17.1	Effectiveness
	17.2	Section Headings
	17.3	Interpretation
	17.4	Severability of Provisions
	17.5	Amendments in Writing
	17.6	Counterparts; Telefacsimile Execution
	17.7	Revival and Reinstatement of Obligations
	17.8	Confidentiality
	17.9	Integration
	17.10	Parent as Agent for Borrowers
	17.11	Determinations; Judgment Currency

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EXHIBITS AND SCHEDULES

Exhibit A-1(a)	Form of Assignment and Acceptance Agreement with respect to Revolver Facility
Exhibit A-1(b)	Form of Assignment and Acceptance Agreement with respect to L/C Facility B
Exhibit C-1	Form of Guaranty Supplement
Exhibit C-2	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice
Schedule A-1	Agent’s Account
Schedule B-1	Borrower Parties on the Closing Date
Schedule C-1	Closing Date Business Plan
Schedule C-2	Commitments
Schedule C-3	Pledged Stock as of Closing Date
Schedule D-1	Designated Account
Schedule F-1	Foreign Loan Documents
Schedule I-1	Inter-Tier Investments as of the Closing Date
Schedule L-1	L/C Facility B Priority Collateral
Schedule P-1	Intentionally Omitted
Schedule P-2	Permitted Investments (as of Closing Date)
Schedule P-3	Permitted Liens
Schedule R-1	Real Property Collateral as of the Closing Date
Schedule 2.6(a)	Cash Management Banks
Schedule 3.1(i)	Pre-closing Collateral Access Agreements
Schedule 5.5	Locations of Inventory and Equipment
Schedule 5.7(a)	States of Organization
Schedule 5.7(b)	Chief Executive Office
Schedule 5.7(c)	FEINs
Schedule 5.8(b)	Capitalization of Borrower Parties
Schedule 5.8(c)	Capitalization of Borrower Parties’ Subsidiaries
Schedule 5.8(d)	Subscriptions, Options, Warrants or Calls
Schedule 5.10	Litigation
Schedule 5.11	Changes Since December 26, 2003
Schedule 5.13(a)	Employee Benefits
Schedule 5.13(b)	Employee Benefits
Schedule 5.13(c)	Employee Benefits
Schedule 5.13(h)	Employee Benefits
Schedule 5.14	Environmental Matters
Schedule 5.16(a)	Intellectual Property
Schedule 5.16(b)	Intellectual Property Licenses
Schedule 5.18	Deposit Accounts and Securities Accounts
Schedule 5.20	Permitted Indebtedness
Schedule 5.21	Taxes and Payments
Schedule 5.22	Real Property as of the Closing Date
Schedule 5.23	Material Contracts at Closing Date
Schedule 6.7	Dansville, New York Insurance Exceptions
Schedule 7.1	Certain Indebtedness as of the Closing Date

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Schedule 7.3(c)	Tax Restructure Transaction
Schedule 7.6(d)	Shell Companies
Schedule 7.7(a)	Permitted Prepayments
Schedule 7.10	Restrictions on Distributions
Schedule 7.18	Sale-Leaseback Transactions as of the Closing Date

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